UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material Pursuant to §240.14a-12

AZZ INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PROVIDING COMPREHENSIVE METAL COATING AND FINISHING CAPABILITIES TO PROTECT THE WORLD'S INFRASTRUCTURE

AZZ Inc. is the leading independent provider of hot-dip galvanizing and coil coating solutions to a broad range of end-markets. Collectively, our business segments provide sustainable, unmatched metal coating solutions that enhance the longevity and appearance of buildings, products and infrastructure that are essential to everyday life.

Founded:
1956

Headquarters:
Fort Worth, Texas

NYSE:
"AZZ" (since 1997)

Sales:
$1.65 billion

Adjusted EBITDA[1]:
$367.6 million

Adjusted Earnings Per Share[1]:
$6.19

ELECTRONIC DELIVERY OF PROXY MATERIALS
Help us Protect the Environment
We encourage all shareholders to voluntarily elect to receive AZZ’s proxy materials electronically. This helps reduce the paper mailed to our shareholders and supports our goal to continuously minimize our environmental footprint.
Sign up for E-Delivery at proxyvote.com. Please have your control number available.
Benefits of E-Delivery:
•
immediate and convenient access to the materials;

•
helps us reduce our impact on the environment; and

•
helps reduce our printing and mailing costs, which results in higher returns to our shareholders.

Our Environmental Impact:
Our E-Delivery initiative has resulted in the elimination of 6,691 sets of proxy materials being produced and mailed. The 7,318 pounds of paper being saved in this process represent the following:
15 tons of wood saved; or the equivalent of 88 trees
78,300 gallons of water saved; or the equivalent of 3.9 swimming pools
93.3 million BTU’s saved; or the equivalent of 111 residential refrigerators operating for one year
4,080 pounds of solid waste saved
51,200 pounds of CO2 equivalent saved; or the equivalent of 4.7 cars operating for one year
5.85 pounds of hazardous air pollutants saved
Environmental impact estimates are calculated using the Environmental Paper Network Paper Calculator. For more information, visit www.papercalculator.org.

OUR CULTURE
AZZ’s culture is built upon our corporate value pillars of Trust, Respect, Accountability, Integrity, Teamwork and Safety, which we commonly refer to as our TRAITS. We value our employees by continuously investing in their training and development, including a healthy work-life balance, offering competitive compensation and benefit packages and rigorously encouraging a team-oriented and collaborative work environment.
We strive to build and maintain a work environment that attracts and retains employees who are high contributors with strong interpersonal and business skills and who are engaged in our corporate culture and communities. Our employees embody our Company mission to create superior value in a culture where people can grow both professionally and personally, and where TRAITS matter.
Trust	We conduct our business with honesty, transparency and in a manner that is predictable and builds trust.
Respect	We treat each other as we want to be treated (golden rule). When appropriate, we disagree without being disagreeable.
Accountability	We take responsibility for our actions and ownership of the results. We do what we commit to, both personally and as a team.
Integrity	We are honest, trustworthy and respectful to each other and ethical in all our actions.
Teamwork	We value collaboration at all levels and across different corporate functions. We believe that working as a team is more efficient and impactful than working alone.
Safety	AZZ employees must work safely at all times and fully abide by safety, health and environmental policies of the Company while looking out for our co-workers.

DEAR VALUED SHAREHOLDERS:
It is my pleasure to invite you to the 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”). This meeting provides an opportunity for your engagement with our Board of Directors and the management team, and we sincerely value your perspectives as we continue to execute our strategic, operational, and governance priorities. We value your feedback and consider it carefully as we carry out our strategic and governance responsibilities. Our 2026 Annual Meeting will be held on Tuesday, July 7, 2026, at 10:00 am Central Time, at One Museum Place, 4th Floor, 3100 West 7th Street, Fort Worth, Texas, 76107.
Fiscal Year 2026 Achievements
Fiscal year 2026 was another year of focused execution and long-term value creation for AZZ Inc. shareholders. We marked our 39th consecutive year of profitability from continuing operations, reflecting the strength and reliability of our operating performance.
We delivered record annual sales and profitability during the year, due to continued growth across several of our end markets. Strong operating results in our Metal Coatings segment were partially offset by softer conditions in certain Precoat Metals markets. At the same time, we advanced several strategic initiatives to position the Company for sustainable future growth. A significant achievement during the year was the completion of our new aluminum coil coating facility in Washington, Missouri, which achieved profitability during the fourth quarter of the fiscal year. This achievement validates our strategic investment and demonstrates our ability to execute large-scale capital projects on time and within budget.
AZZ delivered strong returns for shareholders during the fiscal year, including a share price increase of more than 40% and a $385.3 million reduction in debt, which lowered our net leverage ratio of 2.5x in the prior year to 1.4x. We returned capital to our shareholders by paying $23.0 million in quarterly cash dividends and repurchasing $20.0 million of the Company’s shares. Together, these actions reflect our disciplined approach to capital deployment and our focus on long-term shareholder value creation.
Additionally, during the year we continued to advance our environmental and social responsibility initiatives, with a focus on workplace safety, operational efficiency, and sustainable practices that support our employees, our customers, and the communities we serve.
Governance and Leadership
Mr. Daniel Feehan, who served as Chairman of the Board from 2019 through February 28, 2026, will conclude his service immediately prior to the 2026 Annual Meeting and will not be nominated for re-election this year. Throughout his tenure, Mr. Feehan provided steady leadership and thoughtful insight, helping guide AZZ through transformational growth, and continued profitability. We are grateful for his many contributions and dedicated service.
Effective April 8, 2026, we also refreshed our Board with the appointment of two new independent directors, adding valuable cyber and AI expertise and fresh perspectives. These appointments reflect our commitment to board refreshment, succession planning, and strong governance practices.
The Board remains actively engaged in overseeing corporate strategy, executive compensation, sustainability initiatives, and enterprise risk management, while maintaining open and constructive engagement with its shareholders.
Looking Ahead
As we look forward, we believe AZZ is well positioned to build on its momentum. Our focus remains on disciplined execution of organic growth initiatives and capital investments; seizing favorable U.S. infrastructure trends across our end markets; pursuing a growing pipeline of strategic M&A opportunities; and delivering superior customer service by leveraging our proprietary technologies to create differentiated value for our customers.
I would like to thank our employees for their hard work, commitment, and pride in delivering exceptional metal coating solutions. Their dedication and disciplined efforts are essential to our continued success.
Finally, I encourage all shareholders to exercise their right to vote. Your participation is important, and on behalf of the Board of Directors and the management team, thank you for your continued support of AZZ Inc.
On behalf of the Board and the entire management team, thank you for your continued support.
Sincerely,

Thomas E. Ferguson Director, President and Chief Executive Officer	Daniel E. Berce Chair of the Board of Directors

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Time and Date:	Location:	Record Date:
Tuesday, July 7, 2026, 10:00 a.m., local time	One Museum Place, 3100 West 7th Street, 4th Floor, Fort Worth, Texas 76107	You can attend and vote your shares at the Annual Meeting if you were a shareholder of record of the Company’s Common Stock on the close of business on May 8, 2026 (the “Record Date”).
To the Shareholders of AZZ Inc.:
Notice is hereby given that the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of AZZ Inc. (hereinafter, the “Company” or “AZZ”) will be held as follows:
ITEMS OF BUSINESS
PROPOSALS	Board Recommendation	Page
I. Elect the eight (8) director nominees named in this Proxy Statement to serve on the Company’s Board of Directors, each for a one-year term.		7
II. Vote for an advisory approval of a non-binding resolution approving the Company’s executive compensation program.		39
III. Vote for the ratification of the appointment of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2027.		86
IV. To transact any other business which may properly come before the Annual Meeting or any adjournment.
Notice:
A Notice Regarding the Availability of Proxy Materials (the “Notice”) was distributed to shareholders on or about May 26, 2026.
Voting:
Your vote is very important. Even if you intend to be present at the Annual Meeting, please promptly vote in one of the following ways prior to the meeting, so that your shares may be represented and voted at the Annual Meeting:
•
Scan the QR Code provided and vote electronically;

•
Call the toll-free telephone number shown in the instructions included in your Notice;

•
Vote via the Internet on the website as provided in the instructions included in your Notice; or

•
If you receive a paper copy of the proxy materials, complete, sign, date, and return your printed copy of the proxy card or voting form.

By Order of the Board of Directors,
Tara D. Mackey
Chief Legal Officer and Secretary
Fort Worth, Texas
May 26, 2026
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2026 ANNUAL MEETING OF SHAREHOLDERS
AZZ’s Fiscal Year 2026 Proxy Statement and Annual Report are available at www.proxyvote.com

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	85
PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	86
ANNUAL MEETING INFORMATION AND OTHER MATTERS	87
APPENDIX A: DEFINITION OF NON-GAAP MEASURES	A-1

Non-GAAP Financial Measures
This Proxy Statement, including the Compensation Discussion and Analysis, contains financial measures presented on a non-GAAP basis. AZZ’s non-GAAP financial measures used in this document are as follows: 1) Adjusted earnings per share (“Adjusted EPS”); and 2) Adjusted EBITDA. See “Appendix A” to this Proxy Statement for additional information concerning these performance measures and a reconciliation of Adjusted EPS for fiscal year 2026 to the most comparable U.S. GAAP financial measure. Further information about non-GAAP measures, including a reconciliation of Adjusted EBITDA to the most comparable GAAP measures for fiscal year 2026 is available on page 32 of our Annual Report on Form 10-K filed with the SEC on April 22, 2026.

PROXY STATEMENT SUMMARY
The summary below highlights information contained elsewhere in this proxy statement (“Proxy Statement”). This summary does not contain all the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references below are supplied to help you find detailed information on each proposal in this Proxy Statement.
2026 Annual Meeting of Shareholders
Date and Time	Place	Notice	Voting	Record Date
July 7, 2026, 10:00 a.m., local time	AZZ Inc., One Museum Place, 4th Floor, 3100 West 7th Street, Fort Worth, Texas 76107	We distributed a Notice Regarding the Availability of Proxy Materials (the “Notice”) on or about May 26, 2026.	Holders of shares of Common Stock as of the Record Date are entitled to vote on all matters.	May 8, 2026
VOTING MATTERS
Item	Company Proposals	Board Vote Recommendation	Page
1.	Election of eight (8) director nominees named in this Proxy Statement.	FOR each director nominee	7
2.	Approval, on an advisory basis, of the Company’s executive compensation program.	FOR	39
3.	Ratification of the appointment of Grant Thornton, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2027.	FOR	86
How to Vote
YOU CAN VOTE BY ANY OF THE FOLLOWING METHODS:
QR Code Scan the QR code provided to vote online (www.proxyvote.com);	Internet (www.proxyvote.com) until 11:59 p.m. Eastern Time, on July 6, 2026;	By Mail Completing, signing and returning your proxy or voting instruction card before July 3, 2026;	Telephone (1-800-690-6903) until 11:59 p.m. Eastern Time, on July 6, 2026; or	In person, at the Annual Meeting, if you are a shareholder of record as of the Record Date. You may deliver a completed proxy card or vote by ballot at the meeting.

1

PROXY STATEMENT SUMMARY
Director Nominees For Fiscal Year 2027
Name	Age	Director Since	Independent	Other Public Company Boards	Primary Occupation
Daniel E. Berce	72	2000		1	Chairman of the Board, AZZ Inc.
Thomas E. Ferguson	69	2013	—	—	President and Chief Executive Officer, AZZ Inc.
Clive A. Grannum	60	2021		—	President and Chief Executive Officer, North American Stainless, Inc.
Carol R. Jackson	54	2021		1	Chief Executive Officer of Astro Shapes LLC
Ed McGough	65	2017		—	Senior Advisor, Alcon, Inc.
Steven R. Purvis	61	2015		—	Former Principal, Luther King Capital Management
Aaron Schapper	52	2026		1	President and Chief Executive Officer, Myers Industries Inc.
Charles Treadway	60	2026		1	President and Chief Executive Officer, Vistance Networks, Inc.
Key Statistics about our Director Nominees for Fiscal Year 2027
Our Director Nominees have an effective mix of diversity and experience.

2	2026 Proxy Statement

PROXY STATEMENT SUMMARY
HOW WE THINK ABOUT BOARD REFRESHMENT	Mandatory Retirement Age of 75	Four of our highly qualified Directors have joined AZZ’s Board over the past five years.	For FY2026, the average tenure of our Director Nominees is 8.7 years.
Corporate Governance Highlights
PRACTICE	DESCRIPTION
BOARD EVALUATIONS AND REFRESHMENT
The Board of Directors annually evaluates its performance as well as each committee and individual director performance is evaluated bi-annually. As part of the Board’s evaluation process, directors consider various topics related to Board composition, structure, effectiveness and responsibilities, as well as the overall mix of director skills, experience and backgrounds.

ANNUAL ELECTIONS	All directors are elected annually, which reinforces our Board of Directors’ accountability to our shareholders.
MAJORITY VOTING STANDARD
Our Bylaws require that, in an uncontested election, each director will be elected by a majority of the votes cast. The number of shares voted “FOR” a director must exceed the number of shares voted “AGAINST” that director.

DIRECTOR RESIGNATION POLICY
If a nominee in an uncontested election does not receive a majority of the votes cast, the director is required to promptly tender a resignation to the Board of Directors that is subject to acceptance or rejection by the Board of Directors within 90 days from the date of the certification of the election results.

EXECUTIVE SESSIONS	The independent Board members meet regularly in executive session.
15% SPECIAL MEETING THRESHOLD	Shareholders owning 15% or more of AZZ’s outstanding Common Stock have the right to call a special meeting of shareholders.
ONE SHARE, ONE VOTE	Each share of AZZ Common Stock is entitled to one vote.

3

PROXY STATEMENT SUMMARY
PRACTICE	DESCRIPTION
INDEPENDENCE
A majority of our directors must be independent. All of our current directors, including those who are nominees, other than our CEO are independent, and all of our committees consist exclusively of independent directors.

COMMITTEE MEMBERSHIP AND LEADERSHIP ROTATIONS
The Nominating and Corporate Governance Committee reviews and recommends committee membership. The Board of Directors appoints members of its committees annually and rotates committee and committee chair assignments periodically.

DIVERSITY
The Board of Directors, acting through the Nominating and Corporate Governance Committee, ensures the Company’s Board is diverse, including race, gender, tenure, age, professional expertise, skills, qualifications and backgrounds.

MANDATORY RETIREMENT AGE FOR DIRECTORS
The Company has a policy requiring its directors to retire at age 75. This encourages Board refreshment and provides additional opportunities to maintain a balanced mix of professional experience to effectively represent the long-term interests of shareholders.

DIRECTOR MAXIMUM OUTSIDE BOARDS POLICY	Directors are expected to serve on no more than four public company Boards (including our Board of Directors).
DIRECTOR ORIENTATION AND EDUCATION	The Nominating and Corporate Governance Committee is responsible for overseeing the Company’s new director orientation program and reviewing the director’s continuing education process.
STOCK OWNERSHIP	The Company maintains stock ownership guidelines for the Company directors and executive officers.
STRATEGY AND RISK OVERSIGHT
The Board has oversight responsibility for management’s establishment and execution of corporate strategy and has overall responsibility for the effective oversight of enterprise risk, whether financial, operational or strategic.

MANAGEMENT DEVELOPMENT AND SUCCESSION PLANNING
Our Board periodically reviews and discusses with the Compensation Committee, the Chair of the Board and the Chief Executive Officer, potential successors to the Chief Executive Officer and other members of the Company’s executive management team.

SUSTAINABILITY
The Board’s Nominating and Corporate Governance Committee provides oversight of the Company’s sustainability policies and practices. With executive-level sponsorship and Board oversight of the programs, sustainability initiatives have top-down support and are part of the Company’s annual performance metrics.

CAPITAL ALLOCATION	We disclose our capital allocation policies and priorities to our shareholders and how they are overseen by our Board of Directors and its Committees.
PERFORMANCE LINKED TO LONG-TERM STRATEGY DRIVES INCENTIVE AWARDS
A significant portion of our executive officers’ total compensation is based on the Company’s financial performance and the payouts are contingent upon the attainment of certain pre-established performance metrics which are capped to minimize risk.

4	2026 Proxy Statement

PROXY STATEMENT SUMMARY
Executive Compensation Highlights
COMPENSATION PHILOSOPHY AND OBJECTIVES
Our key compensation objectives are to:
attract and retain high performing, servant minded leaders;	reward results, drive future strategic growth; and	align the interests of our executive officers with those of our shareholders.
We believe our executive compensation program strongly aligns executive pay with the interests of our shareholders. Our executive compensation program provides a combination of salary, short- and long-term incentives, and benefits to align executive officer and shareholder interests.
We use the following principles to achieve these objectives:

A significant portion of our executive officers’ total compensation is based on the Company’s performance and the payouts are contingent upon the attainment of pre-established annual performance metrics and capped to minimize risk.
Performance metrics are highly correlated to the creation of shareholder value.
We review and benchmark payments relating to the market median of our executive compensation industry peer group on an annual basis.
Our executive compensation program is designed to attract and retain high performing executive talent and drive long-term shareholder value.
We use annual cash incentive opportunities and equity-based awards to balance the Company’s short- and long-term performance goals.
Our equity awards are equally weighed between time-vested restricted stock units, which vest ratably over a three-year period, and performance share units, which require achievement of pre-determined financial performance metrics over a three-year performance period.
The Compensation Committee engages an independent executive compensation consultant.
Our Compensation Committee conducts an annual review of all executive compensation program components to ensure alignment with our strategic objectives and the Company’s industry peers.
We have a Compensation Recovery Policy and an Executive Officer Incentive Compensation Recovery Policy to protect the Company in the event of a financial restatement, an executive officer, or another key level employee engages in serious misconduct.
We provide a limited number of employment agreements and executive perquisites.
We have stock ownership guidelines for directors, executive officers and other key management team members.
We grant equity awards with “double-trigger” vesting upon a change in control.

We do not provide tax gross ups, except for relocation expenses.
We do not recycle shares withheld for taxes.
We do not permit pledging or hedging of Company securities.
We do not pay accrued dividends or dividend equivalents on unearned RSUs or PSUs until such awards vest.
We do not implement compensation or incentives that encourage or reward unnecessary or excessive risk-taking.

5

PROXY STATEMENT SUMMARY
Fiscal Year 2026 Executive Compensation Program Elements
Category	Compensation Element	Description
CASH	Base Salary
Fixed annual cash compensation based upon experience and the responsibilities of the position. Reviewed annually for potential adjustments based on market rates for each position, individual performance and changes in the scope of responsibilities.

Annual Incentive Opportunity
Annual cash incentive targets for the achievement of specific annual financial operating results and a qualitative component relating to the execution of individual performance goals which were consistent with completing AZZ’s fiscal year 2026 strategic business objectives specifically tailored to each NEO’s specialized skill set and responsibilities.

LONG-TERM INCENTIVES	Restricted Stock Units
Vest ratably over a three-year period. Can be settled in shares of AZZ Common Stock or cash. Dividend equivalents accrue with respect to dividends awarded during the vesting period and are not settled until the underlying equity award vests.

Performance Share Units
Three-year pre-determined financial performance metrics and can be settled in shares of AZZ Common Stock or cash. Dividend equivalents accrue during the vesting period and are not paid and settled until the underlying equity award vests.

RETIREMENT	401(k) Plans
The Company maintains two qualified 401(k) plans that are generally available to all U.S. employees. For NEOs other than Messrs. Russell and Vellines, the Company provides a matching contribution equal to 100% of the first 1% of eligible compensation contributed and 50% of contributions between 2% and 6% (for a maximum potential Company match of 3.5%). Messrs. Russell and Vellines receive a different matching formula under the same Precoat Metals segment 401(k) plan, with the Company matching 100% of the first 3% of eligible compensation contributed and 50% of contributions between 4% and 5% (for a maximum potential Company match of 4%).

Executive Retiree LTI Program
Allows designated executive officers and senior members of the Company’s management team to continue the vesting of certain outstanding annual equity awards following a “Qualified Retirement,” subject to meeting age, service, notification and other requirements established by the Compensation Committee.

OTHER	Employment Agreements	Sets standard benefits for a limited number of officers and the CEO in the event of termination of employment from the Company.
	Executive Officer Severance Plan	Sets standard benefit guidelines for executive officers in the event of termination or upon a change in control (for all NEOs except for the Company’s CEO).
Change-in-Control Terms
Sets Change-in-Control benefits for the Company’s CEO upon a change in control as defined in his Second Amended CEO Agreement, and other NEOs pursuant to applicable terms set forth in the Executive Officer Severance Plan.

	Other Benefits	Executive supplemental disability insurance, financial planning services and annual physical exam.

6	2026 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS
Our directors are elected annually by our shareholders and serve until the next annual meeting and until their successors are duly elected and qualified. Our Amended and Restated Bylaws provide that the Board of Directors may consist of up to twelve (12) members. The Board is currently fixed at eight (8) members, consisting of seven (7) independent directors and Thomas E. Ferguson, who serves as AZZ’s President and Chief Executive Officer of the Company. The Nominating and Corporate Governance Committee has determined that the current Board of Directors is effective from a governance perspective.
Proxies cannot be voted for a greater number of nominees than the number of nominees named herein. Our Bylaws require that, in an uncontested election, each director will be elected by a majority of the votes cast. Any nominee who does not receive a majority of the votes cast is required to promptly tender a resignation to the Board of Directors, which is subject to acceptance or rejection of the Board within ninety (90) days following certification of the election results. In a contested election, directors are elected by a plurality of the votes cast.
For the Company’s 2026 Annual Meeting, the Nominating and Corporate Governance Committee has nominated the directors listed below each to serve a one-year term expiring at the 2027 Annual Meeting of Shareholders. The Board of Directors has approved these nominations.
Chairman Succession and Other Board Governance Changes
Mr. Daniel Feehan, our former Chairman of the Board, will not be nominated for re-election at the 2026 Annual Meeting due to the Company’s mandatory retirement policy. His current term will expire immediately before the 2026 Annual Meeting. The Board extends its sincere appreciation to Mr. Feehan for his leadership, thoughtful guidance, and many years of dedicated service, which has significantly contributed to the Company’s strength and long-term success.
On April 8, 2026, the Board increased its size and appointed two new directors, Mr. Aaron Schapper and Mr. Charles Treadway. Each is included among the nominees standing for election at the 2026 Annual Meeting and, if elected, will serve a full one-year term.
A nominee for director must receive a majority of the votes properly cast at the meeting, in person or by proxy, to be elected. This means that the number of shares voted “FOR” a director nominee must exceed the number of shares voted “AGAINST” that nominee, assuming a quorum is present at the 2026 Annual Meeting.
Each of the director nominees has consented to be named in this Proxy Statement and to serve as a director if elected. Should any director nominee become unable or unwilling to serve, the Board may designate a substitute candidate and the proxies may be voted for such substitute nominee. However, the Board has no reason to believe that any of the fiscal year 2027 nominees will be unable to serve, if elected. Detailed biographic information on each director nominee is provided below beginning on page 8 of this Proxy Statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED BELOW.

7

PROPOSAL 1 – ELECTION OF DIRECTORS
Nominees for Election of Directors:
DANIEL E. BERCE
Age: 72 Director Since: 2000 Chair of the Board Since: 2026 Board Committees: • Audit Committee • Compensation Committee
Professional Highlights
Daniel E. Berce formerly served as President and Chief Executive Officer of General Motors Financial Company, Inc., a global provider of auto finance (formerly AmeriCredit Corp.) from its acquisition by General Motors Company in October 2010 until his retirement in April 2025.
Mr. Berce also served as AmeriCredit Corp.’s Chief Executive Officer from 2005 until 2010, President from 2003 until 2010 and Chief Financial Officer from 1990 until 2003. He served as a director of Americredit Corp. from 1990 to 2010.
•
Before joining Americredit Corp., Mr. Berce was a partner with Coopers & Lybrand, an independent registered accounting firm.

•
Mr. Berce currently serves as a director of FirstCash, Inc., a publicly held international operator of retail pawn stores and a provider of retail point of sale payment solutions in the U.S. and Latin America and serves as Chair of the Audit Committee and as a member of the Compensation Committee.

Reason for Nomination
We believe Mr. Berce’s qualifications to serve on the Company’s Board of Directors include his executive level leadership experience, his experience serving as a Chief Executive Officer of a publicly held company and as a director of multiple publicly held companies, as well as his knowledge of corporate governance, executive compensation, and his accounting and financial expertise.

THOMAS E. FERGUSON
Age: 69 Director Since: 2013 Board Committees: • None
Professional Highlights
Thomas E. Ferguson has served as a non-independent director and as the Company’s President and Chief Executive Officer since 2013.
•
Prior to joining AZZ, he was a consultant and served as interim Chief Executive Officer of FlexSteel Pipeline Technologies, Inc., a provider of pipeline technology products and services in 2013.

•
Mr. Ferguson has also served in various executive level leadership roles with Flowserve Corporation, a publicly held global provider of fluid motion and control products, including President of Flow Solutions Group from 2010 to 2012, as Senior Vice President from 2006 to 2010, as President of Flowserve Pump Division from 2003 to 2009, as President of Flow Solutions Division from 2000 to 2002, as Vice President and General Manager of Flow Solutions Division North America from 1999 to 2000 and as Vice President of Marketing and Technology for Flow Solutions Division from 1997 to 1999. Mr. Ferguson retired from Flowserve Corporation in 2012.

Reason for Nomination
We believe Mr. Ferguson’s qualifications to serve on the Company’s Board of Directors include his considerable global business and leadership experience serving as an executive officer of a public company, his domestic and international strategic experience both in the industries in which AZZ operates, and his track record for helping businesses achieve exponential growth, both organically and through acquisitions.

8	2026 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS
CLIVE A. GRANNUM
Age: 60 Director Since: 2021 Board Committees: • Audit Committee • Compensation Committee
Professional Highlights
Clive A. Grannum has served as the President and Chief Executive Officer of North American Stainless, Inc., the largest fully integrated stainless-steel producer in the U.S. and a leading provider of high-quality stainless steel and performance alloys since April 2025.
•
Prior to joining North American Stainless, Mr. Grannum served as President of Performance Materials for Materion Corporation, a leading advanced materials supplier, from 2018 to April 2025.

•
Prior to joining Materion, Mr. Grannum served as Corporate Vice President, Corporate Officer and President — Global Chlorinated Organics at Olin Corporation, a global manufacturer and distributor of chemical products, from 2015 to 2016.

•
Prior to joining Olin, Mr. Grannum held a number of senior leadership roles at Dow Chemical Company, including President, Global Chlorinated Organics and SAFECHEM from 2014 to 2015; Global Managing Director, Plastics Additives, Global Chlorinated Organics and SAFECHEM from 2011 to 2014; and Vice President, Corporate Officer and Global Business Director, Plastics Additives from 2008 to 2011.

•
Prior to joining Dow Chemical, he served as the Vice President of Plastic Additives for Rohm and Haas Company, a global specialty chemical producer, from 2007 to 2008.

Reason for Nomination
We believe Mr. Grannum’s qualifications to serve on the Company’s Board of Directors include his considerable executive leadership experience, experience in global manufacturing and strategic mergers and acquisitions, business development, process improvement, financial experience and transformational growth in manufacturing-based industries.

CAROL R. JACKSON
Age: 54 Director Since: 2021 Board Committees: • Compensation Committee • Nominating and Corporate Governance Committee (Chair)
Professional Highlights
Carol R. Jackson has served as Chief Executive Officer of Astro Shapes LLC, a leading manufacturer of custom aluminum extrusions for the residential and commercial building product, recreations vehicle, and other general industrial markets, since 2025.
•
Before joining Astro Shapes, Ms. Jackson served as President, Chief Executive Officer and Chairman of the Board of HarbisonWalker International, from 2017 to 2023 and served as Corporate Officer, Senior Vice President and General Manager from 2014 to 2017.

•
Prior to joining HarbisonWalker, Ms. Jackson served as Corporate Officer, Vice President and General Manager of Carpenter Technology Corporation, a global leader in the development, manufacture, and distribution of cast/wrought and powder metal stainless steels and specialty alloys from 2011 to 2013.

•
Prior to joining Carpenter Technology, Ms. Jackson held various positions with PPG Industries, Inc., a global supplier of paints, chemicals, optical and specialty products and glass, from 1999 – 2011.

•
Ms. Jackson currently serves as a member of the Board of Directors and a member of the Audit, Nominating and Corporate Governance Committees, and Scientific Advisory Committees of Sensient Technologies Corporation, a publicly held leading global developer, manufacturer, and marketer of colors, flavors, and fragrances.

Reason for Nomination
We believe Ms. Jackson’s qualifications to serve on the Company’s Board of Directors include the depth and breadth of her experience in global business operations and industrial manufacturing, executive level leadership experience, mergers and acquisitions, legal experience and prior public Board experience in the steel and coatings industries.

9

PROPOSAL 1 – ELECTION OF DIRECTORS
ED MCGOUGH
Age: 65 Director Since: 2017 Board Committees: • Compensation Committee (Chair) • Audit Committee
Professional Highlights
Ed McGough has served as a Senior Advisor at Alcon, Inc. (“Alcon”), since January 2025. He previously served as Senior Vice President of Global Manufacturing and Technical Operations from 2008 to 2025. Alcon is the global leader in eye care developing, manufacturing and distributing innovative medical devices for eye care needs. Mr. McGough joined Alcon in 1991 as a Manager of Quality Assurance and Regulatory Affairs in Alcon’s Pennsylvania facility. He has held various other leadership positions at Alcon in both Fort Worth, Texas and Puerto Rico, including: Director of Quality Assurance from 1992 to 1994; Director of Operations from 1994 to 1996; Director of Manufacturing from 1996 to 2000; and Vice President and General Manager of Manufacturing in Fort Worth, Texas and Houston, Texas from 2000 to 2006. Following these roles, he has served as Vice President, Manufacturing, Pharmaceutical Operations, responsible for Alcon’s pharmaceutical plants in the United States, Brazil, Mexico, Spain, Belgium and France. Additionally, he led the separation of the Alcon manufacturing plant operational systems from the company network to establish a more robust cyber security environment.
•
Prior to joining Alcon, Mr. McGough served in various quality engineering and management roles with Baxter Healthcare Corporation from 1983 to 1991.

Reason for Nomination
We believe Mr. McGough’s qualifications to serve on the Board of Directors include: (i) his executive level leadership and international experience in global manufacturing, distribution and global supply chain; (ii) his experience integrating acquired medical device companies into Alcon which aligns well with our Company’s long term acquisition strategy; and (iii) executive level experience with global environmental sustainability strategy and execution.

STEVEN R. PURVIS
Age: 61 Director Since: 2015 Board Committees: • Audit Committee (Chair) • Nominating and Corporate Governance Committee
Professional Highlights
Steven R. Purvis formerly served as a Principal of Luther King Capital Management, a provider of investment management services (“LKCM”), as an Equity Portfolio Manager responsible for the firm’s Small Cap, Small-Mid Cap and Mid Cap Investment Strategies until 2021. Mr. Purvis joined LKCM in 1996 and continues to serve as a Trustee to the LKCM Funds.
•
His prior roles include investment analyst responsibilities at Roulston Research from 1993 to 1996 and Waddell & Reed, Inc. from 1990 to 1993.

•
Mr. Purvis brings over 35 years of public market investment experience to the Company’s Board of Directors and has led and participated in many venture capital, private equity, and real estate investments.

•
Mr. Purvis currently serves as a Trustee for the Fort Worth Employees Retirement Fund.

•
Mr. Purvis is a Chartered Financial Analyst and earned both his B.A. and M.B.A. in Business Administration from the University of Missouri.

Reason for Nomination
We believe Mr. Purvis’s qualifications for serving on the Board of Directors include his distinguished career as a portfolio manager in the public equity markets with a focus on small to mid-cap companies, experience in analyzing corporate strategy and investment decisions across multiple industries and his ability to add an additional layer of financial analytics to the Board’s deliberations.

10	2026 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS
AARON M. SCHAPPER
Age: 52 Director Since: 2026 Board Committees: • Audit Committee • Nominating and Corporate Governance Committee
Professional Highlights
Aaron Schapper has served as President, Chief Executive Officer and a member of the Board of Directors for Myers Industries Inc., a manufacturer of sustainable plastic and metal products that protect the world from the ground up for Consumer, Vehicle, Food & Beverage, Industrial, Infrastructure, and Automotive Aftermarket end markets, since 2025.
•
Mr. Schapper served in various executive level leadership roles with Valmont Industries, Inc., a manufacturer and global provider of equipment and technology solutions for infrastructure and agriculture markets, including Group President, Agriculture and Chief Strategy Officer from 2023 – 2024, Executive Vice President of Infrastructure from 2020 – 2023, Group President of Utility Support Structures from 2016 – 2023, Vice President and General Manager, International Irrigation and Global Engineering from 2015 – 2016 and Vice President and General Manager, International Irrigation from 2011 – 2015.

•
From 2007 to 2011, Mr. Schapper served as General Manager, Asia for Orbit Irrigation Products LLC, a manufacturer and supplier of irrigation products for residential and commercial markets.

Reason for Nomination
We believe Mr. Schapper’s qualifications to serve on the Company’s Board of Directors include his previous executive leadership experience, proven ability to identify strategic acquisition opportunities, expand into new markets, and leverage AI capabilities across industrial operations which will enhance the Board’s current oversight capabilities. His track record of navigating dynamic market conditions, driving value creation, and fostering sustained growth will also benefit the Board’s oversight role.

CHARLES L. TREADWAY
Age: 60 Director Since: 2026 Board Committees: • Compensation Committee • Nominating and Corporate Governance Committee
Professional Highlights
Charles L. Treadway has served as President, Chief Executive Officer and a member of the Board of Directors of Vistance Networks, Inc., formerly known as CommScope Holding Company, Inc., a global provider of intelligent network solutions for access networks and purpose-driven enterprise networks, since 2020.
•
From 2016 to 2020, Mr. Treadway served as Chief Executive Officer of Accudyne Industries, a global provider of flow control systems and industrial compressors.

•
Mr. Treadway has served in various executive level leadership roles with Thomas & Betts Corporation, a designer and manufacturer of connectors and components for electrical and communication markets, including President and Chief Executive Officer from 2012 to 2016, President and Chief Operating Officer from 2011 to 2012 and Group President of Electrical from 2009 to 2011.

•
Mr. Treadway also served in several management and executive positions at Schneider Electric S.A., Prettl International, Inc. and Yale Security, Inc.

Reason for Nomination
We believe Mr. Treadway’s qualifications to serve on the Company’s Board of Directors include his extensive executive leadership experience as a public company CEO, proven ability to drive operational excellence, and execute strategic portfolio transformations. His track record of delivering value through disciplined execution, innovation, and M&A, combined with his expertise in technology, cybersecurity, and leading the implementation of AI initiatives across industrial operations will enhance the Board’s current oversight capabilities.

11

PROPOSAL 1 – ELECTION OF DIRECTORS
Director Retiring and Not Standing for Election
DANIEL R. FEEHAN
Age: 75 Director Since: 2000 Served as Chairman of the Board Since: 2019 – 2026 Board Committees: • Compensation Committee • Nominating and Corporate Governance Committee
Professional Highlights
Daniel R. Feehan serves as Chairman of the Board of FirstCash, Inc., a publicly held international operator of retail pawn stores and a provider of retail point of sale payment solutions in the U.S and Latin America. Previously, Mr. Feehan served as a director of Cash America International, Inc. (“Cash America”) since 1984 and was Cash America’s Executive Chairman from November 2015 until Cash America’s merger with First Cash Financial Services, Inc. (now FirstCash, Inc.) in September 2016.
•
From 2000 to 2015, Mr. Feehan served as President and Chief Executive Officer of Cash America.

•
From 1990 to 2000, he served as President and Chief Operating Officer of Cash America.

•
Mr. Feehan also currently serves as a director of Enova International Inc., a publicly held leading provider of online financial services to non-prime consumers and small businesses.

12	2026 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS
Summary of Director Nominees’ Experience, Attributes and Skills
Our Board of Directors, acting through the Nominating and Corporate Governance Committee, ensures the Company’s Board has diverse professional expertise, strong skills and qualifications. The Board believes that the collective combination of backgrounds, skills and experience levels of its nominees establishes a Board that is well equipped to exercise independent and robust oversight responsibilities for AZZ’s shareholders and to help guide the Company’s management team in achieving AZZ’s short- and long-term strategic objectives.
SUMMARY OF DIRECTOR EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS	BERCE	FERGUSON	GRANNUM	JACKSON	MCGOUGH	PURVIS	SCHAPPER	TREADWAY
CEO/SENIOR EXECUTIVE LEADERSHIP EXPERIENCE
FINANCIAL EXPERTISE
MANUFACTURING AND DISTRIBUTION EXPERTISE
INTERNATIONAL EXPERIENCE
STRATEGIC PLANNING AND OVERSIGHT
CORPORATE GOVERNANCE
MERGERS AND ACQUISITIONS
SUSTAINABILITY KNOWLEDGE
INFORMATION SYSTEMS/CYBERSECURITY/ DIGITAL TECHNOLOGY/AI
RACE/ETHNICITY
AFRICAN AMERICAN
ASIAN/PACIFIC ISLANDER
WHITE/CAUCASIAN
HISPANIC/LATINO
NATIVE AMERICAN
GENDER
MALE
FEMALE

13

PROPOSAL 1 – ELECTION OF DIRECTORS
HOW WE THINK ABOUT BOARD REFRESHMENT	Mandatory Retirement Age of 75	Four of our highly qualified Directors joined AZZ’s Board over the past five years.	For FY2026, the Average tenure of our Director Nominees is 8.7 years.

14	2026 Proxy Statement

MATTERS RELATING TO CORPORATE GOVERNANCE AND BOARD STRUCTURE
Corporate Governance
The Board of Directors (the “Board”) believes that strong corporate governance is essential to the continued success of the Company. The Board has adopted formal, written Corporate Governance Guidelines designed to strengthen the Company’s governance practices, ensure accountability and promote the effective functioning of the Board, its Committees and the Company. Among other things, the guidelines contain standards for determining director independence, consistent with the independence requirements of the New York Stock Exchange (the “NYSE”). The Nominating and Corporate Governance Committee is responsible for overseeing and reviewing the Company’s Corporate Governance Guidelines and Code of Conduct at least annually and recommending any proposed changes to the full Board for its approval. The Company’s Code of Conduct applies to all directors, officers and employees, and reflects current and evolving legal and regulatory requirements and best practices. The Corporate Governance Guidelines, Code of Conduct, Vendor Code of Business Conduct, Environmental Health and Safety Policy, Human Rights Policy, Compensation Recovery Policy, Executive Officer Compensation Recovery Policy and charters for the Audit, Compensation and Nominating and Corporate Governance Committees are available on the Company’s website at www.azz.com, under “Investors — Corporate Governance.”
YOU MAY ALSO OBTAIN A COPY OF THESE DOCUMENTS BY MAKING A REQUEST TO:	AZZ Inc. Investor Relations One Museum Place, Suite 500 3100 West 7th Street Fort Worth, TX 76107	Telephone: 817-810-0095 Fax: 817-336-5354 Email: info@azz.com
Environmental, Social and Governance (“ESG”) Oversight and Activities
AZZ is committed to growing its business in a sustainable and socially responsible manner. Our approach to sustainability is structured around a comprehensive framework that emphasizes environmental stewardship, social responsibility, and best practices in corporate governance. We have integrated this framework into our overall business strategy to help ensure that our sustainability initiatives support the Company’s long-term value creation for our shareholders and other stakeholders.

15

MATTERS RELATING TO CORPORATE GOVERNANCE AND BOARD STRUCTURE
SUSTAINABILITY FRAMEWORK FOCUS AREAS
ENVIRONMENTAL STEWARDSHIP	SOCIAL RESPONSIBILITY	CORPORATE GOVERNANCE
We strive to provide high quality products and solutions to customers while maintaining compliance with environmental requirements and using raw materials in an environmentally conscious and sustainable manner.	We believe that investing in our people, our communities and our business sustainably will continue to drive long-term value for AZZ and its shareholders.	The Nominating and Corporate Governance Committee provides Board-level oversight of the Company’s Sustainability Council and AZZ’s ESG policies and practices. The Committee receives quarterly reports regarding the progress on the Company’s sustainability initiatives, targets, and ratings.

Please refer to our website to view our most recent Sustainability Report. References to our website in this Proxy Statement are provided as a convenience and the Company’s website and the information posted on our website including, but not limited to our Sustainability Report, is neither a part of the Proxy Statement nor is it incorporated herein.

The Company established a Sustainability Council in 2019, composed of members selected for their knowledge of sustainability matters, functional expertise, and ability to integrate sustainability into AZZ’s operations and corporate culture. The Board’s Nominating and Corporate Governance Committee oversees the Company’s sustainability policies and practices. AZZ’s Chief Legal Officer and various members of the Sustainability Council provide quarterly updates to the Nominating and Corporate Governance Committee on the Company’s sustainability efforts and on recommendations to further advance the Company’s key sustainability initiatives.
FISCAL YEAR 2026 Sustainability HIGHLIGHTS
During fiscal year 2026, we made significant progress on a number of sustainability initiatives.
Published our fifth corporate sustainability report, covering fiscal years 2021 through 2025.	Completed seven Industrial Assessment Center (“IAC”) audits during FY2026 to identify several capital investment projects that will enhance energy usage and produce future energy costs savings.
Improved TRIR workplace incident rate by 13.7% from FY2025, and LTIR by 18.5%.
Launched enterprise-wide tracking of fleet fuel consumption to enhance data oversight and support emissions management efforts and engaged a third party to support Scope 3 emissions assessment and initial disclosure development.

AZZ was named as One of America’s Most Responsible Companies in 2026 by Newsweek for the fourth consecutive year.	Completed AZZ’s first greenhouse gas (GHG) emissions audit and obtained initial third-party limited assurance for Scope 1 and Scope 2 emissions disclosures.
With executive-level sponsorship and Board oversight of the program, sustainability receives strong top-down support and is a priority across the entire Company. As part of our commitment to responsible corporate citizenship, we have implemented a Vendor Code of Business Conduct, Environmental Health and Safety Policy and a Human Rights Policy. These documents are available online, in all languages of the regions where we operate, at www.azz.com/Sustainability.

16	2026 Proxy Statement

MATTERS RELATING TO CORPORATE GOVERNANCE AND BOARD STRUCTURE
Sustainability Oversight Structure
We remain dedicated to advancing sustainability as a strategic priority across our organization while we stay focused on driving growth, enhancing shareholder value, reducing our impact on the environment and continuing to invest in our employees and the communities in which we live and work.

17

MATTERS RELATING TO CORPORATE GOVERNANCE AND BOARD STRUCTURE
OUR FOCUS CONTINUES TO BE TO ENHANCE OUR SUSTAINABILITY PERFORMANCE BY:
developing and setting targets for AZZ’s ESG focus areas;	enhancing strategies for performance efficiency improvements; and	evaluating our clean technology investment opportunities that are consistent with our corporate strategy.
During the past fiscal year, we focused our sustainability efforts on identifying and evaluating opportunities to reduce energy consumption and carbon emissions, strengthening our workplace safety, and improving operational efficiency. We also engaged third-party auditors to audit our operations and disclosures and implemented industry best practices across our facilities to support our commitment to continuous improvement and accountability. We will continue to invest in our people and operate our business safely and sustainably to drive long-term value for AZZ and its shareholders, and we remain committed to further advancing our sustainability policies and practices.
WE STRIVE TO:
improve the efficiency of our operations;	focus on increasing energy and natural resource efficiency;	lower greenhouse gas emissions;	reduce water consumption; and	provide sustainable, unmatched metal coating solutions that enhance the longevity and appearance of buildings, products and infrastructure that are essential to everyday life.
Named in Newsweek’s list of America’s Most Responsible Companies for the Fourth Consecutive Year

AZZ Inc. was named in Newsweek’s list of America’s Most Responsible Companies in 2023, 2024, 2025 and 2026. This prestigious award is presented by Newsweek and Statista Inc., based upon publicly available key performance indicators derived from sustainability reports and independent corporate reputation surveys about U.S. Citizens’ perception of company activities related to corporate social responsibility.

AZZ Cares Foundation

Caring is part of AZZ’s culture. AZZ established the AZZ Cares Foundation in 2018, a 501(c)(3) non-profit organization dedicated to providing charitable support and assistance to AZZ employees and their families when they have been impacted by an emergency, disaster, or personal hardship. The Foundation also provides charitable financial support to other non-profits located in the communities in which AZZ employees live and work. More information on the AZZ Cares Foundation may be found at www.azzcaresfoundation.org.

18	2026 Proxy Statement

MATTERS RELATING TO CORPORATE GOVERNANCE AND BOARD STRUCTURE
Community Involvement
Our commitment to supporting the welfare of our employees extends beyond our operations. Many of our employees are connected and involved in the numerous communities where we operate our facilities. AZZ and its employees donate money, time, skills and resources to support many non-profit organizations and charitable programs in the communities in which we live and work. This includes youth development programs, university research endowments, internships with local universities and trade schools, local food pantries and several other charitable organizations.

AZZ believes in investing in the next generation of industry professionals. This commitment led AZZ to establish two fellowships in the Department of Materials Science and Engineering at Texas A&M University. The AZZ Faculty Fellowship in Materials Science and Engineering and the AZZ Graduate Fellowship in Materials Science and Engineering provide funds to support faculty and students in these departments.

Since 1980, Make-A-Wish has granted hundreds of thousands of one-of-a-kind wish experiences worldwide. It is because of generous donors, dedicated volunteers and valuable partners in the medical community that each wish becomes a reality in Texas. Last year, Make-A-Wish of North Texas granted 521 wishes with the help of volunteers, donors and the community. Each wish journey is an opportunity to make a lasting impact on a child and their family. AZZ contributes to Make-A-Wish of North Texas’s two major fundraisers — Wranglers and Wishes and Wish Upon a Par.

Ronald McDonald House of Fort Worth is a local charitable organization that provides a home away from home for families of critically ill children that are admitted into one of the local hospitals in Fort Worth. The Ronald McDonald House co-located with the Cook Children’s Hospital in Fort Worth hosts qualifying families of hospitalized children for meals and a gathering place when not at the hospital with their child. Additionally, the Ronald McDonald House has two major fundraisers every year — Roadhouse and Wild Game Dinner — for which AZZ is a sponsor.

The AZZ Care Team’s (ACT) are a network of site-formed teams of servant leaders who discern the personal, professional and spiritual needs of their co-workers, their families and communities, and channel support to meet those needs when possible and appropriate. The purpose of ACT is to demonstrate unconditional care to every employee to foster a culture in which people have an opportunity to grow spiritually, personally and professionally.

19

MATTERS RELATING TO CORPORATE GOVERNANCE AND BOARD STRUCTURE
Our Shareholder Engagement Program
BOARD-DRIVEN ENGAGEMENT

Our Board of Directors oversees the shareholder engagement process and regularly reviews and assesses shareholders’ feedback. Our Compensation Committee receives regular reports on shareholders’ input on compensation. Both our Chair of the Board and our executive officers play a central role in our Board of Directors’ shareholder engagement efforts.

COMMITMENT CODIFIED IN GOVERNING DOCUMENTS

Our Corporate Governance Guidelines and our Nominating and Corporate Governance Committee’s charter codify our Board of Directors’ oversight of shareholder engagement; they reflect our Board’s understanding of the critical role shareholder engagement has on our governance.

PROCESS OVERVIEW
Our Chair of the Board and members of our executive management team regularly engage with shareholders on a variety of topics and carefully consider the feedback we receive to take action when appropriate.
We have increased our shareholder engagement communications, enhanced the Company’s strategic disclosures and built stronger relationships with the investor community through our Senior Vice President of Marketing, Communications and Investor Relations.
The feedback we receive from our shareholder engagement meetings provides our Board and executive management team with insights into the scope of topics important to our shareholders.
KEY ENGAGEMENT TOPICS DISCUSSED WITH SHAREHOLDERS
Board Succession and Ongoing Refreshment
Board Oversight of AZZ’s Strategy and Risk Mitigation
M&A strategy and Current Opportunities
Sustainability Initiatives and Reporting
Capital Deployment Priorities
Market Trends and Competitive Landscape

YEAR-ROUND ENGAGEMENT AND BOARD REPORTING

Our Investor Relations team conducts regular, year-round outreach to shareholders through in-person meetings, video conferences and by phone to obtain their feedback on our short- and long-term strategies and how the Company’s strategic initiatives align with macro and micro economic trends in the markets that we sell into and service. Our Investor Relations team provides periodic Company updates throughout the year to our institutional shareholders, driving awareness of our significant corporate transactions and initiatives, corporate governance, and environmental and market trends and any applicable changes in our Board or executive officers.

TRANSPARENT AND INFORMED GOVERNANCE ENHANCEMENTS

Our Nominating and Corporate Governance Committee routinely reviews and provides feedback on our governance practices and policies, including our shareholder engagement practices. Shareholders’ feedback is regularly shared with our Board of Directors, its committees and management. In addition to shareholders’ sentiments, our Board of Directors considers trends in governance practices and regularly reviews the voting results of our shareholders’ meetings, the governance practices of our peers and current best practices in governance.

20	2026 Proxy Statement

MATTERS RELATING TO CORPORATE GOVERNANCE AND BOARD STRUCTURE
Shareholder Engagement during Fiscal Year 2026

Shareholder Engagement

Fiscal Year 2026 Summary

Shareholder engagement is a crucial aspect of corporate governance, involving **communication** and **interaction** between AZZ and its shareholders.

Communication

We proactively communicate with shareholders, providing clear and concise information on our financial performance, strategies, and corporate social responsibility initiatives.

28 press releases issued during the fiscal year that provided timely updates about the Company to our shareholders

---

Interaction

420
shareholders represent 95% of our total ownership

59%
of our total shares outstanding are held by our top 10 investors

18
shareholder engagement conferences attended during the fiscal year

225
current and prospective investor meetings during the fiscal year

Effective shareholder engagement fosters trust, transparency, and accountability, leading to better corporate decision-making and long-term value creation.

21

MATTERS RELATING TO CORPORATE GOVERNANCE AND BOARD STRUCTURE
How we Communicate with our Stakeholders
Our key stakeholders include our employees, customers, investors and the members of the communities in which we live and work. We engage with our stakeholders on an ongoing basis and we utilize the feedback that we receive to provide both the Board and the management team with deeper insights into the dynamic topics that are important to their goals and investment objectives.
	Employees	Customers	Investors	Community

Method of Communication	Employee Surveys Internal Social Media Annual Performance Reviews Employee Bulletins CEO Town Halls	Informal Conversation Customer Satisfaction Surveys Social Media Company Website Negotiations	Investor Calls and One-on-One Meetings Quarterly Earnings Calls Annual Shareholders Meeting Investor Conferences and Events Company Website Press Releases SEC Filings	Volunteering Philanthropy Disaster Preparedness Social Media Company Website AZZ Cares Foundation AZZ Care Teams

Topics	Benefits Compensation Safety Career Development/ Succession Planning Training	Customer Service Products Pricing Policies Safety	Financials Capital Investments Strategy Execution Corporate Governance Mergers & Acquisitions	Volunteering Disaster Relief Community Involvement
New Director Orientation
The Nominating and Corporate Governance Committee is responsible for overseeing the Company’s new director orientation program. New directors participate in an orientation program that assists new directors in becoming knowledgeable about the Company and its markets, our corporate governance policies and procedures and effectively integrating the new director into our standard Board practices. The Company’s Chief Legal Officer and Secretary is responsible for administering the program and reporting to the Nominating and Corporate Governance Committee the status of the orientation process with respect to each new director. Orientation includes a visit to the Company’s corporate headquarters for a personal comprehensive briefing by senior management on AZZ’s strategic plans; significant financial and accounting matters, enterprise risk management; compensation policies and practices, as well as an overview of the Company’s key policies and various responsibilities of the Board and its Committees.
Continuing Director Education
AZZ encourages ongoing director education to help its Board members stay current on relevant macro and micro economic trends in business, corporate governance best practices and various issues affecting the Company’s end markets. The Company provides continuing director education through individual speakers who make relevant presentations in connection with in-person Board meetings. The Company’s Chief Legal Officer and Secretary monitors pertinent developments in director education and periodically updates the Board regarding regulatory compliance, government relations and Board governance topics. The Company provides directors with membership in the National Association of Corporate Directors (NACD) and offers several opportunities to attend outside director continuing education programs and tailored NACD local chapter events at the Company’s expense to assist them in keeping pace with economic macro events, developments in corporate governance, and other critical issues relevant to serving on public company boards.
Director Education and Technology Oversight Experience
During fiscal year 2026, several members of our Board completed structured training in artificial intelligence (“AI”) and emerging technologies to enhance the Board’s oversight capabilities of digital strategy, risk, and long-term value creation. Certain directors earned NACD’s Effective AI Oversight for Directors Certificate, developed in partnership with Carnegie Mellon University, and another director has enrolled in the NACD’s A Director’s Guide to AI: Strategy, Governance & Value Creation. This targeted education strengthens the Board’s ability to provide informed and effective oversight to management in a rapidly evolving digital and regulatory environment.

22	2026 Proxy Statement

MATTERS RELATING TO CORPORATE GOVERNANCE AND BOARD STRUCTURE
Directors’ Attendance at Board and Committee Meetings and at the Annual Meeting of Shareholders
Our Board of Directors met 5 times during fiscal year 2026. Although not required, all directors are strongly encouraged to attend, and typically have attended, our annual meeting of shareholders. All of our directors serving at the time of the 2025 Annual Meeting of Shareholders attended such meeting.

Each director who was a member of the Board in fiscal year 2026 attended more than 99% of the regularly scheduled and special Board and Board committee meetings on which he or she served that were held during the fiscal year.

Board Committees
The Board of Directors has established three standing Board committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each committee is governed by a charter that is reviewed annually and revised as deemed necessary and in line with best corporate governance practices. A copy of each charter is available on the Company’s website at www.azz.com under the heading “Investors”. Mr. Ferguson, the Company’s President, Chief Executive Officer and a Board member, does not serve on any Board committees. Information about each of the Board committees, including membership, is set forth below.
AUDIT COMMITTEE
Steven R. Purvis* (Chair)(1) • Daniel E. Berce* • Clive A. Grannum* • Ed McGough(2) • Aaron Schapper*(3) Independent Members: 5 *Financial Experts: 4 Number of Meetings in FY2026: 5
Key Audit Committee Responsibilities
•
Oversees the Company’s accounting, auditing, financial reporting, systems of internal controls regarding finance and accounting and corporate finance strategy;

•
Directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm;

•
Pre-approves all auditing services and permitted non-audit services to be performed for the Company by its independent auditor;

•
Reviews and discusses with management (i) the guidelines and policies that govern the processes by which the Company assesses and manages its exposure to risk; and (ii) the Company’s major financial and other risk exposures including cybersecurity risk, and the steps management has taken to monitor and control such exposures;

•
Meets regularly in executive session with the Company’s management, internal and independent auditors;

•
Reviews and approves any proposed related-party transactions consistent with the Company’s policy regarding such transactions and reports any findings to the full Board; and

•
Reviews outstanding legal matters and the Company’s Alertline submissions.

Independence / Qualifications
•
All Committee members are independent under the NYSE listing standards and the independence requirements applicable to Audit Committee members under SEC rules.

•
All Committee members are financially literate in accordance with NYSE listing standards and four members qualify as Audit Committee financial experts under SEC rules.

(1)
Mr. Purvis was appointed to serve as the Audit Committee Chair on April 9, 2026.

(2)
Mr. McGough transitioned from the Nominating and Corporate Governance Committee to the Audit Committee on July 8, 2025.

(3)
On April 9, 2026, the Board appointed Mr. Schapper to serve on the Audit Committee.

23

MATTERS RELATING TO CORPORATE GOVERNANCE AND BOARD STRUCTURE
COMPENSATION COMMITTEE
Ed McGough (Chair) • Daniel E. Berce • Daniel R. Feehan • Clive A. Grannum • Carol R. Jackson • Charles Treadway(1) Independent Members: 6 Number of Meetings in FY2026: 5
Key Compensation Committee Responsibilities
•
Establishes, oversees and adjusts the Company’s incentive-based compensation plans, sets compensation for our CEO and approves compensation for the other executive officers;

•
Reviews and discusses with management the Compensation Discussion & Analysis to be included in the Company’s annual report and proxy statement;

•
Reviews and approves employment agreements, severance agreements or other significant matters relating to the Company’s CEO and other executive officers, including the annual performance review of the CEO;

•
Assists the Board in its oversight of the development, implementation and effectiveness of our policies and strategies relating to our human capital management function, (including recruiting; retention; career development; senior management succession; and the Company’s employment practices);

•
Reviews with management and recommends to the Board changes in the Company’s compensation programs based upon the advice and direction of the Committee’s independent executive Compensation Consultant and the Company’s industry peer group; and

•
Administers the Company’s Compensation Recovery Policy and Executive Officer Compensation Recovery Policy allowing AZZ to recoup incentive-based compensation paid to applicable officers and employees in the event of a financial restatement or misconduct.

Independence / Qualifications
•
All Committee members are independent under the NYSE listing standards, including the additional independence requirements applicable to Compensation Committee members, as well as the heightened independence standards under SEC rules. Each member also qualifies as a “non-employee director” under SEC Rule 16b-3 of the Securities Exchange Act, as amended (the “Exchange Act”).

(1)
On April 9, 2026, the Board appointed Mr. Treadway to serve on the Compensation Committee.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Carol R. Jackson (Chair) • Daniel R. Feehan • Steven R. Purvis • Aaron Schapper(1) • Charles Treadway(1) Independent Members: 5 Number of Meetings in FY2026: 4
Key Nominating and Corporate Governance Committee Responsibilities
•
Identifies potential individuals qualified to become members of the Board consistent with criteria approved by the Board;

•
Recommends director candidates to the Board for election at the annual meetings of shareholders or to fill vacancies pursuant to the Company’s Bylaws;

•
Recommends director nominees to the Board for each Board committee and the Chair of the Board;

•
Responsible for establishing and overseeing AZZ’s Corporate Governance Guidelines, Code of Conduct and the director nomination process;

•
Provides regular oversight of AZZ’s sustainability policies and practices that are of significance to the Company and its shareholders;

•
Regularly reviews industry data and makes recommendations to the Board regarding director compensation;

•
Leads an annual process for evaluating the performance of the Board as a whole and each of the Board committees and reports its findings and recommendations to the Board; and

•
Conducts a bi-annual Board peer evaluation process.

Independence / Qualifications
•
All Committee members are independent under the NYSE listing standards.

(1)
On April 9, 2026, the Board appointed Messrs. Schapper and Treadway to serve on the Nominating and Corporate Governance Committee.

24	2026 Proxy Statement

MATTERS RELATING TO CORPORATE GOVERNANCE AND BOARD STRUCTURE
Director Nomination Process
The Board is responsible for recommending director candidates for election by the Company’s shareholders and for appointing directors to fill vacancies or newly created director positions. The Board has delegated the screening and evaluation process for director candidates to the Nominating and Corporate Governance Committee who identifies, evaluates and recruits highly qualified director candidates and recommends them to the Board.
Director Independence
It is our policy that the Board of Directors will at all times consist of a majority of independent directors. AZZ recognizes the importance of having an independent Board that is accountable to both AZZ and its shareholders. In addition, all members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee must be independent. To be considered independent, a director must satisfy the independence requirements established by the NYSE and the SEC. The Board of Directors will consider and apply all facts and circumstances relating to each director in determining independence. The Board of Directors has determined that all of the current members of the Board of Directors, including those who are also nominees for director at the 2026 Annual Meeting of Shareholders, have no material relationship with the Company and are independent within the meaning of the Company’s Corporate Governance Guidelines and Section 303A.02 of the NYSE Listed Company Manual, except for Thomas E. Ferguson. Mr. Ferguson has been employed as the Company’s President and Chief Executive Officer (“CEO”) since 2013.
Board Member Qualification Criteria
The Nominating and Corporate Governance Committee seeks director nominees with diverse skills and experience needed to properly oversee the interests of management and the strategy for the Company. The committee members carefully evaluate each perspective candidate to ensure that he or she possesses the experience, qualifications, attributes and skills considered by the Nominating and Corporate Governance Committee necessary to serve as an engaged and effective Board member (the “Board Member Qualification Criteria”).
In evaluating Board member nominees, the crucial qualities considered by the committee include, among other things:

•
practical wisdom and mature judgment;

•
personal and professional demonstration of ethics, integrity and professionalism;

•
willingness to represent the best interests of the Company’s shareholders and objectively appraise management’s performance;

•
having the requisite time and availability to attend and effectively contribute to Board and Board Committee meetings; and

•
diversity of race, ethnicity, gender, age, cultural background and professional expertise.

The Nominating and Corporate Governance Committee also believes that the Board of Directors should be composed of individuals who have achieved a high level of distinction in their business career and who possess one or more of the following specific qualities or professional skills:

•
Chief Executive Officer, Chief Financial Officer, Chief Operating Officer or other executive level experience;

•
financial and accounting expertise;

•
experience in mergers and acquisitions, including integration of acquisition targets;

•
corporate governance expertise;

•
relevant industry knowledge of AZZ’s metal coating businesses and the markets it serves;

•
strategic planning and growth initiatives, capital markets; and/or

•
Board oversight expertise.

The Nominating and Corporate Governance Committee does not maintain a formal policy regarding the consideration of diversity in identifying director nominees, though diversity of backgrounds is always considered, among many other factors, to ensure a highly effective Board of Directors. When identifying and recommending director nominees, the Nominating and Corporate Governance Committee defines diversity broadly to encompass, among other aspects, race, gender, national origin, differences of viewpoint, professional experience, education, specialized skills such as capital markets expertise, and strategic business transformation knowledge.

25

MATTERS RELATING TO CORPORATE GOVERNANCE AND BOARD STRUCTURE
Internal Process for Identifying Candidates
Members of the Nominating and Corporate Governance Committee or other AZZ directors or executive officers may, from time to time, identify potential candidates for nomination to our Board of Directors. All proposed nominees, including candidates recommended for nomination by shareholders in accordance with the procedures described below, will be evaluated considering the Board Member Qualification Criteria and the projected needs of the Board of Directors at the time candidates are considered for nomination. The Nominating and Corporate Governance Committee may also retain a search firm to assist in identifying potential candidates for nomination to the Board of Directors. The search firm’s responsibilities would include identifying and evaluating potential candidates believed to possess the qualities and characteristics set forth in the Board Member Qualification Criteria, providing background information on potential nominees and interviewing nominees if requested to do so by the Nominating and Corporate Governance Committee.
Board Composition and Ongoing Refreshment
In recent years, the Board of Directors has prioritized director refreshment to enhance ethnic and gender diversity, strategic transformation experience, and other technology experience needed to guide AZZ’s transition to a predominately metal coatings company in the midst of a rapidly advancing technology environment. During the most recent Board succession search, the Nominating and Corporate Governance Committee actively sought out potential candidates with artificial intelligence, digital technology or cybersecurity expertise. The Board understands the importance of Board refreshment, and strives to maintain an appropriate balance of tenure, turnover, and diversity of skills and professional backgrounds. The Board also believes that new perspectives and ideas are critical to a forward-looking and strategic Board but must be appropriately balanced with the valuable experience and continuity that longer serving directors provide. Ensuring the Board is composed of directors who bring diverse viewpoints and perspectives, exhibit a variety of skills, professional experience and backgrounds, and effectively provide oversight for the long-term interests of our shareholders, will continue to be a top priority.
The Board is committed to ongoing Board succession planning which includes the following goals:
•
add directors with significant industrial manufacturing or metal coatings expertise;

•
seek director candidates with artificial intelligence, cybersecurity or chief innovation officer experience;

•
continue to add diversity to the Board through race, gender, age, national origin, education, and differences in professional experience; and

•
to gradually add members to the Board over the next several years, to further reduce the average age and tenure of the Board members while maintaining Board functionality and stability over time.

The Company’s Corporate Governance Guidelines require that a non-employee director, having attained the age of 75 during his or her term, retire at the end of that term. The Board of Directors does, however, have the discretion to waive this requirement if individual circumstances indicate that a waiver would be in the best interests of the Company, at the time of such retirement.
Shareholder Recommendations for Directors
The Nominating and Corporate Governance Committee will consider candidates recommended by shareholders for election to our Board of Directors. A shareholder who wishes to recommend a candidate for evaluation by the Nominating and Corporate Governance Committee should forward the candidate’s name, business or residence address, principal occupation or employment and a description of the candidate’s qualifications to the Chair of the Nominating and Corporate Governance Committee, in care of the Corporate Secretary, AZZ Inc., One Museum Place, 3100 West 7th Street, Suite 500, Fort Worth, Texas 76107. In addition, the Corporate Secretary must receive the request for consideration and all required information no later than 5:00 p.m., local time, on January 26, 2027. Proposals should be sent via registered, certified or express mail. The Corporate Secretary will send properly submitted shareholder recommendations to the Chair of the Nominating and Corporate Governance Committee.
In order for a candidate proposed by a shareholder to be considered by the Nominating and Corporate Governance Committee for inclusion as a Board nominee at the 2027 Annual Meeting of Shareholders, the candidate must meet the Board Member Qualification Criteria described above and must be expressly interested and willing to serve as an AZZ director. Individuals recommended to the Nominating and Corporate Governance Committee by shareholders in accordance with the procedures described above will be evaluated by the Nominating and Corporate Governance Committee in the same manner as individuals who are recommended through other means.

26	2026 Proxy Statement

MATTERS RELATING TO CORPORATE GOVERNANCE AND BOARD STRUCTURE
Shareholder Nominations of Directors
Article III, Section 3.08 of our Bylaws also permits a shareholder to propose a candidate at an Annual Meeting who is not otherwise nominated by the Board of Directors if the shareholder complies with the advance notice, procedural, information and consent provisions and related disclosure and representations requirements contained in the Company’s Bylaws as well as any other applicable legal requirements including, but not limited to, the SEC’s rules and regulations. To comply with the notice provisions of the Bylaws, including any notice of solicitation of proxies intended to be submitted in accordance with the requirements of Rule 14a-19 of the Exchange Act, a shareholder who wishes to nominate a director at the 2027 Annual Meeting of Shareholders must provide AZZ written notice meeting the requirements set forth in the Bylaws, and the requirements of Rule 14a-19 of the Exchange Act if applicable, to the attention of the Company’s Corporate Secretary by mail to AZZ Inc., One Museum Place, 3100 West 7th Street, Suite 500, Fort Worth, Texas 76107 no earlier than March 8, 2027 and no later than April 7, 2027.
Requirements for Shareholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials or Presented at the 2027 Annual Meeting of Shareholders
Proposals that a shareholder intends to present at the 2027 Annual Meeting of Shareholders and wishes to be considered for inclusion in the Company’s Proxy Statement relating to the 2027 Annual Meeting of Shareholders must be received no later than January 26, 2027. All proposals must comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in company sponsored proxy materials. Shareholder proposals must be delivered to the Company’s Corporate Secretary by mail at AZZ Inc., One Museum Place, 3100 West 7th Street, Suite 500, Fort Worth, Texas 76107.
Additionally, Article II, Section 2.08 of the Company’s Bylaws provides that notice of any proposal that a shareholder intends to present at the 2027 Annual Meeting of Shareholders, but does not intend to have included in the Company’s Proxy Statement for the 2027 Annual Meeting of Shareholders, must be delivered to the Company’s Corporate Secretary by mail at AZZ Inc., One Museum Place, 3100 West 7th Street, Suite 500, Fort Worth, Texas 76107, not earlier than the close of business on March 8, 2027 and not later than the close of business on April 7, 2027. The notice must be submitted by a shareholder of record and must set forth all of the information that is required by the Company’s Bylaws. If you are a beneficial owner of shares held in street name, you can contact the organization that holds your shares for information regarding how to register your shares directly in your name as a shareholder of record.
Strategic Planning
The Board has oversight responsibility for management’s development and execution of the Company’s corporate strategy. It meets regularly with the Company’s executive officers to review and approve both short- and long-term strategic plans, financial goals, macroeconomic conditions, customer end-market trends, capital spending projects and other factors essential to the Company’s continued success. The Company’s executive officers provide quarterly updates to the Board on the progress of its strategic initiatives. During Board meetings, directors review: key financial performance metrics; market indicators; the status of legal matters; various capital deployment options; and various acquisition opportunities. The CEO communicates regularly with the Board on operating results, market trends, important business matters, strategic commercial opportunities and status updates on key corporate initiatives.
Meetings of Independent Directors without Management Present
To empower our independent directors to provide effective oversight of management, our independent directors meet at regularly scheduled executive sessions without members of AZZ’s management team present. The independent directors met without management present five times during fiscal year 2026. Executive sessions are held in conjunction with quarterly scheduled Board meetings. Mr. Feehan, as the Company’s former independent Chair of the Board of Directors, presided over these executive sessions during fiscal year 2026.

27

MATTERS RELATING TO CORPORATE GOVERNANCE AND BOARD STRUCTURE
Board Leadership Structure
The Board has flexibility under its governance guidelines to select an appropriate leadership structure, which is reviewed annually by the Nominating and Corporate Governance Committee. The Board believes that it is preferable for one of its independent, non-employee members to serve as Chair because it places an independent director in a position of leadership on the Board which it believes adds value to AZZ’s shareholders by facilitating a more efficient and independent exercise of the Board’s fiduciary duties. We believe the separation of the Chair of the Board and the Chief Executive Officer positions allows the non-employee Chair of the Board to provide support and advice to the Chief Executive Officer, reinforces accountability and the reporting relationship of the Chief Executive Officer to the Board. The Board of Directors further believes this structure is appropriate given that the Chief Executive Officer has the day-to-day responsibility to operate the Company and the Chair of the Board has the responsibility to lead and coordinate the functions of the Board of Directors. The independent directors appoint the non-management Chair of the Board of Directors. The duties of the Chair of the Board are to:
•
Preside over all meetings of the Board;

•
Preside over executive sessions or other meetings of the non-employee directors;

•
Recommend the retention of any consultants, legal, financial or other professional advisors who are necessary or required to fulfil the Board’s fiduciary duties and oversight obligations and such advisors shall report directly to the Board of Directors;

•
Consult with management and Board members as to the agenda items for Board and Board committee meetings;

•
Coordinate with Board committee chairs in the development of and recommendations regarding Board committee meeting topics and agendas;

•
Advise the CEO of decisions reached, and suggestions made during the executive sessions of the non-management directors;

•
Facilitate communication between the directors and the Chief Executive Officer;

•
Preside over annual shareholders meetings and special meetings of shareholders, as necessary; and

•
Be available for consultation and direct communication with shareholders.

The Board of Directors believes its leadership structure not only provides for strong independent leadership, but also is in the best interests of the Company’s shareholders given that it effectively positions the Chief Executive Officer as the Company’s leader and permits the Chief Executive Officer to focus his attention on the daily management of the Company’s business operations. The Board of Directors understands that its current approach to leadership structure of the Company may evolve over time, as circumstances may change. Consequently, the Board of Directors annually re-examines its corporate governance policies and leadership structure to ensure that it continues to meet the Company’s current needs and long-term strategic initiatives.
The Board of Directors believes that AZZ’s Bylaws and Corporate Governance Guidelines help ensure that effective and independent directors will continue to provide oversight of the Company’s commitment to best practices in corporate governance. Under AZZ’s Bylaws and Corporate Governance Guidelines, the Board maintains the following long-standing practices, in addition to those described above:
DIRECTORS STAND FOR ELECTION ANNUALLY BY MAJORITY VOTE
Pursuant to AZZ’s Bylaws, all members of its Board of Directors are elected annually. Our Bylaws require that we use a majority voting standard for director elections.
OUR NON-EMPLOYEE DIRECTORS HOLD REGULAR EXECUTIVE SESSIONS
AZZ’s non-employee directors meet in executive session at each regularly scheduled Board meeting without management present.

28	2026 Proxy Statement

MATTERS RELATING TO CORPORATE GOVERNANCE AND BOARD STRUCTURE
BOARD MEMBERS MAY SUBMIT AGENDA ITEMS AND INFORMATION REQUESTS
Each Board member may request items to be placed on the agenda for Board meetings, raise subjects that are not on the agenda for that meeting or request information that has not otherwise been provided during the meeting. Additionally, the Chair of the Board reviews and approves all Board meeting schedules and agendas and consults with the CEO regarding other information sent to the Board in connection with Board meetings or other Board action items.
BOARD MEMBERS MAY REQUEST SPECIAL BOARD MEETINGS
Special meetings of the Board may be called by the Chair of the Board or the Company’s CEO or Secretary at the request of any Board member.

BOARD MEMBERS HAVE COMPLETE ACCESS TO MANAGEMENT AND BOARD COMMITTEE CHAIRS
Each Board member has complete and open access to any member of the Company’s management team regarding any matter they would like to inquire about and to the Chair of each Board committee for the purpose of discussing any matter related to the work of such committee.
THE BOARD OR ANY BOARD COMMITTEE MAY RETAIN INDEPENDENT ADVISORS
The Board and each Board committee has the authority, at any time, to retain independent legal, financial and other advisors as they deem appropriate. Such expenses are paid by the Company.

Annual Board and Committee Evaluations
The Board believes it is important to annually evaluate the performance of its members and committees. To accomplish this, the Board solicits individual directors peer evaluations and acts upon the feedback received. It is essential that the Board, its committees and individual Board members perform effectively and in the best interests of the Company and its shareholders. As part of the Board’s evaluation process, directors consider various topics related to Board composition, structure, effectiveness, responsibilities, potential areas for future education and training, as well as the overall mix of director skills, experience and backgrounds.
INITIATION OF PROCESS
The annual Board and Board committee evaluation process is reviewed with the Nominating and Corporate Governance Committee in advance of distribution of the surveys. Each Board member also completes a bi-annual Board Peer Evaluation of all his or her peers, including functionality, effectiveness, preparedness, contributions and provides constructive feedback. The bi-annual Board Peer Evaluations are confidentially compiled by a third party and only shared with the Chair of the Board.
DISCUSSION
The evaluation responses are confidentially compiled by a third party and a summary report is provided to the Chair of the Board and each committee chair prior to the discussion of the results with the Board members. Committee chairs lead their respective committee evaluation discussions during executive session.
FOLLOW-UP
The Chair of the Board shares a summary of the Board evaluation results which addresses any requests or enhancements in practices that may be applicable to the future functionality of the Board or management’s quarterly reporting process. Committee chairs report on their respective committee evaluations to the full Board.

29

MATTERS RELATING TO CORPORATE GOVERNANCE AND BOARD STRUCTURE
The Role of the Board in Succession Planning
The Board believes effective succession planning to select successors to the Chair of the Board, the Chief Executive Officer and other members of the Company’s executive management team is important to the Company’s continued success. The Compensation Committee, in consultation with the Chief Executive Officer, reports quarterly to the Board on the Company’s executive management succession planning process. The Board periodically reviews and discusses potential successors to the Chief Executive Officer and other members of the Company’s executive management team with the Compensation Committee, the Chair of the Board and the Chief Executive Officer during executive sessions. Through this process, the Board receives qualitative evaluations of potential successors for both the Chief Executive Officer and other members of the executive management team. Each Board member has open access to any member of the executive management team. AZZ believes this enhances the Board’s oversight of succession planning. The Chair of the Board and the Chief Executive Officer periodically provide to the Board their respective recommendations and evaluations of potential successors, along with a review of any development plans recommended for such candidates.
The Board’s Role in Risk Oversight
The Company’s Board of Directors is responsible to provide oversight of the Company’s enterprise risk management, including: climate-related risks and opportunities; macro and micro economic trends; changes in market factors and industry dynamics; cyber threats; financial reporting; capital deployment; debt reduction; sourcing more favorable financing structures; securing new M&A opportunities; and executing the Company’s short- and long-term corporate strategy. This oversight function focuses on the most significant risks facing the Company and is deemed an important priority by the Board of Directors. The Board of Directors does not attempt to view in isolation risks applicable to the Company’s business but rather considers various enterprise risks holistically and as a proper component of execution on the Company’s short- and long-term strategy. Neither the Company’s leadership team nor the Company’s Board of Directors believe it is possible, or even desirable, to eliminate all business risk. Rather, well-reasoned and calculated risk-taking by management is deemed appropriate and necessary for the Company to remain competitive and successfully grow its market share in its various end markets.
While the Board of Directors generally oversees risk management, the overall responsibility for daily management of the Company’s risk resides with the Company’s Chief Executive Officer and other members of the Company’s executive team who are responsible for the ongoing assessment and management of Company risk, including risks relating to: operations; financing; working capital optimization; governance; sustainability; cybersecurity; litigation; developing and implementing strategic growth initiatives; the smooth integration of acquisitions into the Company’s existing operations; the Company’s public company compliance programs; financial reporting; and public disclosures. The Company has established robust internal processes and controls for identifying and managing risk, including comprehensive internal and external audit processes. These processes have been designed to allow management to effectively identify and manage risks and to timely communicate the results of such activities to the Board of Directors. Management routinely communicates with the Board of Directors, its committees and individual directors. As a result, throughout the year, the Board of Directors and its committees communicate with each other and with management. The Company’s strategic and operational risks are presented and regularly discussed with the Board of Directors during the Chief Executive Officer’s quarterly operational report. The Company’s financial and operating results are specifically addressed during the presentations at each Board meeting. The Board of Directors also weigh additional risks when considering specific transactions proposed by management.
AZZ’s Enterprise Risk Management Structure and Process
Bi-annually, the Company’s Vice President of Internal Audit conducts an enterprise risk management assessment for each business segment and the Company as a whole and presents its findings to the Audit Committee. This presentation includes identifying the top risks to the Company that could potentially have a considerable adverse impact on the Company’s operating performance and reputation. Throughout the year, management reviews these risks and considers any new events or emerging trends (engaging with outside advisors, where appropriate) that may impact the top risks or likelihood of such risks occurring.
This comprehensive risk evaluation process assists the Company’s leadership team to identify, assess and prioritize potential enterprise risks effectively, leading to improved risk management practices and safeguarding the Company’s long-term interests.

30	2026 Proxy Statement

MATTERS RELATING TO CORPORATE GOVERNANCE AND BOARD STRUCTURE
Climate Related Risk Management
The Company’s leadership team, in coordination with the Sustainability Council and the Legal Department, regularly evaluates potential, emerging and current climate-related risks that could impact operations. These risks include, among others:
•
Increased Regulation: Several governments and regulatory bodies have introduced or are considering regulatory changes in response to climate change, including regulations aimed at reducing greenhouse gas (“GHG”) emissions through more stringent emission standards, renewable energy targets, carbon emission pricing and similar initiatives while requiring heightened environmental monitoring and disclosures. These initiatives aimed at reducing GHG emissions could potentially negatively impact our operations directly or indirectly through our customers or suppliers and may require increased environmental reporting, more emissions controls, the purchase of future capital equipment and other costs to comply. Although the SEC has withdrawn its proposed climate disclosure rule, various states have taken independent steps to implement climate-related reporting requirements. Notably, California has enacted climate disclosure legislation, and several other states — including Colorado, Illinois, New York, and Washington — have introduced similar proposals. In addition, Canada has proposed its own federal climate disclosure requirements, signaling a broader trend toward increased environmental reporting obligations across North America.

•
Physical Risks: Climate change impacts, such as extreme weather and natural resource shortages, could disrupt our operations or adversely impact our supply chains, end markets and product shipments.

The future financial impact of the heightened focus on sustainability practices for all companies and the growing pressure to increase efficiencies in their consumption of resources will all depend upon future regulations regarding GHG emissions, and will be impacted by several factors including, but not limited to:
•
the sectors covered;

•
future permitted levels for GHG emissions;

•
the extent to which we would be entitled to receive emission allowance allocations or would need to invest in additional emissions equipment or compliance instruments, either on the open market or through auctions;

•
the price and availability of variable emission allowances and carbon reduction credits; and

•
the impact of future legislation or other environmental regulations on our ability to recover any increased costs incurred through future price increases for the production of our products.

Board Committee Oversight
In addition to the presentation of information to the full Board of Directors, the Board has delegated responsibility for the oversight of certain risks to the proper Board committees. These committees regularly meet and report to the full Board of Directors at each Board meeting. In particular:
•
The Audit Committee oversees the integrity of the financial statements of the Company, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function, its independent auditors, and the Company’s compliance with legal and regulatory requirements. Complaints and concerns relating to AZZ’s accounting matters should be communicated to the Audit Committee. Any such communications may be made on an anonymous basis. Any concerns or complaints may be reported to the Audit Committee through a third-party vendor, NAVEX Global Inc., which has been retained by the Audit Committee for this purpose. The AZZ Alertline may be accessed toll-free at 1 (855) 268-6428 or via the website at https://.azz.alertline.com and is available 24/7/365. Outside parties, including customers, vendors, suppliers or shareholders may raise issues regarding accounting matters to the attention of the Audit Committee by writing to the Chair of the Audit Committee, AZZ Inc., 3100 West 7th St., Suite 500, Fort Worth, TX 76107. All complaints and concerns will be reviewed under the direction of the Audit Committee and oversight provided by the Board of Directors and other appropriate persons as determined by the Audit Committee.

•
The Compensation Committee oversees the risks relating to the Company’s compensation philosophy and programs and generally evaluates any potential effect the Company’s compensation structure may have on management risk taking. The Compensation Committee reviews the recommendations of the Company’s management regarding adjustments to the Company’s executive compensation program. The Compensation Committee has retained and regularly meets with Meridian Compensation Partners, LLC (“Meridian”), its independent executive compensation consultant, which assists the Compensation Committee in evaluating the Company’s compensation program and adherence to the philosophies and principles as discussed under “Executive Compensation — Compensation Discussion and Analysis.” The Compensation Committee also monitors risks relating to the overall management and organizational structure, as well as succession planning at the executive officer and key leadership levels.

•
The Nominating and Corporate Governance Committee provides oversight on the composition of the Board of Directors and its committees and provides leadership to the Board in maintaining best corporate practices in the Company’s corporate governance principles and practices. Many of our corporate policies are summarized in the Company’s Code of Conduct, including our policies regarding conflict of interest, zero tolerance for retaliation, insider trading, related-party transactions, environmental health and

31

MATTERS RELATING TO CORPORATE GOVERNANCE AND BOARD STRUCTURE
safety, human rights, confidentiality and compliance with laws and regulations applicable to the Company’s business. The Nominating and Corporate Governance Committee also provides oversight and strategic guidance on Company policies and initiatives relating to operating its business sustainably, including energy efficiency, climate-related risks and other environmental initiatives, policies and targets.
•
All officers, directors, employees and representatives are required to acknowledge and agree to be bound by the Company’s Code of Conduct and are subject to disciplinary action, including termination, for violations. The Code of Conduct is published on our website at www.azz.com under the heading “Investor Relations.” Any amendments to the Code of Conduct or the grant of a waiver from a provision of the Code of Conduct requiring disclosure under applicable SEC rules will be disclosed on our website, www.azz.com. Under our Code of Conduct, directors, officers and employees are expected to report any violation or waiver of any provision of the Code of Conduct to the Company’s Chief Legal Officer. Anyone may report matters of concern through our anonymous, confidential toll-free AZZ Alertline at 1 (855) 268-6428, online at https://.azz.alertline.com, or by writing to the Chief Legal Officer, AZZ Inc., 3100 West 7th St., Suite 500, Fort Worth, TX 76107.

As indicated above, the Board of Directors’ proper role is risk oversight as opposed to the day-to-day management of risks, which is solely the focus and the responsibility of the Company’s management team. The Board of Directors believes this division of responsibility provides an effective means for addressing the full spectrum of risks applicable to the Company. Furthermore, the Board of Directors believes that its leadership structure, with an independent, non-management chair of the Board of Directors and of each committee, supports its risk oversight function.
Board Oversight of Cybersecurity and Information Security Risk
Recognizing the critical importance of cybersecurity in today’s digital landscape, we have integrated cybersecurity as a core component of our overall risk management strategy and corporate governance framework. This approach safeguards sensitive data ensures the continuity of our supply chain, and aligns with our short- and long-term business objectives. Cybersecurity governance is overseen by the Audit Committee of the Board, which regularly engages with management to review our cybersecurity policies and procedures, including the Company’s cybersecurity risk management program to ensure alignment with industry best practices and changing regulatory standards. A dedicated Information Security Committee, led by our Vice President of IT Infrastructure, provides strategic guidance, evaluates risks, and ensures the adequacy of our cybersecurity measures. The Information Security Committee consists of members with diverse expertise in technology, cybersecurity, legal, risk management and finance. The Information Security Committee regularly provides updates to senior management and the Audit Committee of the Board, which includes cybersecurity initiatives, program performance and reporting provided by third-party providers.

32	2026 Proxy Statement

MATTERS RELATING TO CORPORATE GOVERNANCE AND BOARD STRUCTURE
Director Compensation
Fees Paid to Directors and Other Director Compensation in Fiscal Year 2026
AZZ compensates its non-employee directors for their service on the Board with a combination of quarterly cash retainers and annual stock-based incentive compensation, the amounts of which are commensurate with their role and involvement, and consistent with peer company pay practices. In setting director compensation, our Nominating and Corporate Governance Committee reviews and considers the annual NACD Directors Compensation Report, which provides a comprehensive view of director pay practices across a broad range of industries and company sizes. The Committee also considers the significant time commitment required of our directors, as well as the skills, experience, and areas of expertise necessary to effectively provide oversight on the Board. AZZ intends to continue to compensate its non-employee directors in a way that is competitive, attracts and retains a high caliber of directors, and aligns their interests with the Company’s shareholders.
Highlights of our Non-Employee Director Compensation Program
No Fees for Board or Board Committee Meeting Attendance: Meeting attendance is an essential part of Board service, and directors are expected to attend all meetings.
Emphasis on Equity: There is an emphasis on equity in the overall director compensation mix to further align their interests with our shareholders.
Recognition of Special Roles: Special roles, such as Chair of the Board and Committee Chairs, are fairly compensated for their additional time commitments and responsibilities.
Robust Stock Ownership Guidelines: A guideline of five times the annual Board membership cash retainer supports alignment with shareholders’ interests.
Formulaic Annual Equity Grants: Equity awards are granted annually on the day of the annual shareholders’ meeting under a fixed-value formula.
Set forth below is a summary of the various components of compensation for the non-employee directors for Board and Board committee service for fiscal year 2026. Mr. Ferguson, who served as an executive officer of the Company, did not receive any compensation for his service as a director.
FY2026 Cash Compensation to our Directors. The table below shows cash compensation fees payable to the non-employee directors of the Company for fiscal year 2026:
Service	Fee Amount
Annual Retainer for Board Service	$75,000
Annual Retainer for Board Chair Service	$99,000
Annual Audit Committee Chair Retainer	$24,000
Annual Audit Committee Member Retainer	$10,000
Annual Compensation Committee Chair Retainer	$16,250
Annual Compensation Committee Member Retainer	$5,000
Annual Nominating and Corporate Governance Committee Chair Retainer	$13,750
Annual Nominating and Corporate Governance Committee Member Retainer	$5,000
The annual retainers described above are paid quarterly at the end of each fiscal quarter of the Company. All members of the Board of Directors are reimbursed for reasonable travel costs and expenses incurred in connection with attending Board and Board committee meetings.

33

MATTERS RELATING TO CORPORATE GOVERNANCE AND BOARD STRUCTURE
Changes to be Made to Director Compensation in Fiscal Year 2027
On October 2, 2025, upon the recommendation of the Nominating and Corporate Governance Committee, the Board approved the following changes to cash compensation fees, which became effective on March 1, 2026 and payable to the non-employee directors of the Company for fiscal year 2027:
FY2027
Annual Retainer for Board Service	$75,000
Annual Retainer for Board Chair Service	$100,000
Annual Audit Committee Chair Retainer	$25,000
Annual Audit Committee Member Retainer	$10,000
Annual Compensation Committee Chair Retainer	$19,000
Annual Compensation Committee Member Retainer	$10,000
Annual Nominating and Corporate Governance Committee Chair Retainer	$15,000
Annual Nominating and Corporate Governance Committee Member Retainer	$7,500
Equity-Based Compensation. In addition to the cash compensation for fiscal year 2026 described above, on July 8, 2025, each non-employee director also received an equity award of AZZ Common Stock under the Company’s 2023 Long Term Incentive Plan (the “2023 Plan”) having a $125,000 fair market value on the date of grant. The grant date for the annual director equity grant is targeted for the date of the annual meeting of shareholders each year. On October 2, 2025, the Board approved an increase in the fair market value of the annual director equity grant to $135,000 to be granted on July 7, 2026.

34	2026 Proxy Statement

MATTERS RELATING TO CORPORATE GOVERNANCE AND BOARD STRUCTURE
DIRECTOR COMPENSATION
Director Summary Compensation Table. The table below sets forth the total compensation paid to our non-employee directors for their service during fiscal year 2026.
Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total Compensation
Daniel E. Berce	$114,000	$124,995	$238,995
Daniel R. Feehan	$184,000	$124,995	$308,995
Clive A. Grannum	$90,000	$124,995	$214,995
Carol R. Jackson	$98,750	$124,995	$223,745
Ed McGough	$104,497	$124,995	$229,492
Steven R. Purvis	$90,000	$124,995	$214,995

(1)
Eligible directors received an annual equity grant of AZZ Common Stock having a fair market value of $125,000 on the grant date, which was the day of the annual meeting of shareholders, held on July 8, 2025. The equity values in this column for the fiscal year ended February 28, 2026 reflect the aggregate grant date fair market value calculated in accordance with FASB ASC Topic 718 for stock granted to each of the non-employee directors under the Company’s 2023 Plan. Assumptions used in the calculation of this amount are included in Note 16 to the Company’s audited financial statements for the fiscal year ended February 28, 2026, included in the Company’s Annual Report on Form 10-K filed with the SEC on April 22, 2026.

Non-Employee Director Stock Ownership Guidelines
Under the Company’s stock ownership guidelines, non-employee directors are expected to accumulate within five (5) years of joining the Board of Directors, shares of AZZ’s Common Stock equal in value to at least five (5) times the amount of their annual cash retainers of $75,000 for a total value of $375,000 for fiscal year 2026. As of February 28, 2026, all non-employee directors for fiscal year 2026 had achieved their required stock ownership thresholds.

35

MATTERS RELATING TO CORPORATE GOVERNANCE AND BOARD STRUCTURE
Security Ownership of Management and Directors
The following table indicates the ownership as of April 30, 2026, of AZZ’s Common Stock by each of our directors, and each named executive officer listed in the Summary Compensation Table provided on page 63, and all of our directors and executive officers of the Company as a group. Beneficial ownership means that the individual has sole voting or sole investment power with respect to the shares of AZZ’s Common Stock or the individual has the right to acquire shares of AZZ Common Stock within 60 days of April 30, 2026. Unvested restricted stock units (“RSUs”) and performance share units (“PSUs”) are not included to the extent they will not definitively vest within 60 days of April 30, 2026. The business address for each of our beneficial owners is in c/o AZZ Inc., One Museum Place, 3100 West 7th Street, Suite 500, Fort Worth, Texas 76107.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Common Stock Outstanding	Shares of Unvested RSUs and PSUs that Vest Within 60 Days of 4/30/2026
Daniel E. Berce	58,353	*	0
Jason Crawford	18,717	*	1,823(2)
Daniel R. Feehan	80,003	*	0
Thomas E. Ferguson	201,522	*
Clive A. Grannum	10,208	*	0
Carol R. Jackson	10,208	*	0
Tara D. Mackey	31,100	*
Ed McGough	19,369	*	0
Steven R. Purvis	22,925	*	0
Kurt Russell(3)	16,804	*	—
Aaron Schapper(4)	0	*	0
Bryan Stovall	32,140	*	9,117 (5)
Charles Treadway(4)	0	*	0
Jeff Vellines	6,032	*	—
All Current Directors and Executive Officers as a Group (15 persons)	513,821(6)	1.7%	10,940(7)

*
Indicates beneficial ownership of less than 1% of the outstanding shares of AZZ’s Common Stock.

(1)
Each person named in the table above has sole investment and voting power with respect to all shares of Common Stock shown to be beneficially owned by such person. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The percentage of voting stock held is based upon 30,013,724 shares outstanding as of April 30, 2026.

(2)
This number includes 1,803 RSUs and 20 dividend equivalents that Mr. Crawford has the right to acquire within 60 days of April 30, 2026.

(3)
This number reflects Mr. Russell’s beneficial ownership in the Company as of October 2, 2025, the date of his retirement from the Company.

(4)
Messrs. Schapper and Treadway were appointed to the Board effective April 8, 2026 and were not directors during fiscal year 2026. Each beneficially owned zero shares of the Company as of April 30, 2026.

(5)
This number includes 9,017 RSUs and 100 dividend equivalents that Mr. Stovall has the right to acquire within 60 days of April 30, 2026.

(6)
The number of shares of our Common Stock that all of our directors and executive officers own as a group (including any non-NEO executive officers).

(7)
This number includes 10,820 RSUs and 120 accrued dividend equivalents rights that will vest within 60 days of April 30, 2026 for our executive officers (including any non-NEO executive officers).

36	2026 Proxy Statement

MATTERS RELATING TO CORPORATE GOVERNANCE AND BOARD STRUCTURE
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC and the NYSE reports disclosing their ownership and changes in ownership of our Common Stock or other equity securities. Our executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, our executive officers, directors and greater than 10% beneficial owners timely complied with all applicable Section 16(a) filing requirements.
Security Ownership of Certain Beneficial Owners
Unless otherwise indicated in the footnotes to the table, the following table sets forth certain information as of April 30, 2026 with respect to the beneficial ownership by each person or group who is known by us to beneficially own more than five percent (5%) of our Common Stock.
		Common Stock
Name and Address of Beneficial Owner	Date of Schedule 13G/A Filing	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	July 18, 2025	4,260,758	14.2%
Capital International Investors 333 South Hope Street, 55th Floor Los Angeles, CA 90071	November 13, 2025	1,961,247	6.5%
FMR LLC 245 Summer Street Boston, MA 02210	November 4, 2025	1,792,717	6.0%
T. Rowe Price Investment Management, Inc. 101 East Pratt Street Baltimore, MD 21201	November 14, 2025	1,772,293	5.9%
Vanguard Capital Management 100 Vanguard Blvd. Malvern, PA 19355	April 29, 2026	1,567,779	5.2%
Vanguard Portfolio Management 100 Vanguard Blvd. Malvern, PA 19355	April 28, 2026	1,829,242	6.0%

(1)
The nature of beneficial ownership of common stock is reflected in the table below and is based on the respective 13G/A filed by such beneficial owner reflecting ownership as of the date referenced in the table above.

(2)
The percentage of beneficial ownership is calculated in accordance with Rule 13d-3 and is based on the number of shares of common stock of the Company outstanding and entitled to vote as of April 30, 2026, which was 30,013,724.

Beneficial Owner	Sole Power to Vote	Shared Power to Vote	Sole Power to Dispose	Shared Power to Dispose
BlackRock, Inc.	4,208,805	0	4,260,758	0
Capital International Investors	1,961,247	0	1,961,247	0
FMR LLC	1,790,452	0	1,792,717	0
T. Rowe Price Investment Management, Inc.	1,772,293	0	1,772,293	0
Vanguard Capital Management	228,628	0	1,567,779	0
Vanguard Portfolio Management	27,581	0	1,829,242	0

37

MATTERS RELATING TO CORPORATE GOVERNANCE AND BOARD STRUCTURE
Certain Relationships and Related Party Transactions
The Company has adopted a written policy for approval of transactions between the Company and its directors, director nominees, executive officers, greater than 5% beneficial owners and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single calendar year. The policy provides that the Audit Committee review transactions subject to the policy and determines whether or not to approve such transactions. In doing so, the Audit Committee takes into account, among other factors it deems appropriate, (i) whether the transaction is on terms that are no less favorable to the Company than terms generally available to an unaffiliated third-party under the same or similar circumstances; (ii) the extent of the related person’s interest in the transaction, including the risks that could result therefrom; and (iii) whether the transaction impairs independence.
During fiscal year 2026, the Company did not enter into any transactions with any of its officers, directors or shareholders owning 5% or more of our Common Stock or any immediate family members of such persons in which the amount involved exceeded $120,000.
Procedures for Communicating with Directors
The Board of Directors has established a process by which shareholders can send communications to the Board. Interested parties may use the same method as shareholders to communicate directly with the Chair of the Board of Directors or with non-employee directors as a group. Shareholders and interested parties may send written communications to one or more members of our Board of Directors at the address noted below:
Mr. Daniel E. Berce
Chair of the Board
c/o AZZ Inc.
One Museum Place, Suite 500
3100 West 7th Street
Fort Worth, Texas 76107
Email: info@azz.com
In general, shareholder communication delivered to AZZ for forwarding to Board members will be forwarded to the relevant director(s) except for solicitations or other matters not related to AZZ.

38	2026 Proxy Statement

PROPOSAL 2 – APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION PROGRAM
Pursuant to federal legislation (Section 14A of the Exchange Act), AZZ provides its shareholders with a non-binding advisory shareholder vote on its executive compensation program (commonly referred to as “Say-on-Pay”), which is more fully described below in the “Compensation Discussion and Analysis” section of this Proxy Statement. Because the Say-on-Pay vote is advisory and non-binding on AZZ or the Board of Directors, neither AZZ nor the Board of Directors will be required to take any action as a result of the voting outcome. However, the vote will provide valuable information regarding investor sentiment relating to AZZ’s executive compensation program. The Board of Directors will review these voting results and take them into consideration when making decisions regarding AZZ’s future executive compensation philosophy, policies and practices.
AZZ requests you to vote in support of its executive compensation program. AZZ believes the information set forth in this Proxy Statement demonstrates that the Company’s executive compensation program is consistent with sound corporate governance principles and was designed in an appropriate and conservative manner which is not reasonably likely to create inappropriate management risk-taking that could potentially have a material adverse effect on the Company. AZZ’s executive compensation program is closely monitored by the Compensation Committee of the Board of Directors to ensure that the compensation program is within the range of market practices for companies of similar size and within AZZ’s executive compensation industry peer group. AZZ believes its executive compensation program appropriately balances conservative, measured pay practices and provides appropriate incentives to the current named executive officers, and aligns their interests with those of AZZ’s shareholders with respect to the creation of long-term value for AZZ’s shareholders. Consequently, the Board of Directors strongly endorses AZZ’s executive compensation program and recommends that AZZ’s shareholders vote in favor of such program by approving the following non-binding advisory resolution:
“RESOLVED, that the shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the executive compensation tables and the related narrative discussion.”
The Board of Directors currently has a policy of holding annual advisory votes to approve our executive compensation program. Provided that the Board of Directors does not modify this policy, the Company’s next Say-on-Pay proposal after the 2026 Annual Meeting will be presented at the 2027 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF AZZ’S EXECUTIVE COMPENSATION PROGRAM.

39

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Introduction
Our executive compensation program is designed to attract, motivate and retain high-performing leaders who drive operational excellence, provide clear and accountable leadership, and contribute to the Company’s sustained success. The program emphasizes pay-for-performance and seeks to align the long-term interests of our executives with the interests of our shareholders. The Compensation Committee of the Board of Directors oversees the design and administration of the executive compensation program, sets annual compensation for our executive officers each year, and monitors adherence to the Company’s compensation philosophy and governance principles.
We believe our fiscal year 2026 executive compensation program strongly linked operational performance to executive pay and aligned the interests of our executive officers with the interests of our shareholders. In consultation with the Compensation Committee’s independent consultant, Meridian Compensation Partners, LLC (“Meridian”), a national executive compensation consulting firm, the Compensation Committee monitors and discusses market and industry peer group pay practices. The Compensation Committee works to ensure that the Company’s executive compensation program continues to support the Company’s short- and long-term strategic objectives, remains competitive in attracting and retaining high performance talent, and is appropriately structured each year to align pay with actual performance outcomes.
Named Executive Officers
The purpose of this Compensation Discussion and Analysis is to describe the Compensation Committee’s compensation philosophy and approach for the Company’s compensation program for our fiscal year 2026 named executive officers (“NEOs”), who are as follows:
FISCAL YEAR 2026 NAMED EXECUTIVE OFFICERS
Name	Age	Position	Since	Previous Position
Thomas E. Ferguson	69	President and Chief Executive Officer	2013	Chief Executive Officer, FlexSteel Pipeline Technologies, Inc.
Jason Crawford	53	Senior Vice President and Chief Financial Officer	2024	Senior Vice President of Finance – Precoat Metals
Tara D. Mackey	56	Chief Legal Officer and Secretary	2014	Chief Legal Counsel and Corporate Secretary, First Parts, Inc.
Bryan Stovall	62	Chief Operating Officer – Metal Coatings	2020	President – AZZ Galvanizing Solutions, AZZ Inc.
Jeff Vellines	52	President and Chief Operating Officer – Precoat Metals	2025	President – Precoat Metals
Kurt Russell(1)	56	Former Chief Strategy Officer	2025	Chief Operating Officer – Precoat Metals

(1)
Mr. Russell retired from the Company on October 2, 2025.

40	2026 Proxy Statement

EXECUTIVE COMPENSATION
Highlights for Fiscal Year 2026
The Company achieved its 39th consecutive year of profitability from continuing operations and generated strong cash flows from operations. The Company undertook a number of initiatives during fiscal year 2026 in an effort to focus on inflationary pricing initiatives, expand our operating synergies, drive cost efficiencies and to expand and diversify the customer base for our product offerings. These initiatives included:
DURING FISCAL YEAR 2026, THE COMPANY:
increased total annual sales by 4.6% to $1.65 billion as compared to the prior year;	returned cash to shareholders through quarterly cash dividend payments totaling $23.1 million;
Segment performance reflected strong growth in Metal Coatings, with sales increasing 14.1% to $758.7 million, partially offset by a 2.3% decline in Precoat Metals sales to $891.4 million;	repurchased 201,416 shares of our Common Stock in the open market, or approximately $20.0 million at an average price of $99.28;
achieved over a 40% increase in company stock price during the fiscal year and increased our quarterly cash dividend, reflecting significant growth in shareholder value;	published the Company’s fifth Sustainability Report;
reduced debt by $385.3 million resulting in net leverage ratio of 1.4x, down from the prior year of 2.5x; and	Adjusted diluted earnings per share up 19.0%.
WE FEEL THAT THE COMPANY IS WELL POSITIONED FOR THE FUTURE, AND WE WILL CONTINUE TO:
capture long-term growth drivers in end markets;	execute disciplined organic growth strategies through acquisitions and strategic commercial partnerships;	expand our utilization of customer-centric technologies (DGS and Coil Zone);	drive operational excellence with a sustainability focus; and	leverage the strategic investment in the new aluminum coil coating facility in Washington, Missouri.

41

EXECUTIVE COMPENSATION
Highlights of Our Executive Compensation Program
Highlights of our FY2026 executive compensation program include the following:

Our NEOs’ total compensation is comprised of a mix of base salary, annual short-term cash incentive compensation, and long-term incentive equity awards, as well as certain benefits. The graph to the right illustrates the Chief Executive Officer’s total compensation for fiscal years 2022 through 2026 in comparison with the Company’s stock performance. For additional detail see also the section below titled “Performance-Based Incentive Compensation”.

(1)
Total compensation is calculated using the same methodology as in the Summary Compensation Table. Additional detail regarding the compensation paid to our Chief Executive Officer during fiscal year 2026 is provided in the Summary Compensation Table provided on page 63.

In reviewing the fiscal year 2026 base salaries, the Compensation Committee approved annual base salary adjustments ranging from 0% to 4% for our NEOs for performance on the execution of several business initiatives including reducing and repricing our debt, entering into an AR securitization facility, optimizing working capital, implementing inflationary price increases, completing the construction of the Company’s new greenfield site in Washington, Missouri, and acquiring a new galvanizing facility in Canton, Ohio.
For fiscal year 2026, our NEOs continued to receive a substantial portion of their compensation in the form of equity compensation. Fifty percent (50%) of the total equity awards are at risk because they vest only if certain predetermined performance metrics are met which are tied to the Company’s total shareholder return (“TSR”) relative to the TSR generated by its industry peer group companies over a three-year performance period and return on invested capital (“ROIC”) for performance share units granted in fiscal year 2026. Half of the annual equity awards are in the form of performance share units (“PSUs”) and the other half are in the form of time vested Restricted Stock Units (“RSUs”). The time vested RSUs provide retention value, and the PSUs drive total shareholder returns relative to AZZ’s executive compensation industry peer group and measures how effectively the Company generates a return on invested capital. The charts below show the elements of compensation that comprise the mix of total direct compensation for Mr. Ferguson and the average mix of total direct compensation for the other active NEOs. The charts illustrate that approximately 81% of Mr. Ferguson’s total direct compensation and 68% of the average total direct compensation for the other active NEOs was tied to the Company’s financial performance, which aligns their interests with the Company’s shareholders. The total direct compensation illustrated in the charts below does not include perquisites, one-time cash or equity bonuses, retirement and other benefits.
Fiscal Year 2026 Total Direct Compensation Mix

42	2026 Proxy Statement

EXECUTIVE COMPENSATION
(Active) Named Executive Officers	Percent of Fiscal Year 2026 Pay At Risk
Thomas E. Ferguson	81%
Jason Crawford	70%
Tara D. Mackey	68%
Bryan Stovall	70%
Jeff Vellines	65%
All of our active NEOs are employed at will and are expected to continue to demonstrate exceptional personal performance and leadership in order to continue serving as a member of the executive management team.
For fiscal year 2026, payments earned under the Company’s Senior Management Bonus Plan (“STI Plan”) were above target for the NEOs, aligning compensation with the Company’s annual performance.
On the last day of fiscal year 2026, the three-year performance period for the PSUs that were granted to our NEOs on April 28, 2023 (the “FY2024 PSUs”), concluded. The payout on the FY2024 PSUs was determined based upon the Company’s TSR relative to the TSR of its executive compensation industry peer group over the three-year performance period, giving effect to any dividends paid during such period. TSR is defined as:
If the Company’s TSR for the three-year performance period ranked within the top quartile relative to the Company’s executive compensation peer group, then the FY2024 PSU target awards would be increased by an additional 25%, up to a maximum payout of 200% of the target award.
TSR Percentile	Payout
100%	200%
50%	100%
25%	50%
<25%	0%

•
Maximum Payout =200%

•
Minimum Payout = 0%

•
If a peer company is no longer publicly traded at the end of a three-year performance period, it will be excluded from the industry peer group used to calculate performance metric achievement and determine payout under the plan. Percentage target units awarded will be interpolated for percentiles not shown between the threshold and maximum.

The Company’s TSR relative to its industry peer group, ranked 2nd out of 13 companies (including AZZ), or at the 92nd percentile, which resulted in a payout of 184% of the original FY2024 PSU target award amounts.
The Company’s TSR industry peer group for FY2024 PSUs consisted of the following 12 companies:
• Apogee Enterprises, Inc..	• Hill & Smith PLC
• Arcosa, Inc.	• Insteel Industries, Inc.
• Carpenter Technology Corporation	• Kaiser Aluminum Corporation
• CSW Industrials, Inc.	• Materion Corporation
• Eagle Materials Inc.	• Simpson Manufacturing Co., Inc.
• Gibraltar Industries, Inc.	• Metallus Inc. (formerly known as TimkenSteel Corporation)
On April 28, 2023, the grant date for the FY2024 PSU awards, Barnes Group Inc., PGT Innovations, Inc. and Schnitzer Steel Industries, Inc. were members of the Company’s industry peer group. During the FY2024 PSU three-year performance cycle, all three companies were acquired and ceased to be publicly traded, and accordingly they were not used to determine the final payout for the FY2024 PSUs and will no longer be included in the Company’s industry peer group for future comparisons.

43

EXECUTIVE COMPENSATION
The target FY2024 PSU awards and actual shares earned are summarized in the table below:
FY2024 Performance Shares Earned in FY2026
Name	Grant Date Target Value	Target # of PSUs Granted at Target	Payout Total # of Shares Earned(1)	Market Value(2)
Thomas E. Ferguson	$1,156,190	26,932	50,241	$6,831,771
Jason Crawford	$143,429	3,341	6,232	$847,427
Tara D. Mackey	$226,455	5,275	9,840	$1,338,043
Bryan Stovall	$245,860	5,727	10,683	$1,452,674
Jeff Vellines	$120,504	2,807	5,235	$711,855
Kurt Russell	$204,947	4,774	8,905	$1,210,902

(1)
The total number of shares earned include dividend equivalents accrued during the FY2024 PSU performance period (March 1, 2023 – February 28, 2026), which consisted of 687 for Mr. Ferguson; 85 for Mr. Crawford; 134 for Ms. Mackey; 146 for Mr. Stovall; 71 for Mr. Vellines; and 121 for Mr. Russell.

(2)
This amount represents the market value of the FY2024 PSUs at the conclusion of their performance period, on February 27, 2026, the last trading day of our fiscal year, which was based upon the closing price of AZZ common stock of $135.98.

Compensation Program Overview
The Compensation Committee of the Board of Directors is responsible for establishing, implementing and monitoring adherence to the Company’s executive compensation philosophy. The Compensation Committee seeks to ensure that total compensation paid to the Company’s executive management team is fair, reasonable, competitive and appropriately aligned with performance and responsibility. Generally, the types of compensation and benefits provided to the NEOs are consistent with those offered to other members of the management team.
Compensation Philosophy and Objectives
The Compensation Committee believes that an effective executive compensation program rewards the achievement of clearly established annual, short-term, long-term, and strategic goals, aligns executives’ interests with those of shareholders through performance based compensation, and supports the long term creation of shareholder value. The Compensation Committee evaluates both performance and compensation to ensure that the Company can attract and retain highly qualified executives and that pay remains competitive with that of similarly situated executives of publicly held companies in our industry. To that end, the Compensation Committee believes that compensation for the Company’s executives, including the NEOs, should include both cash and equity-based incentives tied to the achievement of pre-established performance goals.
The tables below highlight our current compensation practices for our NEOs, including practices that we believe drive future strategic growth and foster strong corporate governance principles, and other practices that we do not permit because we do not believe they would serve our shareholders’ long-term interests.

A significant portion of our executive officers’ total compensation is based upon the Company’s performance, and the payouts are contingent upon the attainment of certain pre-established performance metrics and capped to minimize risk.
The Compensation Committee engages an independent executive compensation consultant.
Performance metrics are highly correlated to the creation of shareholder value.
Our Compensation Committee conducts an annual review of all executive compensation program components to ensure alignment with our compensation objectives and current market trends in pay elements and mix.
We review and benchmark pay relative to the market median of our executive compensation industry peer group on an annual basis.
We have clawback policies to protect the Company in the event of a financial restatement or an executive officer or any other key-level employee engages in serious misconduct.

44	2026 Proxy Statement

EXECUTIVE COMPENSATION
Our executive compensation program is designed to attract and retain high performance executive talent and drive long-term shareholder value.
We provide a limited number of employment agreements and executive perquisites.
We use annual cash incentive opportunities and equity-based awards to balance the Company’s short- and long-term performance goals.
We have stock ownership guidelines for directors and executive officers.
Our equity awards are equally weighted between time vested RSUs, which vest ratably over a three-year period, and PSUs, which emphasize achievement of pre-determined financial performance metrics over a three-year performance period.
We grant equity awards with “double-trigger” vesting upon a change in control.

We do not provide tax gross ups, except for relocation expenses.
We do not pay accrued dividends or dividend equivalents on unearned RSUs or PSUs unless and until they vest.
We do not recycle shares withheld for taxes.
We do not reprice underwater equity awards.
We do not permit pledging or hedging of Company securities.
We do not implement compensation or incentives that encourage unnecessary or excessive risk-taking.
Role of Compensation Committee, its Compensation Consultant and the Chief Executive Officer in Setting Executive Compensation
The Compensation Committee reviews and approves all compensation decisions for the executive management team, including annual base salaries, short-term cash incentive metrics and annual equity award grants. The Chief Executive Officer provides the Compensation Committee with an annual performance assessment for each member of the executive management team and makes preliminary recommendations regarding base salaries, short-term incentive bonus targets, and equity awards. The Compensation Committee may exercise its discretion to modify any of the Chief Executive Officer’s recommendations in its sole discretion. The Compensation Committee, in executive session and without executive officers present, conducts the Chief Executive Officer’s annual performance review, and sets the CEO’s total compensation targets, and the total compensation target levels for the executive team. The Chief Executive Officer does not make recommendations to the Compensation Committee regarding his own compensation. The Compensation Committee structures the Company’s annual and long-term executive compensation components to motivate the achievement of the Company’s short- and long-term business objectives and to reward executives for meeting pre-established performance goals.
The Compensation Committee has the sole authority to retain and terminate compensation advisors, including the authority to approve the terms and fees of any such engagement. The Compensation Committee has engaged the services of Meridian Compensation Partners, LLC (“Meridian”) on an ongoing basis to review and provide recommendations with relevant market data and alternative compensation components to consider when making pay decisions for the Chief Executive Officer and the recommendations being made by the Company’s Chief Executive Officer for the other executives, including for fiscal year 2026. On an annual basis, the Compensation Committee assesses the independence of Meridian pursuant to standards promulgated by the SEC and the NYSE and has concluded that no conflict of interest exists that would prevent Meridian from independently advising the Compensation Committee. In fiscal year 2026, Meridian performed services solely on behalf of the Compensation Committee and did not perform any services for the Company. In accordance with Rule 10C-1(b)(4) under the Exchange Act, the Compensation Committee has determined that Meridian is independent and that no conflict of interest exists that would be required to be disclosed in the Company’s Proxy Statement pursuant to Item 407 of Regulation S-K.
Executive Compensation Industry Peer Group
Peer Group Benchmarking for Executive Compensation
In making compensation decisions, the Compensation Committee evaluates each element of the Company’s total compensation program relative to a group of comparable, publicly traded companies. This industry peer group of companies is used to benchmark executive compensation and is reviewed annually by the Compensation Committee, in consultation with its independent compensation advisor,

45

EXECUTIVE COMPENSATION
Meridian. The selected industry peer group of companies represent those with which the Company competes for executive talent, business opportunities and for shareholder investment.
During fiscal year 2024, following a comprehensive annual review and based on recommendations from Meridian, the Compensation Committee updated the Company’s industry peer group to better reflect the Company’s strategic transformation. The review considered the Company’s acquisition of the Precoat Metals segment and the divestiture of its Infrastructure Solutions segment during fiscal year 2023, which together marked the Company’s transition from a diversified holding company to a more focused provider of metal coatings solutions.
For fiscal year 2025, the Compensation Committee, again in consultation with Meridian, determined that the peer group established in fiscal year 2024 remained appropriate and made no changes.
For fiscal year 2026, after conducting its annual review with Meridian, the Compensation Committee approved updates to the Company’s industry peer group to reflect changes in market conditions and to ensure continued alignment with the Company’s annual revenues, operational profile, and industry footprint. Three companies, Element Solutions Inc., Quaker Chemical Corporation and Valmont Industries, Inc. were added to the peer group, and three companies, Barnes Group Inc., PGT Innovations, Inc. and Radius Recycling, Inc. (formerly known as Schnitzer Industries Inc.) were removed due to acquisitions completed during the previous year.(1) As a result, the Company’s fiscal year 2026 industry peer group consisted of 15 companies across the following industries: (i) building products; (ii) steel; (iii) construction materials; (iv) aluminum; (v) industrial machinery and supplies; (vi) construction and engineering; (vii) diversified metals and mining; and (viii) specialty chemicals. These industry peer companies reported median revenues of approximately $1.84 billion for the most recently reported fiscal year end as disclosed by Meridian to the Compensation Committee and all companies were size appropriate in terms of market capitalization, number of employees, EBIT margin, operational complexity and the markets in which AZZ currently competes for business and talent. The Company’s fiscal year 2026 industry peer group included the following companies:
• Apogee Enterprises, Inc..	• Insteel Industries, Inc.
• Arcosa, Inc.	• Kaiser Aluminum Corporation
• Carpenter Technology Corporation	• Materion Corporation
• CSW Industrials, Inc.	• Metallus Inc. (formerly known as TimkenSteel Corporation)
• Eagle Materials Inc.	• Quaker Chemical Corporation
• Element Solutions Inc.	• Simpson Manufacturing Co., Inc.
• Gibraltar Industries, Inc.	• Valmont Industries, Inc.
• Hill & Smith PLC

(1)
Three companies included in our FY2025 industry peer group, Barnes Group Inc., PGT Innovations, Inc. and Radius Recycling, Inc. (formerly known as Schnitzer Industries Inc.) were acquired and are no longer publicly traded, and as a result of these transactions, the companies were no longer appropriate comparators as industry peer companies, which required their removal and the addition of appropriate peer company replacements.

Although the Compensation Committee considers the compensation practices of the Company’s industry peer group noted above in determining the overall compensation of the Company’s executive officers, including the NEOs, the Compensation Committee does not set target compensation at specific market percentiles. Subject to the discretion of the Compensation Committee, the base salaries, short-term incentive compensation targets and long-term incentive compensation targets for the Company’s executive officers generally range within the market median of our industry peer group listed above on an annual basis.
In addition to industry peer market data, compensation is determined based upon:
• The executive’s contributions and performance;
• Market levels of compensation for positions comparable to the executive’s position;
• The executive’s roles and responsibilities, including the executive’s tenure in such role; and
• The executive’s subject matter expertise and management responsibilities.
Internal pay equity is also considered (including the executive’s responsibilities and potential impact on Company operations). In considering internal pay equity, the Compensation Committee has no formula or established ratios for setting one executive’s total compensation versus the compensation of another executive officer. Rather, the Compensation Committee subjectively evaluates the relative importance of each NEO’s role to the Company as a whole, which results in certain executives receiving more total compensation than others (e.g., the Company’s Chief Executive Officer is paid more than its Chief Financial Officer). The Compensation Committee may also consider how the Company has performed relative to its industry peer group of companies.

46	2026 Proxy Statement

EXECUTIVE COMPENSATION
While the Compensation Committee considers a variety of factors in making compensation decisions for the Company’s NEOs, the Compensation Committee does not use any particular weighting or formula to determine executive compensation. Rather, the Compensation Committee subjectively evaluates all of the factors noted above in determining executive compensation.
2025 Say-On-Pay Advisory Vote
At the Company’s 2025 Annual Meeting, 98.2% of the shareholders that cast a ballot voted to approve the Company’s executive compensation program. After considering this non-binding, advisory voting result, the Compensation Committee believes the result reflects strong shareholder concurrence that the Company’s executive compensation program is consistent with sound corporate governance principles and appropriately designed to support the Company’s short- and long-term strategic business objectives. Additionally, the Compensation Committee believes these results demonstrate shareholders’ concurrence that the executive compensation program maintains an appropriate balance between utilizing responsible, measured pay practices and effectively ensuring the interests of the NEOs are incentivized by, and aligned with, the creation of long-term value for the Company’s shareholders. Consequently, the Compensation Committee intends to continue following the executive compensation philosophy, policies and practices it has historically utilized, and update certain compensation elements from time to time as market compensation trends evolve to remain competitive and recruit and retain top talent.
98.2% Shareholder Approval	Shareholders demonstrated strong support of our executive compensation program, with 98.2% of the votes cast approving our “say-on-pay” proposal at our 2025 annual meeting of shareholders.
Employment Agreements
Mr. Ferguson
Mr. Ferguson’s initial employment agreement with the Company commenced in November 2013 and was amended and restated in September 2016 and was subsequently amended on October 3, 2018, solely to clarify compliance with Section 409A of the Internal Revenue Code. On October 3, 2019, Mr. Ferguson entered into the Second Amended and Restated Employment Agreement (the “Second Amended CEO Agreement”) with the Company, which extended Mr. Ferguson’s employment term for an additional three years that expired on October 3, 2022, subject to automatic extensions for successive one-year periods unless either the Company or Mr. Ferguson gives written notice to the other at least one hundred twenty (120) days before such extension would otherwise occur of the Company’s or Mr. Ferguson’s election not to extend the term.
Mr. Ferguson’s employment agreement provides for certain severance payments and benefits following a termination of employment under certain circumstances. These benefits are described below in the section titled “Potential Payments upon Termination or Change in Control.”
Mr. Crawford
Mr. Crawford entered into an employment agreement with the Company on June 3, 2024, which had an initial term of two years that will expire on June 3, 2026, but is subject to automatic one-year extensions for successive periods unless either the Company or Mr. Crawford

47

EXECUTIVE COMPENSATION
provides written notice to the other at least one hundred twenty (120) days before such extension would otherwise occur of the Company’s or Mr. Crawford’s election not to extend the term.
Mr. Stovall
Mr. Stovall entered into an employment agreement with the Company on July 15, 2024, which has an initial term of two years, which expires on July 15, 2026, except that commencing on July 15, 2026 and on each one-year anniversary thereafter, the term shall automatically be extended for one additional year unless either the Company or Mr. Stovall gives written notice to the other at least one hundred twenty (120) days before such extension would otherwise occur of the Company’s or Mr. Stovall’s election not to extend the term. On January 28, 2026, Mr. Stovall notified the Company that he intended to complete the term of his existing employment agreement and thereafter, retire.
Mr. Russell Consulting Agreement
On October 2, 2025, Mr. Russell retired from the Company as Chief Strategy Officer. On November 4, 2025, the Company entered into a consulting services agreement with Mr. Russell pursuant to which he would provide strategic advisory services to the Company’s Chief Executive Officer, including advice regarding strategic growth opportunities, potential mergers and acquisitions and other related matters. The agreement has a twelve-month term, with services provided on an as-needed basis not to exceed 40 hours per month and provides for monthly compensation of $15,000. Mr. Russell serves as an independent contractor, is not eligible for employee benefits, and the Company may terminate the agreement at any time upon 30 days’ prior written notice. Mr. Russell remains subject to the Company’s confidentiality obligations and insider trading policies. For further information Mr. Russell’s payments upon retirement please see page 76.
All of our NEOs will receive certain severance payments and benefits following a termination of employment under various circumstances pursuant to the terms set forth in the Company’s Executive Officer Severance Plan, as more fully described below in the sections titled “Executive Officer Severance Plan” and “Potential Payments upon Termination or Change in Control.”
Fiscal Year 2026 Executive Compensation Components
For the fiscal year ended February 28, 2026, the principal components of compensation for NEOs were:
Category	Compensation Element	Description
CASH	Base Salary
Fixed annual cash compensation based upon experience and the responsibilities of the position. Reviewed annually for potential adjustments based on market rates for each position, individual performance and changes in the scope of responsibilities.

Annual Incentive Opportunity
Annual cash incentive for achievement of specific annual financial operating results and a qualitative component relating to the execution of individual performance goals which were consistent with completing AZZ’s fiscal year 2026 strategic business objectives specifically tailored to each NEO’s specialized skill set.

LONG-TERM INCENTIVES	Restricted Stock Units
Vest ratably over a three-year period. Can be settled in shares of AZZ Common Stock or cash. Dividend equivalents accrue with respect to dividends awarded during the vesting period and are not paid and settled until the underlying equity award vests.

Performance Share Units
Three-year pre-determined financial performance metrics settled in shares of AZZ Common Stock or cash. Dividend equivalents accrue during the vesting period and are not paid and settled until the underlying equity award vests.

RETIREMENT	401(k)Plans
The Company maintains two qualified 401(k) plans that are generally available to all U.S. employees. For NEOs other than Messrs. Russell and Vellines, the Company provides a matching contribution equal to 100% of the first 1% of eligible compensation contributed and 50% of contributions between 2% and 6% (for a maximum potential Company match of 3.5%). Messrs. Russell and Vellines receive a different matching formula under the Precoat Metals segment 401(k) plan, with the Company matching 100% of the first 3% of eligible compensation contributed and 50% of contributions between 4% and 5% (for a maximum potential Company match of 4%).

Executive Retiree LTI Program
Allows designated executive officers and senior members of the Company’s management team to continue the vesting of certain outstanding annual equity awards following a “Qualified Retirement,” subject to meeting age, service, notification and other requirements established by the Compensation Committee.

48	2026 Proxy Statement

EXECUTIVE COMPENSATION
Category	Compensation Element	Description
OTHER	Employment Agreements	Sets standard benefits for a limited number of officers and the CEO in the event of termination of employment from the Company.
	Executive Officer Severance Plan	Sets standard benefits for executive officers in the event of a termination or upon a change in control (for all NEOs except for the Company’s CEO).
Change-in-Control Terms
Sets change-in-control benefits for the Company’s CEO upon a change in control as defined in his Second Amended CEO Agreement, and other NEOs pursuant to applicable terms set forth in the Executive Officer Severance Plan.

	Other Benefits	Executive supplemental disability insurance, financial planning services and annual physical exam.
Base Salary
The Company provides executive officers and other employees with a base salary to compensate them for the services required by their respective level of job responsibilities. Base salaries for our NEOs are determined for each executive based on his or her position and areas of responsibility and factors in experience and external market data for their position. Base salaries are designed so that pay opportunities for a given position recommended by Meridian are within plus or minus 10% of the median market base salary of the Company’s industry peer group for each executive role.
During its review of base salaries for executives, the Compensation Committee primarily considers:
•
market data and advisory services periodically provided by Meridian, the Compensation Committee’s external compensation consultant;

•
internal data regarding the executive’s compensation, both individual experience levels and relative to other executive officers; and

•
individual performance and responsibilities of each executive.

Salary levels are typically considered annually as part of the Company’s performance review process, as well as upon a promotion or upon other changes in job responsibilities. Annual salary increases are not guaranteed and do not automatically occur each year.
The following table details the NEOs’ base salaries for the fiscal year ended February 28, 2026.
Name	FY2025 Base Salary	Percent Change	FY2026 Base Salary(1)	Actual Base Salary Earned During FY2026
Thomas E. Ferguson	$968,464	4%	$1,007,202	$1,000,746
Jason Crawford	$450,000	4%	$468,000	$465,000
Tara D. Mackey	$430,962	4%	$448,200	$445,328
Bryan Stovall	$472,427	3.2%	$487,427	$487,427
Jeff Vellines(2)	$—	—%	$435,000	$435,000
Kurt Russell	$477,405	0%	$477,405	$305,206(3)

(1)
FY2026 base salaries did not go into effect until May 1, 2025.

(2)
Mr. Vellines was not a NEO during fiscal year 2025.

(3)
Mr. Russell’s actual base salary earned during fiscal year 2026 reflects compensation for a partial fiscal year, as he retired from the Company on October 2, 2025.

In determining annual salary increases, if applicable, and also in determining short-term cash incentive awards under the Company’s STI Plan and long-term incentive equity awards under the Company’s 2023 Plan, for the NEOs for fiscal year 2026, the Compensation Committee utilized qualitative factors to evaluate their performances and recognize their contributions and leadership during fiscal year 2026. In particular, the Compensation Committee considered each officer’s contributions to achieving the following: (i) the ability of the executive officers to effectively execute on their respective operating budgets and various business segment and corporate function goals for the year; (ii) completing several corporate and operational excellence initiatives, including paying down debt, improving net working capital, and refinancing the Company’s debt facilities; (iii) reducing inventories; and (iv) completing the construction of the aluminum coil coating facility in Washington, Missouri on schedule and within budget. The Compensation Committee also considered issues of relative amounts paid and awarded to each NEO as a matter of internal equity.
The amount of each officer’s salary and incentive awards was based on the CEO’s subjective evaluation of each officer’s performance, the relative responsibilities of the officers and the Compensation Committee’s sense of fair and equitable distributions of salaries and incentive

49

EXECUTIVE COMPENSATION
awards. The Compensation Committee also considered comparable market compensation data from similarly situated officers of companies against which the Compensation Committee believes the Company competes for talent and from the Company’s fiscal year 2026 industry peer group discussed above.
In assessing the active NEO’s performance evaluation, the Compensation Committee considered and acknowledged the following individual performance achievements for fiscal year 2026:

Mr. Ferguson	FY2026 Performance Results

•
Led AZZ to generate its 39th consecutive year of profitability, surpassing the fiscal year 2026 operating plan, resulting in record annual sales of $1.65 billion, with adjusted EBITDA of $367.6 million, Adjusted EPS of $6.19, and $525.4 million in cash flows from operations.

•
Ensured the successful implementation of the Company’s strategic software modernization initiative for the Precoat Metals business segment, delivered on schedule and within budget, enhancing operational efficiency and supporting projected future cost savings and financial returns.

•
Oversaw the successful completion of construction of Precoat Metals’ new aluminum coil coating facility in Washington, Missouri, ensuring the is plant fully operational and profitable by the end of FY2026.

•
Supported the Company’s sustainability initiatives by strengthening accountability and transparency through enhanced reporting and oversight practices.

•
Advanced leadership succession planning and development efforts to support continuity and long-term organization effectiveness.

Mr. Crawford	FY2026 Performance Results

•
Provided finance oversight and decision support to deliver strong financial results — Sales (+4.6%), Adjusted Net Income (+19.3%), and Cash Flow from Operations of $525.4 million — through disciplined execution against the Company’s operating plan.

•
Improved free cash flow generation through effective working capital management, disciplined capital expenditures, and return-based decision-making, reducing debt by $385.3 million.

•
Strengthened the balance sheet and improved leverage to 1.4x through active treasury management while supporting operational flexibility, strategic investment, and shareholder returns.

•
Supported value-creating capital allocation decisions, including organic investment, acquisition integration, and portfolio optimization, with a focus on enhancing return on invested capital.

•
Enhanced investor transparency and external engagement through increased direct CFO participation in investor relations and rating agency activities to support consistent external messaging and alignment.

•
Prioritized financial controls, risk management, and governance by delivering timely, accurate, and transparent financial reporting; maintaining an effective internal control over financial reporting (ICFR) environment; and proactively managing enterprise risks.

•
Drove organizational effectiveness by providing leadership to a high-performing finance organization, strengthening financial analytics and decision support capabilities, and reinforcing cultural expectations and talent development priorities.

50	2026 Proxy Statement

EXECUTIVE COMPENSATION

Ms. Mackey	FY2026 Performance Results

•
Managed all legal matters for the Company, including the successful resolution of seven lawsuits and the appeal of one material lawsuit.

•
Successfully led seven Industrial Assessment Center (“IAC”) audits during FY2026 to identify energy efficiency capital investment projects directly contributing to future energy costs savings and eligibility for federal grant money to fund a portion of the associated sustainability capital improvement projects.

•
Strengthened our sustainability initiatives by integrating environmental, social, and governance considerations into AZZ’s financial strategy and organizational priorities resulting in significant increased data collection, enhanced disclosures, an independent third-party assurance of our GHG emissions disclosures and improved ESG scores.

•
Provided strategic legal leadership in the structuring and execution of an AR Securitization Facility, repricing our credit facility, and Term Loan B resulting in lower interest rates and enhanced access to capital for the Company.

•
Effectively managed the AZZ Cares Foundation, overseeing assistance applications, grant submissions, and ensuring timely and accurate completion of all annual registrations and regulatory filings.

Mr. Stovall	FY2026 Performance Results

•
Guided AZZ’s Metal Coatings segment to a fifth consecutive year of record sales and EBITDA, totaling $758.7 million and $235.5 million, respectively.

•
Cultivated a deep bench of leadership talent within the Metal Coatings segment, supported by high retention and numerous internal promotions, positioning the organization for long-term continuity and a smooth transition in leadership.

•
Sustained record production levels for hot-dip galvanized steel and protected profitability while navigating elevated labor and raw material costs.

•
Oversaw continued progress in safety and environmental performance across the segment, reinforcing operational discipline and accountability, with TRIR and DART rates consistently below industry averages.

•
Maintained a disciplined and productive M&A pipeline, supporting continued growth and strategic expansion across the segment.

Mr. Vellines	FY2026 Performance Results

•
In his first full fiscal year as President & Chief Operating Officer of Precoat Metals, delivered sales of $891.4 million and segment EBITDA of $176.2 million at a record segment EBITDA margin of 19.8% — expanding margins despite softer end-market demand in construction, HVAC, and transportation.

•
Drove commercial execution that outperformed the broader coil coating market, supporting margin expansion through value-pricing discipline and operational efficiency initiatives.

•
Oversaw completion of the new greenfield aluminum coil coating facility in Washington, MO, on schedule and within budget; ramped production through FY2026, achieving contribution margin profitability in Q4 — within the first year of operation.

•
Advanced Precoat Metals’ strategic plan through targeted executive talent development, expanded training and succession programs, on-time/on-budget execution of key technology investments, and sustained safety performance, with Precoat incident rates continuing to outperform industry averages.

51

EXECUTIVE COMPENSATION
Performance-Based Incentive Compensation
The STI Plan is an annual cash incentive program that provides the Compensation Committee the flexibility to reward high performance for the achievement of annual performance goals by NEOs, increase shareholder value and allow key employees to share in the annual growth and profitability of the Company. The STI Plan provides guidelines for eligibility, minimum thresholds and maximum payouts, and calculation of annual cash incentive awards based upon predetermined performance metrics.
Under the Company’s STI Plan, a participant must generally be employed by the Company at the end of the fiscal year to be eligible to receive an annual cash incentive award. If a participant’s employment terminates during the fiscal year due to death, disability, or retirement, the participant may be eligible to receive a prorated portion of the annual cash incentive award based on the Company’s actual performance for the applicable fiscal year and the participant’s completed months of service prior to termination, as provided under the plan. Payment of any such award remains subject to the Compensation Committee’s certification of performance results.
At the beginning of each fiscal year, the Compensation Committee approves the group of employees who are eligible to participate in the Company’s STI Plan for that fiscal year and the total target award pool. Each participant’s responsibilities and potential impact on the Company’s operations are factored into their respective target award opportunities that are established as a percentage of base salary. For fiscal year 2026, the Compensation Committee approved annual short-term incentive target award opportunities that ranged from 70% to 100% of base salary for the Company’s NEOs. The target annual short-term incentive opportunity for each NEO in fiscal year 2026 is set forth in the following table:
Named Executive Officer	FY2026 Target %
Thomas E. Ferguson	100%
Jason Crawford	80%
Tara D. Mackey	70%
Bryan Stovall	80%
Jeff Vellines	70%
Kurt Russell	80%
Each NEO has the opportunity to earn a maximum of 200% of his or her annual short-term incentive target award opportunity as a percentage of his or her base salary. Based on the table above, the maximum award payments under the STI Plan may not exceed 200% of base salary for Mr. Ferguson, 160% of base salary for Messrs. Crawford, Russell and Stovall, 140% of base salary for Ms. Mackey and Mr. Vellines. Payments made under the Company’s STI Plan are subject to forfeiture under certain circumstances more fully described in the Company’s Compensation Recovery Policy and the Executive Officer Incentive Compensation Recovery Policy. See page 60 of this Proxy Statement for a detailed explanation.
STI Plan Minimum Thresholds and Payout Calculation
For fiscal year 2026, the Compensation Committee, with input from Meridian (the Compensation Committee’s independent compensation consultant), continued its review of best practices for short-term cash incentive threshold benchmarking. Based on this analysis and the Company’s historical performance metrics, the Committee maintained the same minimum performance threshold under the STI Plan that applied in fiscal year 2025, with no changes made for fiscal year 2026.
As previously disclosed, beginning in fiscal year 2024, the Company increased the minimum performance threshold under the STI Plan from 51% to 81% of the applicable performance metric target, with a maximum payout opportunity of 200% for achieving at least 120% of target. These thresholds remained unchanged for fiscal years 2025 and 2026, as illustrated in the table below. Award payments are calculated (as a percentage of the target award opportunity) with respect to each applicable performance metric, based on the percentage of performance target achieved in accordance with the following schedule:
% of Performance Target Achievement	% of Target Bonus Opportunity Earned
<81	0%
100	100%
120	200%
For every percentage point increase in the percentage of the performance target achieved, the percentage of target bonus opportunity earned increased by five percentage points between the minimum payment thresholds and the target bonus opportunity.

52	2026 Proxy Statement

EXECUTIVE COMPENSATION
As described below, the Compensation Committee determines the percentage of the performance target that has been achieved for each performance metric assigned to each NEO and the corresponding percentage of the target bonus opportunity earned. For example, if the Compensation Committee sets a target cash award of $10,000 based upon achievement of a target level of diluted earnings per share of $1.00 and if the Company’s actual earnings per share is $1.10, the Compensation Committee would determine that the recipient of the award had achieved 110% of his target performance metric and would be entitled to a cash bonus of 150% of his STI target cash award resulting in a cash award of $15,000.
Fiscal Year 2026 STI Plan Performance Metrics
Our STI Plan performance metrics are designed to drive shareholder value creation. For fiscal year 2026, the Compensation Committee assigned quantitative and qualitative performance goals for the year that related to the following: (i) the ability of the executive officers to effectively execute on their respective operating budgets and various business segment goals for the year; (ii) completing several corporate and operational excellence initiatives including paying down debt,(iii) improving net working capital, ; (iv) reducing inventories; and (v) completing the construction of the aluminum coil coating facility in Washington, Missouri on schedule and within budget. Levels for adjusted earnings per share; cash flow; business segment earnings before interest, taxes, depreciation and amortization (“EBITDA”); and business segment cash flow from operations were set and approved in alignment with the Company’s strategic plan, and expectations set and approved by the Compensation Committee regarding the Company’s annual operating targets based upon various market conditions.
Each NEO also has an individual qualitative performance metric, which comprises the final component of the annual STI performance target. This qualitative performance metric is discretionary, however, payouts are determined within the same 0% to 200% performance range applicable to the financial performance metrics and are considered in the context of overall Company performance. To ensure that awards are aligned with the Company’s business objectives and core values. The amounts awarded to the NEOs under the qualitative metrics are influenced by the quantitative performance assessment of each officer and the Company’s performance in an effort to ensure executives are appropriately compensated for individual performance metrics that are consistent with AZZ’s business objectives and core values.
The chart below shows the STI performance metrics assigned to each NEO, the weight assigned to each metric, and the actual percentage of target performance achieved for fiscal year 2026:
Named Executive Officer	Weight	Performance Measure	FY2026 Target Performance Goal	FY2026 Achieved Performance	% of Target Performance Achieved
Mr. Ferguson	60%	Adjusted Earnings Per Share (“Adjusted EPS”)(1)	$5.82	$6.25	107.4%
	25%	FY2026 Cash Flow(2)	$275,000,000	$327,400,000	119.1%
	15%	Qualitative(3)			110.0%
Mr. Crawford	60%	Adjusted EPS(1)	$5.82	$6.25	107.4%
	25%	FY2026 Cash Flow(2)	$275,000,000	$327,400,000	119.1%
	15%	Qualitative(3)			135.0%
Ms. Mackey	60%	Adjusted EPS(1)	$5.82	$6.25	107.4%
	25%	FY2026 Cash Flow(2)	$275,000,000	$327,400,000	119.1%
	15%	Qualitative(3)			135.0%
Mr. Stovall	20%	Adjusted EPS(1)	$5.82	$6.25	107.4%
	15%	FY2026 Cash Flow(2)	$275,000,000	$327,400,000	119.1%
	25%	Metal Coatings Segment EBITDA(4)	$213,800,000	$235,500,000	110.2%
	25%	Metal Coatings Segment Cash Flow(5)	$190,300,000	$220,100,000	115.6%
	15%	Qualitative(3)			135.0%
Jeff Vellines	20%	Adjusted EPS(1)	$5.82	$6.25	107.4%
	15%	FY2026 Cash Flow(2)	$275,000,000	$327,400,000	119.1%
	25%	Precoat Metals Segment EBITDA(4)	$187,100,000	$177,800,000	95.0%
	25%	Precoat Metals Segment Cash Flow(5)	$140,500,000	$133,100,000	94.8%
	15%	Qualitative(3)			100.0%
Mr. Russell(6)	60%	Adjusted EPS(1)	$5.82	$6.25	107.4%
	25%	FY2026 Cash Flow(2)	$275,000,000	$327,400,000	119.1%
	15%	Qualitative(3)			110.0%

(1)
Adjusted EPS is a non-GAAP measure. See Appendix A for a reconciliation of Adjusted EPS to the most comparable GAAP measure.

53

EXECUTIVE COMPENSATION
(2)
Consolidated Cash Flow from operations, less the adjustment for the AVAIL JV of $198 million. See Appendix A for a reconciliation of non-GAAP measures to the nearest GAAP measure.

(3)
Following its assessment of each NEO’s individual and collective contributions, the Compensation Committee approved discretionary individual performance payouts ranging from 100% to 135% of target. In making these determinations, the Compensation Committee considered the Company’s performance relative to annual goals, strong execution across corporate functions, and the value delivered to shareholders during fiscal year 2026.

(4)
Segment EBITDA is calculated as earnings excluding depreciation, amortization, interest, and provision for income taxes.

(5)
Segment Cash Flow is calculated as cash flow from operations for each business segment minus the respective segment’s fiscal year annual capital expenditures.

(6)
Mr. Russell received a pro rata portion of his FY2026 annual cash incentive bonus, reflecting service from March 1, 2025 through October 2, 2025, his date of retirement from the Company.

Upon completion of each fiscal year, the Compensation Committee assesses the actual achieved performance of the Company against each performance objective to determine the percentage of target performance achieved. The actual performance achieved was based upon our audited financial results and on the percentage of target performance achieved by each NEO. Awards made to our NEOs under the STI Plan for performance in fiscal year 2026 are reported in the column titled “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table of this Proxy Statement on page 63 and also detailed in the following table:
Named Executive Officer	Target as a % of Base Salary(1)	Actual Payout as % of Base Salary	Target Amount ($)(1)	Actual Payout ($)(2)
Thomas Ferguson	100%	147.59%	1,000,746	1,477,001
Jason Crawford	80%	151.34%	372,000	562,985
Tara D. Mackey	70%	151.34%	311,729	471,772
Bryan Stovall	80%	159.22%	389,942	620,865
Jeff Vellines	70%	108.97%	304,500	331,814
Kurt Russell	80%	147.59%	244,165	360,363(3)

(1)
The target mount is calculated using the base salary number under the column “Actual Base Salary Earned During FY2026” found on page 49 above.

(2)
Actual payout is based upon the number under the column “Actual Base Salary Earned During FY2026” found on page 49 above, multiplied by the actual target as a percentage of base salary reflected in this table.

(3)
The amount shown represents the prorated portion of Mr. Russell’s FY2026 annual cash bonus attributable to the period from March 1, 2025 through October 2, 2025, the date of his retirement from the Company. Under the Company’s STI Plan, a participant is eligible to receive a prorated cash bonus upon retirement.

Long-Term Incentive Compensation
Our long-term equity awards are granted on an annual basis to our executive officers and is designed to align the interests of management with those of our shareholders. Awards, including those granted in fiscal year 2026, were made under the Company’s 2023 Plan which was previously approved by shareholders and allows the Company to grant stock options, stock appreciation rights (“SARs”), restricted shares, RSUs, performance awards (including PSUs) and other stock-based awards. The Company’s 2023 Plan was approved by our shareholders on July 11, 2023, and succeeded the 2014 Plan. As of the date of such approval of the 2023 Plan, no further grants were permitted to be made under the 2014 Plan.
The purpose of our long-term incentive compensation program is to:
•
align the interests of executive officers with our shareholders;

•
provide an opportunity for increased equity ownership in the Company by directors and executives, as well as members of the management that are being trained and developed for future succession planning purposes;

•
maintain competitive levels of total compensation with the Company’s industry peer group to attract and retain talent; and

•
facilitate compliance with the Company’s Stock Ownership Guidelines, which requires AZZ’s executive officers and directors to hold shares of AZZ’s Common Stock.

During fiscal year 2026, the executive compensation program included long-term equity awards with target values based upon a percentage of each NEO’s base salary. These awards were granted under the Company’s 2023 Plan and consisted of 50% restricted stock units (“RSUs”) and 50% performance stock units (“PSUs”). Both the RSUs and the PSUs accrue dividend equivalents during the applicable vesting or performance period. These dividend equivalents are not payable unless and until the underlying award vests. Upon vesting, dividend equivalents are paid in either cash or shares of AZZ Common Stock, at the discretion of the Compensation Committee. Recipients have no rights to dividend equivalents unless and until the underlying awards vest. In the past, AZZ has settled dividend equivalents in shares of Common Stock.

54	2026 Proxy Statement

EXECUTIVE COMPENSATION
Fiscal Year 2026 Restricted Share Units
On April 24, 2025, the Compensation Committee approved an aggregate award pool of 67,827 RSUs to be granted to certain executive officers and other key members of the Company’s management team under the Company’s 2023 Plan. The RSUs vest ratably during a three-year period from the grant date, with one-third of the RSUs vesting on each of the first, second and third anniversaries from the grant date which may be settled in shares of AZZ Common Stock or cash.
Annual RSU target award levels are determined based on market data and consultation provided by Meridian and vary among participants based on their positions and responsibilities within the Company and are granted on the first open trading window day following the Company’s public disclosure of its financial results for the full fiscal year. To determine target awards of RSUs, the Compensation Committee first establishes a target value to be delivered to each NEO through long-term equity awards. In setting target value, the Compensation Committee considered various factors, including the following:
the practice of granting annual equity awards every year after annual financial operating results are released;	the emphasis placed on equity in the mix of total compensation;
the officer’s experience and performance;	the scope, responsibility and the potential business impact of the NEO’s position;
the perceived retention value of the total compensation package in light of the competitive labor market;	alignment with AZZ’s compensation philosophy and objectives;
cost and dilution impact;	grant practices and award structures of our industry peer group; and
Position and peer data analytics and advice provided by Meridian.
No particular weighting was assigned to the factors described above in the determination of the total target value for fiscal year 2026.
Once the target values of RSU and PSU awards were established for each executive officer based upon a percentage of his or her salary, the number of shares to be awarded to each NEO is determined by utilizing a 30-day average closing stock price of the Company’s Common Stock from the last trading day preceding the date of grant. The number and value of RSUs and PSUs granted to each NEO in fiscal year 2026 is reported in the “Grants of Plan Based Awards” table on page 65 of this Proxy Statement.
Fiscal Year 2026 Performance Share Units
On April 24, 2025, the Compensation Committee approved an aggregate award pool of 38,512 PSUs to be granted to certain executive officers and other key members of the Company’s management team under the Company’s 2023 Plan. The PSUs granted to our NEOs in fiscal year 2026 (the FY2026 PSUs”) are tied to two key performance metrics: TSR and adjusted return on invested capital (“ROIC”). The PSU performance metrics are weighted 50% on our Company’s TSR stock performance relative to each one of our industry peer group’s TSR, and 50% based on achieving our ROIC target for the three-year performance period, which measures how effectively we generate returns on invested capital. This balanced approach ensures that both shareholder value creation and efficient capital management are equally prioritized. The Compensation Committee determined that incorporating both relative TSR and ROIC better aligns with the performance metrics commonly used by the Company’s industry peer group. The payout percentage of the FY2026 PSUs will be calculated for each of these performance metrics and then averaged to determine the total PSU vesting percentage for each of the Company’s NEOs, For fiscal year 2026, each performance metric will be evaluated over a three-year performance period (March 1, 2025 to February 29, 2028), and will cliff vest and become payable, if at all, on the third anniversary of the grant date, with payments to be settled in shares of the Company’s Common Stock.

55

EXECUTIVE COMPENSATION
Future payments under the FY2026 PSUs will be calculated based on the following metrics:
Total Shareholder Return (TSR)
The Company’s TSR relative to the TSR of its industry peer group companies is measured at the end of the three-year performance period. The Company’s industry peer group is described in detail beginning on page 45 of this Proxy Statement. The TSR performance metric is defined below.
The Company’s industry peer group companies and AZZ’s TSR will be ranked according to their performance at the end of the three-year performance period. AZZ’s percentile ranking will be calculated as follows:
Award recipients will not be entitled to receive any payment under the FY2026 PSUs unless AZZ’s TSR performance ranks in the 25th percentile or higher as compared to its industry peer group for the relative performance period. Within these constraints, payments under the FY2026 PSUs will be determined as follows:
TSR % Ranking Achieved	% of Target Award Payout
<25%	0%
25%	50%
50%	100%
100%	200%
Note:   The percentage of target award payout earned under the FY2026 PSUs will be interpolated for performance percentiles that fall between the threshold and maximum percentages shown above.
The FY2026 PSU target awards, which vest at the end of the three-year performance period ending February 29, 2028, have potential payouts ranging from 0% to 200% of the target awards, based on the Company’s relative TSR ranking. Upon completion of the performance period, the Compensation Committee will assess the Company’s TSR performance using its audited financial statements and compare it to the TSR of each of the Company’s industry peer group companies over the same period.
Adjusted Return on Invested Capital (ROIC)
The Company’s ROIC will also be measured at the end of the three-year performance period. ROIC is defined as:
The ROIC performance metric is calculated as follows:
•
period adjusted ROIC will be measured at the end of the three-year performance period; and

•
The percentage of the adjusted ROIC target achieved will be determined using the following formula:

Actual ROIC
---------------------
Target ROIC
For FY2026, the Compensation Committee set a target ROIC goal of 12.0%. Award recipients will not be entitled to any payout under the FY2026 PSUs unless the Company’s ROIC performance achieves at least 51% of the pre-set target. Payouts under the FY2026 PSUs based on ROIC performance will be determined as follows:

56	2026 Proxy Statement

EXECUTIVE COMPENSATION
Adjusted ROIC % Target Achieved	% of Target Award Payout
<51%	0%
51%	2%
100%	100%
150%	200%
Note:   The percentage of target award payout earned under the FY2026 PSUs will be interpolated for ROIC performance that falls between the threshold minimum (51% of target) and maximum (150% of target) levels shown above.
Adjustments to ROIC
With the approval of the Compensation Committee, ROIC may be adjusted for items such as merger and acquisition costs, asset impairments, restructuring costs, or significant changes to federal or state tax laws.
Final Payout Determination of the FY2026 PSUs
The final payout percentage for each of the Company’s NEOs will be determined by calculating achievement under each individual performance metric (TSR and ROIC), determining the applicable payout percentage for each metric, and averaging the two results to establish the total PSU vesting achievement and payout percentage for the FY2026 awards.
The following table sets forth the number of target award RSUs and PSUs granted to each NEO in fiscal year 2026. The Compensation Committee determined a dollar value amount of RSUs and PSUs that it desired to grant each NEO based on a percentage of each NEO’s base salary. This dollar value was then divided by the 30-day average closing stock price of the Company’s Common Stock from the last trading day preceding the date of grant (April 24, 2025), which was $82.97, to determine the actual number of target shares to be awarded to each participant.
Name	% of Base Salary	TOTAL RSU Grant Value(1)	Number of RSUs	Total PSU Grant Value(1)	Number of PSUs at Target
Thomas Ferguson	275	$1,384,852	16,691	$1,384,769	16,690
Jason Crawford	100	$233,975	2,820	$233,975	2,820
Tara D. Mackey	100	$224,102	2,701	$224,019	2,700
Bryan Stovall	100	$236,216	2,847	$236,133	2,846
Jeff Vellines	100	$217,464	2,621	$217,464	2,621
Kurt Russell	100	$238,705	2,877	$238,622	2,876

(1)
Grant values differ from those reported in the Summary Compensation Table because they reflect the target grant values approved by the Compensation Committee, expressed as a percentage of each NEOs base salary. These target award values were converted into shares based on the 30-day average closing price of the Company’s Common Stock on the last trading day prior to the grant date. The values for the FY2026 equity awards in the Summary Compensation Table represent the grant date fair market value of the annual equity awards as calculated in accordance with FASB ASC Topic 718.

Other Compensation Program Information
Equity Award Grant Practices
The Compensation Committee reviews and approves annual equity-based awards to the Company’s CEO and to executive officers who are direct reports to the CEO in the first fiscal quarter of each year (around the time of their annual performance reviews). In accordance with the Company’s shareholder approved 2023 Plan, the Compensation Committee has delegated specific authority to the CEO to approve grants (within specified limits) to non-executive officers and other eligible employees for annual performance results achieved above and beyond their normal job responsibilities and for retention needs. The Company may also grant equity awards at other times during the year for new hires or for other reasons, such as a job promotion or in connection with an acquisition. The Compensation Committee reviews equity grants made pursuant to the CEO’s delegated authority, if any, on an annual basis. We schedule regular Board and Board Committee meetings at least a year in advance and, as noted above, make annual equity awards to our NEOs and other participants every year after the trading window opens following the issuance of the Company’s financial results for each fiscal year.

57

EXECUTIVE COMPENSATION
Benefits and Perquisites
The Company provides benefits to its salaried employees including, but not limited to, health care coverage, life insurance, short- and long-term disability insurance benefits, 401(k) matching contributions, Fred Pryor educational training and career development online courses, employee assistance programs, telehealth, marketplace chaplains, access to the AZZ Cares Foundation (a 501c(3) non-profit organization) and reimbursement for educational expenses. In addition to the aforementioned benefits provided to all employees generally, the Company provides the NEOs with nominal perquisites that the Company and the Compensation Committee believe are reasonable and consistent with the Company’s overall conservative compensation program to better enable the Company to attract and retain superior talent for key leadership positions. Our executive officers are eligible for certain perquisites, including reimbursement of costs associated with executive physical exams, executive supplemental disability insurance and tax gross ups on relocation expenses and certain club membership dues. The Compensation Committee annually reviews the levels of benefits and perquisites provided to the Company’s NEOs.
Severance Benefits
On October 8, 2021, the Board of Directors of the Company adopted the AZZ Inc. Executive Officer Severance Plan (the “Executive Officer Severance Plan”), this plan is supplemental to the AZZ Inc. Severance Plan which provides severance pay and benefits under certain circumstances to all eligible active, full-time employees of the Company and its U.S. subsidiaries, and excludes the Company’s executive officers. The Executive Officer Severance Plan applies to all executive officers except for any NEO that has employment agreements which sets forth their respective severance benefits therein. The Executive Officer Severance Plan provides for the payment of severance pay and benefits to eligible executive employees in the event of an involuntary termination of employment by the Company without cause or by the eligible executive employee for good reason.
Additionally, the Company has entered into a Change in Control Agreement with Mr. Ferguson. Mr. Ferguson’s Change in Control Agreement and the change in control provisions included in the Executive Officer Severance Plan for the other NEOs, are designed to promote stability and continuity of executive management. Information regarding applicable payments under these arrangements for our NEOs is provided under the headings titled “Employment Agreements” (above) and “Potential Payments Upon Termination or Change of Control” (below) of this Proxy Statement. The Company does not have any arrangements providing for tax gross up payments of any compensation elements with any of our executive officers, including for severance and change in control benefits, except for relocation expenses, which are available to all employees.
Retirement and Other Benefits
Although we maintain a frozen-qualified defined benefit retirement plan for certain grandfathered Precoat Metals employees, none of our NEOs participate in that pension plan, and it does not allow any additional employees to become participants. Instead, eligible Company employees, including NEOs, may participate in one of two tax-qualified 401(k) plans that we maintain (one for corporate and the Metal Coatings segment and the other for the Precoat Metals segment).
The NEOs (other than Messrs. Russell and Vellines) participate in the AZZ Inc. 401(k) Plan (the “401(k) Plan”). The 401(k) Plan is a tax-qualified savings plan pursuant to which eligible employees, including the NEOs (other than Messrs. Russell and Vellines), can contribute a portion of their annual salary on a pre-tax, Roth and/or after-tax basis. The Company matches pre-tax and Roth contributions at a rate of 100% of the first 1% of eligible pay contributed, and 50% of contributions between 2% and 6% of eligible pay. Company matching contributions are fully vested after two years of service. Although the 401(k) Plan also permits the Company to make discretionary employer profit sharing contributions, those types of contributions have not been made in several years.
Messrs. Russell and Vellines do not participate in the 401(k) Plan referenced above, and instead participates in the Precoat Metals 401(k) Plan, which is a separate 401(k) plan we maintain for the Company’s Precoat Metals employees. The Precoat Metals 401(k) Plan is a tax-qualified savings plan pursuant to which eligible employees, including Messrs. Russell and Vellines, can contribute a portion of their annual salary on a pre-tax basis. For nonunion Precoat Metals employees, including Messrs. Russell and Vellines, the Company matches employee contributions at a rate of 100% of the first 3% of eligible pay contributed, and 50% of contributions between 4% and 5% of eligible pay. Company matching contributions are fully vested immediately in the Precoat Metals 401(k) Plan. Although the Precoat Metals 401(k) Plan also permits the Company to make discretionary employer profit sharing contributions for nonunion employees, those types of contributions have not been made in the past.
Employee Stock Purchase Plan
On January 18, 2018, the Company’s Board of Directors approved the AZZ Inc. 2018 Employee Stock Purchase Plan (the “2018 ESPP”). The 2018 ESPP succeeded the Company’s 2008 Employee Stock Purchase Plan that expired in 2018. The 2018 ESPP allows eligible employees

58	2026 Proxy Statement

EXECUTIVE COMPENSATION
of the Company, including NEOs, to purchase shares of the Company’s Common Stock, two times per year, at a 15% discount through accumulated payroll deductions. Offerings under the 2018 ESPP have a duration of 24 months. Participation in the 2018 ESPP is entirely voluntary. Under the 2018 ESPP, employees are permitted to contribute 0% to 10% of their pay on an after-tax basis for an annual maximum contribution limit of $21,250 (85% of $25,000) and participants may not purchase more than 5,000 shares during any offering period. Participants may terminate or decrease their payroll deductions during an enrollment period by withdrawing the accumulated payroll deductions at any time prior to the end of the offering period.
Executive Retiree LTI Program
Effective April 18, 2025, the Compensation Committee adopted the Executive Retiree LTI Program (the “ERP”) to continue the vesting of annual equity awards to certain executive officers and other senior members of the management team as designated by the Compensation Committee, including the Company’s named executive officers (a “Covered Executive” or collectively, the “Covered Executives”), upon a Qualified Retirement (as such term is defined in the Company’s 2023 Plan). The ERP is applicable to both annual RSU awards and annual PSU awards granted to the Covered Executives pursuant to newly adopted RSU Award Agreements and PSU Award Agreements for the Covered Executives (collectively, the “Award Agreements”) containing such provisions for the fiscal year 2026 long-term incentive equity awards. To be eligible for continued vesting of these annual equity awards upon a qualified Retirement, the ERP requires that Covered Executives: (i) be at least 65 years of age or 55 years of age and have at least 10 years of service with AZZ; (ii) not receive any severance payments or be subject to any severance or employment agreements containing other retirement provisions; (iii) provide sufficient advance notice of their intent to retire prior to the planned retirement date; (iv) ensure adequate succession or continuity planning is in place for such Covered Executive’s position; (v) be compliant with AZZ’s executive stock ownership requirements on their respective retirement date; and (vi) execute and deliver a waiver and release agreement. Additionally, a period of one year must have elapsed between the grant date of the applicable awards and the Covered Executive’s actual retirement date in order to receive equity under the ERP. In accordance with the ERP, the fiscal year 2023, fiscal year 2024 and fiscal year 2025 RSU and PSU award agreements for the Covered Executives were amended to permit vesting upon a Qualified Retirement, at the discretion of the Compensation Committee.
Tax and Accounting Implications
Deductibility of Executive Compensation
As part of its role, the Compensation Committee reviews and considers limits on the deductibility of certain executives’ compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended. Generally, Section 162(m) disallows a tax deduction for a publicly held corporation for compensation exceeding $1,000,000 in any taxable year paid to a 162(m) covered employee. For this purpose, the definition of “covered employee” includes (i) the principal executive officer and the principal financial officer (or an individual acting in such a capacity); (ii) the three other most highly compensated executive officers; and (iii) anyone who previously was considered a 162(m) covered employee for any tax year beginning after 2016.
Although the Compensation Committee does consider tax deductibility of covered employees’ compensation, it believes that the tax deduction is only one of several relevant considerations in setting compensation. Accordingly, where it is deemed to be in the Company’s best interests, e.g., to attract and retain executive talent, to compete successfully and to motivate our senior executives to achieve the goals inherent in our business strategy, the Compensation Committee may approve compensation to Section 162(m) covered employees that exceeds the limits of tax deductibility.
In addition, Section 4999 and Section 280G of the Internal Revenue Code provide that executives could be subject to additional taxes if they receive payments or benefits that exceed certain limits in connection with a change in control of the Company and that the Company could lose an income tax deduction for such payments. The Company has not provided any executive with tax gross ups or other reimbursement for tax amounts that the executive might be required to pay under Section 4999.
Compensation-Related Risk Management
The Compensation Committee, and the Board of Directors, believes the Company’s compensation policies and practices for its NEOs, and those relating to all employees generally across the Company, are reasonably unlikely to create inappropriate management risk-taking that could potentially have a material adverse effect on the Company. The Compensation Committee believes that the Company’s compensation policies and practices are well-balanced between the cash/equity mix utilized to provide incentives to achieve both short-term and long-term business objectives that benefit the Company. This practice is considered appropriate to help ensure a reasonable relationship between the annual and long-term compensation elements, and it is not considered to create incentives for excessive or imprudent risk-taking by management. To the contrary, the Compensation Committee believes that the Company’s compensation policies and practices serve to ensure a long-term value creation focus by management.

59

EXECUTIVE COMPENSATION
Stock Ownership Guidelines for Executive Officers
The Company’s Board of Directors has long-maintained stock ownership guidelines that require AZZ’s executive officers to hold Company stock equal in value to a multiple of their respective annual base salaries. For purposes of meeting these requirements, all shares owned by an executive officer, including shares acquired through open market purchases or through the AZZ 2018 ESPP, are counted. Unvested RSUs and PSUs are not counted towards the ownership requirement. The Board of Directors believes these guidelines continue to promote alignment between executive officers and shareholders’ interests by ensuring that executives maintain a meaningful, long-term financial stake in the Company’s continued success. The ownership thresholds are reviewed annually by the Compensation Committee, based on a competitive analysis prepared by Meridian.
Effective June 25, 2025, the Compensation Committee approved simplifying the Company’s stock ownership guidelines by removing the separate minimum share requirement. Executive officers are now required to meet ownership levels based solely on a multiple of each officer’s base salary.
Position	Ownership Requirement
Chief Executive Officer	4 x Base Salary
Chief Financial Officer, Chief Operating Officer, Chief Legal Officer, and Senior Vice Presidents	3 x Base Salary
Vice Presidents and other Officers	1 x Base Salary
The Compensation Committee intends for executive officers of the Company who are or become subject to these guidelines to achieve their applicable ownership guidelines within five years from the date the officer becomes subject to the guidelines. Individuals who join AZZ or are promoted into an executive officer role must meet the ownership requirement by the later of: (i) three (3) years from the date of promotion into an officer role, or (ii) five (5) years from the date of hire. In the event an executive officer becomes subject to a new higher ownership level due to a promotion (e.g., if a current Vice President is subsequently promoted to Chief Operating Officer), the individual must comply with the new threshold within the same timeframe. Based upon the closing market price of AZZ Common Stock on February 27, 2026 (the last trading day of the Company’s fiscal year) which was $135.98, all executive officers have met their required target levels of stock ownership pursuant to the Company’s guidelines, with the exception of Mr. Vellines who is within the permitted three-year compliance period following his promotion to President and Chief Operating Officer — Precoat Metals on January 16, 2025.
Clawback Policies
AZZ is dedicated to operating its business with integrity and promoting accountability. We believe the Company must have the ability to recover performance-based compensation paid to executive officers and other members of the management team in circumstances where they have engaged in misconduct or in the event the Company is required to prepare a financial restatement. Accordingly, the Company has two policies addressing recoupment of incentive-based compensation from executive officers and certain other members of the management team. These policies are discussed below.
Executive Officer Incentive Compensation Recovery Policy
On June 29, 2023, our Board adopted the AZZ Inc. Executive Officer Incentive Compensation Recovery Policy (“Executive Clawback Policy”) to satisfy the requirements of Exchange Act Rule 10D-1 and the NYSE listing rules by providing for the recovery by the Company from any current or former “Section 16 officer” as defined in Rule 16a-1(f) under the Exchange Act and including executive officers identified under Item 401(b) of Regulation S-K (“covered executives”) of any erroneously awarded compensation received on or after October 2, 2023 (as defined in the Executive Clawback Policy) in the event that the Company is required to prepare an accounting restatement (as defined in the Executive Clawback Policy). A copy of the Executive Clawback Policy is filed as Exhibit 97.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2024.
Compensation Recovery Policy
Prior to the adoption by the SEC and the NYSE of the rules and listing standards discussed above, the Board had adopted the AZZ Inc. Compensation Recovery Policy on January 20, 2016 (“Compensation Recovery Policy”) to provide a mechanism for the recovery of certain incentive-based compensation from all former and current executive officers of the Company, as well as other members of the management team (collectively, the “Covered Persons”) should the Company be required to restate its financial statements due to material noncompliance with any financial reporting requirement, or in the event a Covered Person engages in serious Misconduct (as defined in

60	2026 Proxy Statement

EXECUTIVE COMPENSATION
the Compensation Recovery Policy). On June 29, 2023, in conjunction with adopting the Executive Clawback Policy discussed above to recover incentive compensation as specified in SEC rules and the NYSE listing standards definitions, the Board adopted an Amended and Restated Compensation Recovery Policy (“Amended Compensation Recovery Policy”) to reflect the coverage for recoupment from a Covered Person in addition to any recoupment required under the Executive Clawback Policy. The Amended Compensation Recovery Policy provides for the recovery of awards granted within three years of a financial restatement of AZZ’s financial statements and within one year of the Misconduct of the Covered Person. A copy of the Amended Compensation Recovery Policy is filed as Exhibit 10.23 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2024.
Insider Trading Policy and Procedures
We have adopted insider trading policies and procedures governing the purchase, sale, and other dispositions of Company securities by our directors, officers and certain employees that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable NYSE listing standards. Our insider trading policy states, among other things, that our directors, officers and certain employees are prohibited from trading in such securities while in possession of material, nonpublic information regarding the Company. Even during an open trading window, we require all Company insiders to obtain pre-clearance with the Company’s Chief Legal Officer for transactions involving our securities. The policy also applies to transactions involving the securities of other companies to which a director, officer and/or employee may possess material, nonpublic information obtained in the course of their service with the Company. In addition, with respect to the Company’s trading in its own securities, it is the Company’s policy to comply with applicable federal securities laws and applicable exchange listing requirements. A copy of the Company’s Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended February 28, 2025, which was filed with the SEC on April 21, 2025.
Anti-Hedging and Anti-Pledging Policies
Under our insider trading policy, our employees, executive officers and directors are prohibited from purchasing or selling financial instruments (including puts, calls, and other derivative securities), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of AZZ securities. We also prohibit our directors, executive officers and employees from holding our stock in a margin account or pledging our stock as collateral for a loan.
Compensation Committee Interlocks and Insider Participation
At the fiscal year ended February 28, 2026, the members of the Compensation Committee consisted of Messrs. McGough (Chair), Berce, Feehan, Grannum and Ms. Jackson, none of whom is an employee of AZZ.
No member of the Compensation Committee was (i) an officer or employee of the Company or a subsidiary of the Company during fiscal year 2026; (ii) formerly an officer or employee of the Company or a subsidiary of the Company; or (iii) had any relationship relative to the Company that is required to be disclosed pursuant to Item 404 of Regulation S-K.
During fiscal year 2026, none of the Company’s executive officers served as: (i) a member of a compensation committee of another company, one of whose executive officers served on the Company’s Compensation Committee; (ii) a director of another company, one of whose executive officers served on the Company’s Compensation Committee; or (iii) a member of a compensation committee of another company, one of whose executive officers served as one of the Company’s directors.

61

EXECUTIVE COMPENSATION
Compensation Committee Report
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and as set forth in this Proxy Statement. Based on such reviews and discussions, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended February 28, 2026.
Compensation Committee
Ed McGough, (Chair)
Daniel E. Berce
Daniel R. Feehan
Clive A. Grannum
Carol R. Jackson
Charles Treadway(1)

(1)
Mr. Treadway was appointed to serve on the Compensation Committee on April 9, 2026.

62	2026 Proxy Statement

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The table below summarizes the total compensation paid or earned by the NEOs for the fiscal year ended February 28, 2026 and the two prior fiscal years, if applicable to the individual.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards/ RSUs ($)(1)	Option /SARs Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonquali- fied Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Thomas E. Ferguson President & Chief Executive Officer	2026	1,000,746		2,940,029		1,477,001		95,380	5,513,156
	2025	963,763	—	2,681,979	—	1,713,571	—	47,956	5,407,269
	2024	940,256	—	2,172,335	—	1,234,556	—	33,829	4,380,976
Jason Crawford Senior Vice President & Chief Financial Officer	2026	465,000		496,743		562,985		62,757	1,587,485
	2025	441,561	—	753,107	—	542,767	—	208,088	1,945,523
	2024	—	—	—	—	—	—	—	—
Tara D. Mackey Chief Legal Officer & Secretary	2026	445,328		475,690		471,772		9,888	1,402,678
	2025	428,200	—	433,987	—	456,804	—	3,406	1,322,397
	2024	410,478	—	425,482	—	322,783	—	13,665	1,172,408
Bryan Stovall Chief Operating Officer – Metal Coatings		487,427		501,408		620,865		25,498	1,635,198
	2025	468,678	425,000	1,980,140	—	537,667	—	21,431	3,432,916
	2024	445,686	—	461,940	—	531,953	—	14,126	1,453,705
Jeff Vellines President & Chief Operating Officer – Precoat Metals	2026	435,000		461,689		331,814		45,691	1,274,195
	2025	—	—	—	—	—	—	—	—
	2024	—	—	—	—	—	—	—	—
Kurt Russell Former Chief Operating Officer – Precoat Metals	2026	305,206		506,692		360,363(4)		88,211(5)	1,260,472
	2025	474,371	—	480,635	—	555,583	—	14,776	1,525,335
	2024	478,731	—	475,894	—	515,857	—	3,565	1,474,047

(1)
The amounts in this column represent the grant date fair value of the RSU and PSU awards at target performance, calculated pursuant to FASB ASC Topic 718. Stock awards in fiscal year 2026 included time-vested RSUs and PSUs that included relative TSR and adjusted ROIC components. The fair value of the relative TSR component is estimated on the date of grant based on a multifactor Monte Carlo valuation model that simulates our stock price and TSR relative to the Company’s industry peer group. PSUs vest at the end of a three-year performance cycle with payouts ranging from 0% to 200%. The PSU performance components are averaged to determine the total PSU vesting percentage. For more information on the calculations used to determine stock-based compensation, please see Note 16 of the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2026, filed with the SEC on April 22, 2025.

(2)
The amounts in this column for fiscal year 2026 reflect the cash awards earned and paid out under the Company’s STI Plan for performance in fiscal year 2026 discussed above under “Fiscal Year 2026 STI Plan Performance Metrics.”

(3)
All other compensation consists of the perquisites and other components as described in the table below titled “Fiscal Year 2026 All Other Compensation” on a per executive basis for fiscal year 2026.

(4)
Pursuant to the terms of the Company’s STI Plan, Mr. Russell received a prorated portion of his fiscal year 2026 cash incentive bonus for the period from March 1, 2025 through October 2, 2025, the date of his retirement from the Company.

(5)
This number includes Mr. Russell’s (i) accrued vacation in the amount of $11,419; and (ii) $60,000 in consulting services from November 4, 2025 to February 28, 2026. As discussed on page 48, Mr. Russell retired from the Company on October 2, 2025 and pursuant to the terms of the Company’s Executive Retiree LTI Program, certain long-term incentive awards continued to vest after such retirement. See page 76 for further discussion of such awards.

63

EXECUTIVE COMPENSATION TABLES
	Fiscal Year 2026 All Other Compensation
Name	Financial Planning Services ($)	Insurance Benefits ($)(1)	Club Dues ($)	Physical Exams ($)	Company Contributions Under AZZ’s 401(K) Plans ($)(2)	Relocation Services ($)	All Other Perquisites ($)	Total ($)
Thomas E. Ferguson	19,263	23,842	—	4,500	47,775	—	—	95,380
Jason Crawford	—	6,795	963	—	14,298	40,701(3)	—	62,757
Tara D. Mackey	—	8,163	—	—	1,725	—	—	9,888
Bryan Stovall	—	13,904	—	—	11,594	—	—	25,498
Jeff Vellines	—	6,519	29,080	—	10,092	—	—	45,691
Kurt Russell	—	6,729		—	10,063	—	71,419(4)	88,211

(1)
Amounts shown include the value of Company-provided benefits to NEOs under the AZZ Supplemental Individual Disability Insurance Plan and the Executive Term Life Insurance program. For FY2026, these benefits totaled, respectively, $3,336 and $20,506 for Mr. Ferguson; $3,317 and $3,478 for Mr. Crawford; $4,757 and $3,406 for Ms. Mackey; $5,204 and $8,700 for Mr. Stovall, $3,320 and $3,199 for Mr. Vellines; and $3,702 and $3,027 for Mr. Russell.

(2)
Messrs. Russell and Vellines participate in a separate 401(K) plan that the Company maintains for the Precoat Metals segment employees as discussed on page 58 of this Proxy Statement under the section titled “Retirement and Other Benefits”.

(3)
This number includes relocation expenses for rent and utilities, all of which were grossed up for state taxes.

(4)
This aggregate amount includes Mr. Russell’s (i) accrued vacation in the amount of $11,419; and (ii) $60,000 for consulting services from November 4, 2025 to February 28, 2026. See pages 48 and 76 for further discussion of Mr. Russell’s retirement and continued vesting and payments under the Company’s Executive Retiree LTI Program.

64	2026 Proxy Statement

EXECUTIVE COMPENSATION TABLES
Grants of Plan-Based Awards in Fiscal Year 2026
The following table provides information about cash incentive awards and equity awards made during fiscal year 2026 to each of the NEOs under the Company’s STI Plan and the 2023 Plan.
		Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock/ RSU Awards: Number of Shares of Stock or Units (#)(3)	All Other Option/ SARs Awards: Number of Securities Underlying Options/ SARs (#)	Exercise or Base Price of Option/ SARs Awards ($/sh)	Grant Date Fair Value of Stock/RSU and Option/ SARs Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas E. Ferguson	03/01/25	810,604	1,000,746	2,001,492	—	—	—	—	—	—	—
	04/24/25	—	—	—	—	—	—	16,691	—	—	1,414,062
	04/24/25	—	—	—	334	16,690	33,380	—	—	—	1,525,967
Jason Crawford	03/01/25	301,320	372,000	744,000	—	—	—	—	—	—	—
	04/24/25	—	—	—	—	—	—	2,820	—	—	238,910
	04/24/25	—	—	—	56	2,820	5,640	—	—	—	257,833
Tara D. Mackey	03/01/25	252,501	311,729	623,459	—	—	—	—	—	—	—
	04/24/25	—	—	—	—	—	—	2,701	—	—	228,829
	04/24/25	—	—	—	54	2,700	5,400	—	—	—	246,861
Bryan Stovall	03/01/25	315,853	389,942	779,884	—	—	—	—	—	—	—
	04/24/25	—	—	—	—	—	—	2,847	—	—	241,198
	04/24/25	—	—	—	57	2,846	5,692	—	—	—	260,210
Jeff Vellines	03/01/25	246,645	304,500	609,000	—	—	—	—	—	—	—
	04/24/25	—	—	—	—	—	—	2,621	—	—	222,051
	04/24/25	—	—	—	52	2,621	5,242	—	—	—	239,638
Kurt Russell(5)	03/01/25	197,774	244,165	488,330	—	—	—	—	—	—	—
	04/24/25	—	—	—	—	—	—	2,877	—	—	243,739
	04/24/25	—	—	—	58	2,876	5,752	—	—	—	262,953

(1)
Potential payouts to each NEO under the Company’s STI Plan for fiscal year 2026 are shown. The STI Plan provides for a minimum payout at 81% of the performance metric target and a maximum payout of 200% of target. Amounts are calculated by using “Actual Base Salary Earned During FY2026” found on page 49.

(2)
In fiscal year 2026, long-term equity incentive grants included PSUs, which will vest at the end of three years, if at all, for the three-year performance period (March 1, 2025 to February 29, 2028). The PSUs granted accrue dividend equivalents during the performance period, which will be paid either in cash or shares of AZZ Common Stock at the discretion of the Compensation Committee upon the vesting of the underlying award.

Shares earned under the FY2026 PSU awards are based on the Company’s performance against two equally weighted metrics, as described under “Fiscal Year 2026 Performance Share Units” on page 55 of this Proxy Statement. If any payment is earned, the minimum payout is 2% of the target shares, which represents the lowest payout level for the average of the applicable metrics, as shown in the table above. If performance falls below the threshold level for both metrics, no shares will be earned.
Each performance metric represents 50% of the total award opportunity. If performance is achieved under only one metric and not the other, the final payout will be the average of the two metrics. For example, if one metric results in a 100% payout and the other results in 0%, the total payout would be 50% of total target shares.
(3)
Number of RSUs granted to the NEOs under the 2023 Plan. These RSUs vest ratably over a three-year period beginning on the first anniversary of the grant date. The RSUs granted accrue dividend equivalents during the restricted vesting period, which will not be paid unless and until the underlying award vests. If the underlying award vests, dividend equivalents will be paid either in cash or shares of AZZ Common Stock at the discretion of the Compensation Committee.

(4)
The amounts in this column for the fiscal year ended February 28, 2026 reflect the aggregate grant date fair market value calculated in accordance with FASB ASC Topic 718 for RSU and PSU awards granted to the NEOs under the 2023 Plan. Additional information related to this amount is included in Note 16 to the Company’s audited financial statements for the fiscal year ended February 28, 2026, included in the Company’s Annual Report on Form 10-K filed with the SEC on April 22, 2026.

(5)
Grants made to Mr. Russell on April 24, 2025 above were forfeited upon Mr. Russell’s retirement from the Company on October 2, 2025. Mr. Russell participated in the Company’s Executive Retiree LTI Program, which requires that one year elapse between the grant date of an award and the covered executive’s qualified retirement date.

65

EXECUTIVE COMPENSATION TABLES
Outstanding Equity Awards at Fiscal Year-End 2026
The following table provides information on the holdings of unvested RSUs and PSUs by each of the NEOs as of February 28, 2026. As of the end of fiscal year 2026, no NEO had any outstanding stock option awards, either exercisable or unexercisable.
STOCK AWARDS
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Thomas E. Ferguson	04/28/2023	9,207(1)(2)	1,251,968	—	—
	04/28/2023	50,241(2)(5)	6,831,771	—	—
	04/25/2024	11,651(1)(2)	1,584,303	17,476	2,376,386
	04/24/2025	16,810(1)(2)	2,285,824	16,809	2,285,688
Jason Crawford	04/28/2023	1,142(1)(2)	155,289	—	—
	04/28/2023	6,232(2)(5)	847,427	—	—
	04/25/2024	1,968(1)(2)	267,609	2,952	401,413
	04/24/2025	2,840(1)(2)	386,183	2,840	386,183
	07/15/2024	1,823(2)(6)	247,892	—	—
Tara D. Mackey	04/28/2023	1,803(1)(2)	245,172	—	—
	04/28/2023	9,840(2)(5)	1,338,043	—	—
	04/25/2024	1,885(1)(2)	256,322	2,827	384,415
	04/24/2025	2,720(1)(2)	369,866	2,719	369,730
Bryan Stovall	04/28/2023	1,957(1)(2)	266,113	—	—
	04/28/2023	10,683(2)(5)	1,452,674	—	—
	04/25/2024	2,086(1)(2)	283,654	3,128	425,345
	04/24/2025	2,867(1)(2)	389,855	2,866	389,719
	07/15/2025	9,117(2)(7)	1,239,730	—	—
Jeff Vellines	04/28/2023	959(1)(2)	130,405	—	—
	04/28/2023	5,235(2)(5)	711,855	—	—
	04/25/2024	1,487(1)(2)	202,202	2,230	303,235
	04/24/2025	2,639(1)(2)	358,851	2,639	358,851
	01/23/2025	1,451(2)(8)	197,307	—	—
Kurt Russell	04/28/2023	2,017(1)(2)	274,272	—	—
	04/28/2023	8,905(5)(9)	1,210,902	—	—
	04/25/2024	2,088(1)(2)	283,926	1,498	203,698
	04/24/2025(10)	0	0	0	0

(1)
Represent RSU awards, which vest ratably over a three-year period from the grant date.

(2)
These amounts include dividend equivalents, accrued through February 28, 2026, of the underlying equity award that will vest if, and when, the RSUs to which such dividend equivalent relate becomes vested.

(3)
The fair market value of the RSU and PSU awards is based upon the closing market price of AZZ Common Stock as of February 27, 2026, the last trading day preceding our February 28, 2026 fiscal year end, which was $135.98.

(4)
Amounts in this column represent the number of PSUs at target (100%) granted on April 25, 2024 and April 24, 2025 as indicated, which have a three-year performance period and will vest and become payable, if at all, on the third anniversary of the grant date. The amounts in this column also include accrued dividend equivalents through February 28, 2026, that will vest if, and when the PSUs to which such dividend equivalents relate become vested.

66	2026 Proxy Statement

EXECUTIVE COMPENSATION TABLES
(5)
These shares represent “Earned PSUs” under the 2014 Plan which were earned over a three-year performance period beginning on March 1, 2023 and ending on February 28, 2026 based on the Company’s TSR relative to its industry peer group over the performance period and include accrued dividend equivalents through February 28, 2026, that will vest if, and when the shares to which such dividend equivalents relate become vested. Earned PSUs vest on April 28, 2026 subject to the awardee continuing to be an employee through such vesting date. For additional information regarding these awards and the associated performance metric, see “Compensation Discussion & Analysis — FY2024 Performance Shares Earned in FY2026.”

(6)
Mr. Crawford was granted a special sign-on equity award consisting of 3,607 RSUs with a grant date fair value of $300,000. The award was issued on the first day of the open trading window following the Company’s release of its FY2025 first quarter financial results. The RSUs vest ratably over a two-year period, with 50% having vested on June 3, 2025, and the remaining 50% vesting on June 3, 2026. The amount reported includes dividend equivalents accrued through February 28, 2026, which will vest if, and when the RSUs to which such dividend equivalents relate become vested.

(7)
Mr. Stovall was granted a special equity award consisting of 18,035 RSUs with a grant date fair value of $1,500,000. The award was issued on the first day of the open trading window following the Company’s release of its FY2025 first quarter financial results. The RSUs vest ratably over a two-year period, with 50% having vested on May 31, 2025 and the remaining 50% vesting on May 31, 2026. The amount reported includes dividend equivalents accrued through February 28, 2026, which will vest only if, and when the RSUs to which such dividend equivalents relate become vested.

(8)
Mr. Vellines was granted a special one-time award on January 23, 2025 consisting of 2,878 RSUs with a grant date fair value of $250,000. The RSUs vest ratably over a two-year period, with 50% of the RSUs having vested on January 23, 2026 and the remaining 50% of the RSUs vesting on January 23, 2027.

(9)
These PSUs were earned by Mr. Russell for the performance period from March 1, 2023 through February 28, 2026. Although Mr. Russell retired from the Company on October 2, 2025, because he was an eligible participant in the Company’s Executive Retiree LTI Program, the awards continued to vest in accordance with the program’s terms, and the earned shares were settled and paid out to Mr. Russell on April 28, 2026.

(10)
Mr. Russell forfeited the RSUs and PSUs granted on April 24, 2025 upon his retirement from the Company on October 2, 2025. Mr. Russell participated in the Company’s Executive Retiree LTI Program, which requires that one year elapse between the grant date of an award and the covered executive’s qualified retirement date.

67

EXECUTIVE COMPENSATION TABLES
Option Exercises and Stock Vested During Fiscal Year 2026
The following table provides information regarding the vesting of RSUs and PSUs by our NEOs during fiscal year 2026. The Company does not grant options or stock appreciation rights.
Stock Awards(1)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Thomas E. Ferguson	50,798(2)	4,569,054(3)
Jason Crawford	3,924(4)	350,961(5)
Tara D. Mackey	9,391(6)	845,175(7)
Bryan Stovall	20,455(8)	1,870,669(9)
Jeff Vellines	3,139(10)	324,813(11)
Kurt Russell	3,039(12)	262,293(13)

(1)
Awards vested were RSUs and PSUs granted under the Company’s 2014 Plan and 2023 Plan, which accrue dividend equivalents during the restricted vesting period, and may be settled in shares of AZZ Common Stock at the discretion of the Compensation Committee if, and when, the underlying award vests.

(2)
This number includes: (i) 5,749 RSUs that vested on April 25, 2025 plus 34 accrued dividend equivalents; (ii) 8,977 RSUs that vested on April 28, 2025 plus 165 accrued dividend equivalents; (iii) 7,967 RSUs that vested on May 9, 2025 plus 280 accrued dividend equivalents; and (iv) 26,687 PSUs that vested on May 9, 2025 plus 939 dividend equivalents based upon the achievement of a pre-established performance metric during the performance period.

(3)
The value realized upon the vesting of (i) 5,783 RSUs (including accrued dividend equivalents) based on the closing price of our Common Stock on April 25, 2025 of $85.21; (ii) 9,142 RSUs (including accrued dividend equivalents) based on the closing price of our Common Stock on April 28, 2025 of $86.86; (iii) 8,247 RSUs (including accrued dividend equivalents) based on the closing price of our Common Stock on May 9, 2025 of $91.49; (iv) 27,626 PSUs (including accrued dividend equivalents) based on the closing price of our Common Stock on May 9, 2025 of $91.49; and (v) cash paid in lieu of dividends of $190.00.

(4)
This number includes: (i) 971 RSUs that vested on April 25, 2025 plus 5 accrued dividend equivalents; (ii) 1,114 RSUs that vested on April 28, 2025 plus 20 accrued dividend equivalents; and (iii) 1,804 RSUs that vested on June 3, 2025 plus 10 dividend equivalents.

(5)
The value realized upon the vesting of (i) 976 RSUs (including accrued dividend equivalents) based on the closing price of our Common Stock on April 25, 2025 of $85.21; (ii) 1,134 RSUs (including accrued dividend equivalents) based on the closing price of our Common Stock on April 28, 2025 of $86.86; (iii) 1,814 RSUs (including accrued dividend equivalents) based on the closing price of our Common Stock on June 3, 2025 of $93.24; and (iv) cash paid in lieu of dividends of $160.00.

(6)
This number includes: (i) 930 RSUs that vested on April 25, 2025 plus 5 accrued dividend equivalents; (ii) 1,758 RSUs that vested on April 28, 2025 plus 32 accrued dividend equivalents; (iii) 4,715 PSUs that vested on May 9, 2025 plus 166 accrued dividend equivalents based upon the achievement of a pre-established performance metric during the performance period; and (iv) 1,725 RSUs that vested on May 9, 2025 plus 60 accrued dividend equivalents.

(7)
The value realized upon the vesting of (i) 935 RSUs (including accrued dividend equivalents) based on the closing price of our Common Stock on April 25, 2025 of $85.21; (ii) 1,790 RSUs (including accrued dividend equivalents) based on the closing price of our Common Stock on April 28, 2025 of $86.86; (iii) 4,881 PSUs (including accrued dividend equivalents) based on the closing price of our Common Stock on May 9, 2025 of $91.49; (iv) 1,785 RSU (including accrued dividend equivalents) based on the closing price of our Common Stock on May 9, 2025 of $91.49; and (v) cash paid in lieu of dividends of $152.00.

(8)
This number includes: (i) 1,029 RSUs that vested on April 25, 2025 plus 6 accrued dividend equivalents; (ii) 1,909 RSUs that vested on April 28, 2025 plus 35 accrued dividend equivalents; (iii) 6,023 PSUs that vested on May 9, 2025 plus 212 accrued dividend equivalents based upon the achievement of a pre-established performance metric during the performance period; (iv) 2,098 RSUs that vested on May 9, 2025 plus 73 accrued dividend equivalents and (v) 9,018 RSUs that vested on May 31, 2025 plus 52 accrued dividend equivalents.

(9)
The value realized upon the vesting of (i) 1,035 RSUs (including accrued dividend equivalents) based on the closing price of our Common Stock on April 25, 2025 of $85.21; (ii) 1,944 RSUs (including accrued dividend equivalents) based on the closing price of our Common Stock on April 28, 2025 of $86.86; (iii) 6,235 PSUs (including accrued dividend equivalents) based on the closing price of our Common Stock on May 9, 2025 of $91.49; (iv) 2,171 RSUs (including accrued dividend equivalents) based on the closing price of our Common Stock on May 9, 2025 of $91.49; (v) 9,070 RSUs (including accrued dividend equivalents) based on the closing price of our Common Stock on May 31, 2025 of $93.10; and (vi) cash paid in lieu of dividends of $139.00.

(10)
This number includes: (i) 733 RSUs that vested on April 25, 2025 plus 4 accrued dividend equivalents; (ii) 936 RSUs that vested on April 28, 2025 plus 17 accrued dividend equivalents; and (iii) 1,439 RSUs that vested on January 23, 2026 plus 10 accrued dividend equivalents.

(11)
The value realized upon the vesting of (i) 737 RSUs (including accrued dividend equivalents) based on the closing price of our Common Stock on April 25, 2025 of $85.21; (ii) 953 RSUs (including accrued dividend equivalents) based on the closing price of our Common Stock on April 28, 2025 of $86.86; (iii) 1,449 RSUs (including accrued dividend equivalents) based on the closing price of our Common Stock on January 23, 2026 of $123.60; and (iv) cash paid in lieu of dividends of $139.00.

(12)
This number includes: (i) 1,030 RSUs that vested on April 25, 2025 plus 6 accrued dividend equivalents; and (ii) 1,967 RSUs that vested on April 28, 2025 plus 36 accrued dividend equivalents.

(13)
The value realized upon the vesting of (i) 1,036 RSUs (including accrued dividend equivalents) based on the closing price of our Common Stock on April 25, 2025 of $85.21; (ii) 2,003 RSUs (including accrued dividend equivalents) based on the closing price of our Common Stock on April 28, 2025 of $86.86; and (iii) cash paid in lieu of dividends of $35.00.

68	2026 Proxy Statement

EXECUTIVE COMPENSATION TABLES
Potential Payments Upon Termination, Death, Disability or Change of Control
Employment and Change in Control Agreements.   Messrs. Ferguson, Crawford and Stovall each have an employment agreement with AZZ, which are described above in the section titled “Employment Agreements.” Mr. Ferguson’s employment agreement provides for severance pay and benefits upon a termination of employment and he has a separate Change in Control Agreement with AZZ that provides for severance pay and benefits upon a termination of employment in connection with a change in control. The employment agreements for Messrs. Crawford and Stovall provide that their severance pay and benefits will be provided under the Company’s Executive Officer Severance Plan, as described in the above section titled “Severance Benefits” on page 58 of this Proxy Statement.
Executive Officer Severance Plan.   Ms. Mackey and Messrs. Crawford, Stovall and Vellines are participants in the Executive Officer Severance Plan that provides for severance pay and benefits to eligible executives upon a termination of employment by the Company without Cause or by the executive for Good Reason, whether the termination is or is not in connection with a change in control. Similarly, because Mr. Ferguson is party to a Change in Control Agreement with AZZ that provides him severance pay and benefits for terminations of employment in connection with a change in control, he is not eligible for the severance pay and benefits under the Executive Officer Severance Plan upon his termination in connection with a change in control. No severance pay or benefits are provided under the Executive Officer Severance Plan for a termination due to Cause, disability, death, or voluntary termination without Good Reason.
Accordingly, each of the Company’s NEOs is entitled to certain payments and benefits under certain circumstances following a termination of employment with or without a change in control. These benefits are summarized below and reflect obligations outlined in employment agreements, the 2014 Plan, the 2023 Plan, the Executive Retiree LTI Program, and the Executive Officer Severance Plan (described in the sections titled “Employment Agreements” and “Severance Benefits” above).
Payments Made Upon Termination Not in Connection with a Change in Control
Mr. Ferguson
If Mr. Ferguson’s employment is terminated not in connection with a change in control but due to death, disability, for Cause or without Good Reason, Mr. Ferguson, or his estate, shall be entitled to receive his “Accrued Amounts” comprised of the following:
(i)
a lump sum in the normal course of all earned but unpaid base salary;

(ii)
payment for all earned but unused vacation time; and

(iii)
reimbursement for any business expenses incurred prior to the date of termination.

If the Company terminates Mr. Ferguson’s employment without Cause or he terminates his employment for Good Reason, he is entitled to receive:
(i)
his Accrued Amounts;

(ii)
a cash amount equal to his base salary in effect at the date of his termination for a 24-month period, payable in accordance with our standard payroll procedures beginning approximately 60 days after his termination date; and

(iii)
a portion of the cash award he would have received under our STI Plan, calculated as if (A)(i) Mr. Ferguson was employed as of the first day of the fiscal year following the fiscal year in which is employment actually terminates, (ii) he satisfied all of his individual qualitative performance goals, and (iii) his individual quantitative performance goals are satisfied at the level determined by the Board; with (B) such cash award amount prorated based on the number of days he was employed during the fiscal year in which his employment actually terminated. Such prorated cash award amount will be paid in a lump sum within 30 days after the end of the fiscal year.

In accordance with the 2014 Plan and the 2023 Plan and accompanying award agreements, for a termination without Cause or for Good Reason, the Compensation Committee in its sole discretion may deem Mr. Ferguson’s RSUs and PSUs vested.
To the extent (if at all) any of the amounts to be paid under Mr. Ferguson’s employment agreement constitute deferred compensation under Code Section 409A, which is to be paid within the 6-month period commencing on the date he separates from service, and Mr. Ferguson is a specified employee under that section at the time of his separation, those amounts will be paid in a lump sum at the end of such 6-month period. To receive the severance pay and benefits described above, Mr. Ferguson must first execute and not revoke a release agreement.

69

EXECUTIVE COMPENSATION TABLES
In Mr. Ferguson’s Second Amended CEO Agreement, “Cause” is defined as:	In Mr. Ferguson’s Second Amended CEO Agreement, “Good Reason” is defined as:

(i)
his commission or conviction of, or the entering of a guilty plea or plea of no contest by him with respect to, a felony, the equivalent thereof, any other crime with respect to which imprisonment is a possible punishment, or any other crime involving moral turpitude, fraud, misrepresentation, embezzlement, theft, or sexual harassment;

(i)
the relocation by the Company of Mr. Ferguson’s principal place of employment of more than fifty (50) miles from the location of his principal place of employment as of the date of his Second Amended CEO Agreement, which relocation is not rescinded within fifteen (15) days after the date of receipt by the Board from Mr. Ferguson of notice describing such relocation;

(ii) excessive absenteeism by Mr. Ferguson not related to death or disability or otherwise permissible by applicable law or the Company’s policies for sick leave, vacations, or paid time off;
(ii)
a reduction by the Company in Mr. Ferguson’s base salary, unless such reduction is rescinded within fifteen (15) days after the date of receipt by the Board from Mr. Ferguson of notice referring to this provision and describing such reduction;

(iii)
Mr. Ferguson’s engaging in any activity (including, without limitation, alcohol or drug abuse or other self-induced affliction, or making disparaging remarks about the Company or any of its affiliates or any of their respective officers, employees, managers, directors, members or shareholders) that injures (monetarily or otherwise), in a material respect, the reputation, business or a business relationship of the Company or of its affiliates;

(iii)
a material diminution of Mr. Ferguson’s responsibilities or duties, which diminution is not rescinded within fifteen (15) days after the date of receipt by the Board from Mr. Ferguson of notice describing such diminution;

(iv)
Mr. Ferguson’s gross negligence or material malfeasance (including, without limitation, commission of any intentional act of fraud, misappropriation or theft against the Company or its affiliates or his intentional misrepresentation of any material financial or operating results of the Company or any of its affiliates);

(iv)
any other material breach by the Company of any material provision of Mr. Ferguson’s Second Amended CEO Agreement, which material breach is not corrected within fifteen (15) days after the date of receipt by the Board from Mr. Ferguson of a notice referring to this provision and describing such material breach; or

(v) Mr. Ferguson’s significant violation of any statutory or common law duty of loyalty to the Company or any of its affiliates;
(v)
a material breach by the Company of any equity award agreement (whether with respect to RSUs, PSUs or otherwise) by and between the Company and Mr. Ferguson then in effect or the terms of any equity plan incorporated therein, which material breach is not corrected within forty-five (45) days after the date of receipt by the Board from Mr. Ferguson of a notice describing such material breach.

(vi) Mr. Ferguson’s material breach of any provision of his Second Amended CEO Agreement or of the Company’s written policies or code of conduct; or

(vii)
Mr. Ferguson’s refusal or failure to carry out the legitimate directives or instructions of the Board (or such other person to whom he reports as may be designated from time to time by the Board) that are consistent with the scope and nature of his duties and responsibilities set forth in his employment agreement; provided that in the case of clause (ii), (vi) or (vii) above, only if such breach, refusal or failure has not been cured within fifteen (15) days after Mr. Ferguson’s receipt of written notice from the Company describing such breach or failure in reasonable detail; provided, further, that Mr. Ferguson shall be entitled to no more than one opportunity to cure such matters for any reason.

Senior Management Bonus Plan.   A discussion of short-term cash incentive payments under our STI Plan can be found on pages 52-54 of this Proxy Statement, under the section titled, “Performance — Based Incentive Compensation.”

70	2026 Proxy Statement

EXECUTIVE COMPENSATION TABLES
Ms. Mackey and Messrs. Crawford, Stovall and Vellines
Ms. Mackey and Mr. Vellines do not have employment agreements. While Messrs. Crawford and Stovall have employment agreements those agreements do not independently provide for severance pay or benefits but instead provide that such amounts will be determined under the Executive Officer Severance Plan. Ms. Mackey and Messrs. Crawford, Stovall and Vellines therefore are eligible executives under the Executive Officer Severance Plan, and their severance pay and benefits for certain terminations of employment not in connection with a change in control are determined under such plan.
If before or after the period of time, beginning on the date a definitive agreement regarding a change in control is executed and ending 24 months after the change in control occurs (or on the date the definitive agreement terminates, if earlier), Ms. Mackey’s or Messrs. Crawford’s, Stovall’s or Vellines’s employment is terminated by the Company without Cause or by the executive for Good Reason (in each case as defined below), Ms. Mackey, Mr. Crawford, Mr. Stovall or Mr. Vellines, as applicable, will be entitled to the following compensation and benefits:
(i)
his or her Accrued Amounts, paid in the normal course after the termination date;

(ii)
an amount equal to the executive’s target cash bonus for the Company’s fiscal year in which the termination occurs, prorated for the number of days in the fiscal year that have elapsed through the date of termination, and paid in a lump sum within 60 days after the date of termination;

(iii)
severance pay equal to 150% of the sum of the executive’s annual base salary (without giving effect to any reduction in base salary serving as grounds for termination for Good Reason) and target cash bonus, paid in payroll installments over the 18-month period beginning 60 days after the date of termination;

(iv)
full vesting of all outstanding time-based equity awards;

(v)
under the terms of the performance-based equity award agreements (but not the Severance Plan), the Compensation Committee has the discretion to vest those awards partially or fully; and

(vi)
COBRA continuation coverage for the executive and his or her spouse and dependents to the extent such coverage is elected for up to 18 months, with the Company paying the monthly cost above that which an active employee would pay for such coverage and that the executive must pay.

If any of the amounts to be paid constitute deferred compensation under Code Section 409A and the executive is a specified employee under that section at the time of his or her termination, any such amounts payable within the 6-month period after his or her termination will instead be paid in a lump sum after the end of that 6-month period. Severance pay and benefits will be reduced by any pay or benefits that the Company provides under insurance, plans, contracts or federal or state law. As a condition of receiving severance pay and benefits (other than accrued but unused paid time off) under the Executive Officer Severance Plan, the executive must execute and not revoke a general release of claims, and we may require restrictive covenant provisions be included in the release.
Payments Made Upon Termination In Connection with a Change In Control
Ferguson Change In Control Agreement
If, during the period of time beginning on the date a definitive agreement regarding a change in control is executed and ending on the date 12 months following a change in control (or if earlier, the termination of such definitive agreement), Mr. Ferguson’s employment is terminated by the Company without Cause (and not due to disability) or if it is terminated by Mr. Ferguson with Good Reason (each as defined in Mr. Ferguson’s employment agreement), the Company or its successor would be required to pay him the following remuneration:
(i)
a lump sum in the normal course of his Accrued Amounts;

(ii)
a payment equal to 299% of his base salary (without giving effect to any reduction in base salary serving as grounds for termination for Good Reason) in the form of a lump sum payment to be made promptly following Mr. Ferguson’s execution and delivery of a release and waiver agreement; and

(iii)
full vesting of all outstanding time-based equity awards.

However, if Mr. Ferguson’s employment is terminated after the execution of such definitive agreement and before the change in control occurs, the portion of the 299% of base salary he would have received under his Second Amended CEO Agreement (but for the execution of such definitive agreement) will be paid in installments as provided under his Second Amended CEO Agreement, and any remainder of

71

EXECUTIVE COMPENSATION TABLES
the 299% of base salary will be paid in a lump sum. In addition, upon termination of employment in connection with a change in control, all unvested equity awards held by Mr. Ferguson shall immediately vest and become exercisable.
Under the terms of the performance-based equity award agreements (but not the change in control agreement), if Mr. Ferguson’s termination without cause occurs within 2 years after a change in control, those awards automatically vest, and they may also be vested partially or fully upon termination for good reason in the discretion of the Compensation Committee
If any of the amounts to be paid constitute deferred compensation under Code Section 409A and Mr. Ferguson is a specified employee under that section at the time of his termination, any such amounts payable within the 6-month period after his or her termination will instead be paid in a lump sum after the end of that 6-month period. If Mr. Ferguson’s severance payment constitutes an excess parachute payment subject to the excise tax under Code Section 4999, the amount of his severance will be reduced by the amount necessary to avoid that excise tax, but only if that reduction will yield a larger net payment amount than the full severance payment reduced by such excise tax, all determined net of all taxes. To receive the severance pay above, Mr. Ferguson must sign and not revoke a release.
Because Mr. Ferguson and the Company are parties to a Change in Control Agreement that provides severance pay and benefits to Mr. Ferguson in regard to certain terminations of employment that are in connection with a change in control (see above), he is not eligible for severance pay and benefits under the Executive Officer Severance Plan.
Ms. Mackey and Messrs. Crawford, Stovall and Vellines Change in Control Terms are Set Forth in the Executive Officer Severance Plan
Ms. Mackey and Messrs. Crawford, Stovall and Vellines are eligible executives under the Executive Officer Severance Plan with respect to severance pay and benefits upon a termination in connection with a change in control.
If, during the period of time, beginning on the date a definitive agreement regarding a change in control is executed and ending 24 months after the date the change in control occurs (or on the date the definitive agreement terminates, if earlier), the executive’s employment is terminated (i) by the Company without Cause and the executive is not offered employment with a successor company or is offered employment with a successor company under terms that qualify as Good Reason, or (ii) by the executive for Good Reason (in each case as defined below), the executive will be entitled to the following compensation and benefits:
(i)
his or her Accrued Amounts, paid in the normal course after the termination date;

(ii)
an amount equal to the executive’s target cash bonus for the Company’s fiscal year in which the termination occurs, prorated for the number of days in the Company’s fiscal year that have elapsed through the date of termination, and paid in a lump sum within 60 days after the date of termination;

(iii)
severance pay equal to 200% of the sum of the executive’s annual base salary (without giving effect to any reduction in base salary serving as grounds for termination for Good Reason) and target cash bonus, paid in payroll installments over the 24-month period beginning 60 days after the date of termination;

(iv)
full vesting of all outstanding time-based equity awards; and

(v)
COBRA continuation coverage (or COBRA-like coverage) for the executive and his or her spouse and dependents to the extent such coverage is elected for up to 24 months, with the Company paying the full monthly cost for such coverage for up to 24 months.

Under the terms of the performance-based equity award agreements (but not the Executive Officer Severance Plan), if Ms. Mackey’s or Messrs. Crawford’s, Stovall’s or Vellines’ termination without cause occurs within 2 years after a change in control, those awards automatically vest, and they may also be vested partially or fully upon termination for good reason in the discretion of the Compensation Committee.
If any of the amounts to be paid constitute deferred compensation under Code Section 409A and the executive is a specified employee under that section at the time of his or her termination, any such amounts payable within the 6-month period after his or her termination will instead be paid in a lump sum after the end of that 6-month period. Severance pay and benefits will be reduced by any pay or benefits that the Company provides under insurance, plans, contracts or federal or state law. If the executive’s severance pay and benefits constitute an excess parachute payment subject to the excise tax under Code Section 4999, the amount will be reduced by the amount necessary to avoid that excise tax, but only if that reduction will yield a larger net payment amount than the full severance payment reduced by such excise tax, all determined net of all taxes. As a condition of receiving severance pay and benefits (other than accrued but unused paid time off) under the Executive Officer Severance Plan, the executive must execute and not revoke a general release of claims, and AZZ may require restrictive covenant provisions be included in the release.

72	2026 Proxy Statement

EXECUTIVE COMPENSATION TABLES
Under the Executive Officer Severance Plan, “Cause” means in the Plan Administrator’s sole discretion, any of the following has occurred:	Under the Executive Officer Severance Plan, “Good Reason” means:

(i)
an eligible executive’s commission or conviction of, or the entering of a guilty plea or plea of no contest by an eligible executive with respect to, a felony, the equivalent thereof, any other crime with respect to which imprisonment is a possible punishment, or any other crime involving moral turpitude, fraud, misrepresentation, embezzlement, theft or sexual harassment;

(i)
the relocation by the Company of an eligible executive’s principal place of employment of more than 50 miles from the location of the eligible executive’s principal place of employment, which relocation is not rescinded within 30 days after the date of receipt by the Company from the eligible executive of a Good Reason notice referring to this provision and describing such relocation;

(ii)
excessive absenteeism by an eligible executive not related to death or disability or otherwise permissible by applicable law or the Company’s policies for sick leave, vacation, or compensated time off;

(ii)
a material reduction by the Company in an eligible executive’s annual base salary, unless such reduction is rescinded with 30 days after the date of receipt by the Company from the eligible executive of a Good Reason notice referring to this provision and describing such reduction;

(iii)
an eligible executive’s engaging in any activity (including, without limitation, alcohol or drug abuse or other self-induced affliction, or making disparaging remarks about the Company or any of its affiliates or any of their respective officers, employees, managers, directors, members or shareholders) that injures (monetarily or otherwise), in a material respect, the reputation, business or a business relationship of the Company or any of its affiliates;

(iii)
a material diminution of an eligible executive’s responsibilities or duties, which diminution is not rescinded within 30 days after the date of receipt by the Company from the eligible executive of a Good Reason notice referring to this provision and describing such diminution; or

(iv)
an eligible executive’s gross negligence or material malfeasance (including, without limitation, commission of any intentional act of fraud, misappropriation or theft against the Company or its affiliates or the eligible executive’s intentional misrepresentation of any material financial or operating results of the Company or any of its affiliates);

(iv)
a material breach by the Company of any equity award agreement (whether with respect to stock appreciation rights, RSUs, PSUs or otherwise) by and between the Company and an eligible executive then in effect or the terms of any equity plan incorporated therein, which is not corrected within 45 days after the date of receipt by the Company from the eligible executive of a Good Reason notice referring to this provision and describing such material breach.

(v) an eligible executive’s significant violation of any statutory or common law duty of loyalty to the Company or any of its affiliates;

In order to terminate for Good Reason, an eligible executive must provide 30 days’ (or, in the case of clause (iv), 45 days’) prior written notice to the Company, which notice must be given not later than 90 days after the initial occurrence of the event asserted by the eligible executive to form the basis for the Good Reason claim (any such written notice is referred to above as a “Good Reason notice”); and the eligible executive must terminate within 160 days after the initial occurrence of the event above resulting in Good Reason.

(vi) an eligible executive’s material breach of any provision of the Company’s written policies or the Company’s code of conduct; or

(vii)
an eligible executive’s refusal or failure to carry out the legitimate and lawful directives or instructions of the Company’s Board of directors or Chief Executive Officer of the Company (or such other person to whom the eligible executive reports as may be designated from time to time by the Board of directors) that are consistent with the scope and nature of the eligible executive’s duties and responsibilities; provided, however, that in the case of clause (ii), (vi) or (vii) above, only if such breach, refusal or failure has not been cured within 15 days after an eligible executive’s receipt of written notice from the Company describing such breach or failure in reasonable detail; provided, further, that

73

EXECUTIVE COMPENSATION TABLES
Under the Executive Officer Severance Plan, “Cause” means in the Plan Administrator’s sole discretion, any of the following has occurred:	Under the Executive Officer Severance Plan, “Good Reason” means:

each eligible executive shall be entitled to no more than one opportunity to cure for any reason; provided, further, that nothing contained herein shall be construed to prohibit an eligible executive from providing testimony required by operation of law or legal process in connection with a proceeding in which the eligible executive is a witness.

AZZ does not provide tax gross-up payments on any compensation elements specific to any of our executive officers, including severance or change in control benefits. However, under AZZ’s relocation policy, tax-gross ups on relocation expenses are provided to all employees.
Potential Payments
The following table reflects the amount of compensation to each active NEO in the event of termination of that executive’s employment not in connection with a change in control, as well as in connection with a change in control, in each case as the result of retirement, voluntary termination with good reason, involuntary not-for-cause termination, and disability of the executive, effective as of February 28, 2026. No additional benefits are provided in the event of termination of employment due to death unless the Compensation Committee elects, in its discretion, to accelerate the vesting of RSUs and/or PSUs. No additional benefits are provided in the event of termination of employment by the Company for cause or voluntary termination by the executive that does not qualify as retirement or termination for good reason.
The following calculations assume that each active NEO had met the requirements under our incentive compensation plans and the executive was employed as of year-end to receive benefits related to fiscal year 2026, and thus include amounts earned through that time which are estimates of the amounts that would be paid to the executives upon their termination. The actual amounts to be paid can only be determined at the time of an executive’s separation from the Company. As of February 28, 2026, each executive had received all of the base salary earned during fiscal year 2026, and no portion of his or her base salary was unpaid at that date.
	Termination of Employment Not In Connection with Change in Control(1)				Termination of Employment In Connection with a Change in Control(2)
	Disability	Retirement(12)	Termination For Good Reason or Without Cause		Disability(13)	Retirement(12)	Termination Without Cause or For Good Reason
Thomas Ferguson
Severance	$—	$—		$3,491,405(6)	$—	$—		$3,011,534(7)
Accelerated Vesting of RSUs(8)	$—	$2,836,271		$5,122,095	$—	$2,836,271		$5,122,095
Accelerated Vesting of PSUs(9)	$11,493,845	$7,904,464		$—	$11,493,845	$7,904,464		$11,493,845
Health Benefits	$—	$—	$	—(5)	$—	$—	$	—(3)
TOTAL	$11,493,845	$10,740,735		$8,613,500	$11,493,845	$10,740,735		$19,627,474(4)
Jason Crawford
Severance	$—	$—		$1,638,000(11)	$—	$—		$2,059,200(10)
Accelerated Vesting of RSUs(8)	$—	$—		$1,056,973	$—	$—		$1,056,973
Accelerated Vesting of PSUs(9)	$1,635,023	$—		$—	$1,635,023	$—		$1,635,023
Health Benefits	$—	$—		$29,446(5)	$—	$—		$55,231(3)
TOTAL	$1,635,023	$—		$2,724,419	$1,635,023	$—		$4,806,427(4)
Tara D. Mackey
Severance	$—	$—		$1,456,650(11)	$—	$—		$1,837,620(10)
Accelerated Vesting of RSUs(8)	$—	$501,494		$871,360	$—	$501,494		$871,360
Accelerated Vesting of PSUs(9)	$2,092,188	$1,498,628		$—	$2,092,188	$1,498,628		$2,092,188
Health Benefits	$—	$—		$19,211(5)	$—	$—		$35,391(3)
TOTAL	$2,092,188	$2,000,122		$2,347,221	$2,092,188	$2,000,122		$4,836,559(4)

74	2026 Proxy Statement

EXECUTIVE COMPENSATION TABLES
	Termination of Employment Not In Connection with Change in Control(1)			Termination of Employment In Connection with a Change in Control(2)
	Disability	Retirement(12)	Termination For Good Reason or Without Cause	Disability(13)	Retirement(12)	Termination Without Cause or For Good Reason
Bryan Stovall
Severance	$—	$—	$1,705,995(11)	$—	$—	$2,144,678(10)
Accelerated Vesting of RSUs(8)	$—	$1,789,497	$2,179,352	$—	$1,789,497	$2,179,352
Accelerated Vesting of PSUs(9)	$2,267,738	$1,631,903	$—	$2,267,738	$1,631,903	$2,267,738
Health Benefits	$—	$—	$22,832(5)	$—	$—	$38,769(3)
TOTAL	$2,267,738	$3,421,400	$3,908,179	$2,267,738	$3,421,400	$6,630,538(4)
Jeff Vellines
Severance	$—	$—	$1,413,750(11)	$—	$—	$1,783,500(10)
Accelerated Vesting of RSUs(8)	$—	$—	$888,765	$—	$—	$888,765
Accelerated Vesting of PSUs(9)	$1,373,941	$—	$—	$1,373,941	$—	$1,373,941
Health Benefits	$—	$—	$30,372(5)	$—	$—	$55,291(3)
TOTAL	$1,373,941	$—	$2,332,887	$1,373,941	$—	$4,101,497(4)

(1)
A termination not in connection with a change in control refers to a termination that occurs outside the change in control period as described under the section above titled, “Payments Made Upon a Termination Not in Connection with a Change in Control.”

(2)
A termination in connection with a change in control refers to a termination that occurs within the change in control period as described under the section above titled, “Payments Made Upon a Termination in Connection with a Change in Control.”

(3)
Under Mr. Ferguson’s Change in Control Agreement, he is not entitled to post-employment health benefits. Under the Executive Officer Severance Plan, for a termination without cause or for good reason in connection with a change in control, to the extent Ms. Mackey, Mr. Crawford, Mr. Stovall and Mr. Vellines elect COBRA continuation coverage under the Company’s medical, dental and/or vision plans for themselves and their spouses and dependents, the Company will pay the full cost of the COBRA continuation coverage for up to 24 months, which has been estimated above. This amount is determined assuming Ms. Mackey and Messrs. Crawford, Stovall and Vellines maintain the same coverage during the 24-month severance period and the cost of that coverage remains unchanged. The COBRA amounts for these coverages are calculated at the rates in effect as of February 28, 2026, and no increase in those amounts is known or assumed for future years.

(4)
Amounts payable to the NEOs may have to be reduced if (i) they are subject to an excise parachute excise tax under Code Section 4999, and (ii) reduction provides the NEOs with a larger after-tax amount than the full amount of severance pay and benefits.

(5)
Under Mr. Ferguson’s employment agreement, he is not entitled to post-employment health benefits. Under the Executive Officer Severance Plan, for a termination without cause or for termination for good reason not in connection with a change in control, to the extent Ms. Mackey and Messrs. Crawford, Stovall and Vellines elect COBRA continuation coverage under the Company’s medical, dental and/or vision plans for themselves and their spouses and dependents, they will only pay the monthly contributions that actively employed employees would pay for that coverage, and the Company will pay the remaining cost of the COBRA continuation coverage for up to 18 months, which has been estimated here. This amount is determined assuming Ms. Mackey and Messrs. Crawford, Stovall and Vellines maintain the same coverage during the 18-month severance period and the cost of coverage and the Company’s contribution towards that coverage remains unchanged. The COBRA amounts and amounts paid by active employees for these coverages are calculated at the rates in effect as of February 28, 2026, and no increase in those amounts is known or assumed for future years.

(6)
This amount is Mr. Ferguson’s base salary for a period of 24 months plus the actual amount of his pro-rated short-term cash incentive payment. Assuming a termination date of February 28, 2026, Mr. Ferguson would be eligible for an actual annual cash incentive of 147.59% of his fiscal year 2026 annual base salary, and the severance amount includes the actual incentive bonus amount and not the target bonus amount. The stated amount of Mr. Ferguson’s base salary was used even though the actual amount paid to him may have varied due to timing of payments. Because the incentive bonus was earned as of February 28, 2026, Mr. Ferguson would have been eligible to receive this amount whether or not he terminated at that date. Mr. Ferguson’s Second Amended CEO Agreement with the Company also provides that if he is terminated without cause or for good reason, he will be entitled to his base salary for the period from the date of termination to the end of the original 3-year term of the Second Amended CEO Agreement, but in any case, a period of at least 24 months; and in his case, 24 months is longer than the remaining term of his agreement.

(7)
This amount is 2.99 times the base salary of Mr. Ferguson. Severance benefits for Mr. Ferguson are set forth in his Change in Control Agreement. This may have to be reduced if (i) it is subject to an excise parachute excise tax under Code Section 4999, and (ii) reduction provides Mr. Ferguson with a larger after-tax amount than the full amount of severance pay and benefits. (See the description under the section titled, “Payments Made Upon a Termination In Connection with a Change In Control.”)

(8)
Pursuant to the 2014 Plan, the 2023 Plan and the accompanying award agreements, for a termination without cause or for good reason, the Compensation Committee in its sole discretion may deem the RSUs vested, and it is assumed here that the Compensation Committee would do so for all RSU awards for Mr. Ferguson upon a termination of employment without cause or for good reason not in connection with a change in control. The Executive Officer Severance Plan provides that upon a termination without cause or for good reason not in connection with a change in control, all time-based RSUs vest; so Ms. Mackey’s and Messrs. Crawford’s, Stovall’s and Vellines’s RSUs, will vest without Compensation Committee discretion. Under Mr. Ferguson’s change in control agreement and the Executive Officer Severance Plan, upon a termination without cause or for good reason in connection with a change in control, all of the executive’s RSU awards vest. The value of the accelerated vesting of RSUs, including any dividend equivalents accrued during the vesting period, are calculated based upon the closing price of the Company’s Common Stock on February 27, 2026 (the last trading day of the Company’s fiscal year), of $135.98.

75

EXECUTIVE COMPENSATION TABLES
(9)
Pursuant to the 2014 Plan, the 2023 Plan and the accompanying award agreements, for a termination without cause or for good reason, the Compensation Committee in its sole discretion may deem the PSUs payable at the target amount (i.e., 100% achievement of the performance goals) in the event that it accelerates the vesting date of such PSUs. This has not been the Compensation Committee’s general practice, and it is assumed here that the Compensation Committee would not do so for such a termination not in connection with a change in control, but the Compensation Committee would do so for such a termination in connection with a change in control.

(10)
The Company’s Executive Officer Severance Plan provides for payment of benefits to eligible employees in the event of a change in control upon an involuntary termination of employment or termination for good reason if the executive does not receive severance benefits under an existing change in control agreement. This amount represents 24 months of annual base salaries and target annual cash bonuses for Ms. Mackey and Messrs. Crawford, Stovall and Vellines, plus a prorated portion of their target annual cash bonuses for the full fiscal year. Ms. Mackey’s and Mr. Vellines’s target bonus was 70% of base salary; and each of Messrs. Crawford’s and Stovall’s target bonus was 80% of base salary. (See the description under the section titled, “Payments Made Upon a Termination In Connection with a Change In Control.”)

(11)
The Executive Officer Severance Plan provides for payment of benefits to eligible employees in the event of an involuntary termination of employment or termination for good reason not in connection with a change in control, if the executive does not receive severance benefits under an existing employment agreement. For Ms. Mackey and Messrs. Crawford, Stovall and Vellines, this number represents 18 months of both annual base salaries and target annual cash bonuses, and her/his target annual bonus. The stated amount of Ms. Mackey’s and Messrs. Crawford’s, Stovall’s and Vellines’s base salary was used even though the actual amount paid to her/him may have varied due to timing of payments. Ms. Mackey and Mr. Vellines were eligible for a target annual cash bonus of 70% of their annual base salaries. Each of Messrs. Crawford and Stovall was eligible for a target annual cash bonus of 80% of their annual base salaries.

(12)
These amounts reflect RSUs and PSUs that would be exempt from additional service requirements upon retirement, and assumes discretionary application of the retirement vesting provisions under the Executive Retiree LTI Program to awards granted in 2023 and 2024. In order to receive equity award vesting under the Executive Retiree LTI Program, the executive must not be receiving severance payments and must provide minimum advance notice of their retirement, ensure adequate succession planning is in place, comply with Company stock ownership requirements and sign a release of claims. Messrs. Crawford and Vellines are not eligible for the Executive Retiree LTI Program because they have not met the minimum age and service requirements for eligibility.

(13)
The PSUs provide that no further service is required for vesting upon termination of the executive for disability, and performance is measured at the time of termination of employment in this case. For this purpose, disability is defined using the definition in Internal Revenue Code Section 22(e)(3), or as otherwise determined by the Compensation Committee.

Mr. Russell
As previously discussed on page 48 above, under the section titled “Employment Agreements — Mr. Russell Consulting Agreement”, Mr. Russell retired from the Company on October 2, 2025. The table below sets forth the payments he received in connection with his retirement and for certain consulting services provided after retirement.
Payments
Cash Payments
FY2026 Annual Cash Incentive Bonus(1)	$360,363
Benefits
Accrued Vacation	$11,419
Equity Value
RSUs(2)	$558,198
PSUs(3)	$1,414,600
Consulting Fees(4)	$60,000
TOTAL	$2,404,580

(1)
Pursuant to the terms of the Company’s STI Plan, Mr. Russell received a prorated portion of his fiscal year 2026 cash incentive bonus for the period from March 1, 2025 through October 2, 2025, the date of his retirement from the Company. For a discussion of the STI Plan payments for fiscal year 2026 see page 52.

(2)
The amount shown reflects (i) 1,967 RSUs and 50 related dividend equivalents granted to Mr. Russell on April 28, 2023, and (ii) 2,061 RSUs and 27 related dividend equivalents granted to Mr. Russell on April 25, 2024. The value is based on the closing price of AZZ common stock on February 27, 2026, (the last trading day of the Company’s fiscal year), which was $135.98. As a participant in the Company’s Executive Retiree LTI Program, vesting in these awards for Mr. Russell will continue in accordance with their original vesting schedules.

(3)
The amount shown includes (i) 8,784 PSUs earned by Mr. Russell for the performance period March 1, 2023 to February 28, 2026, which were granted during fiscal year 2024, together with 121 related dividend equivalents, valued based on the closing price of AZZ common stock on February 27, 2026, (the last trading day of the Company’s fiscal year), which was $135.98. The performance period applicable to these PSUs was completed on February 28, 2026, and the PSUs vested and were paid to Mr. Russell on April 28, 2026, pursuant to the terms of the Company’s Executive Retiree LTI Program.

The amount shown also includes (ii) 1,479 PSUs granted during fiscal year 2025, together with 19 related dividend equivalents (representing target shares based on achievement at the threshold level of 100% of certain pre-determined Company performance metrics for the performance period March 1, 2024 to February 28, 2027), valued based on the closing price of AZZ common stock on February 27, 2026, which was $135.98. Pursuant to

76	2026 Proxy Statement

EXECUTIVE COMPENSATION TABLES
the terms of the Company’s Executive Retiree LTI Program, these PSUs remain outstanding and eligible to vest subject to the achievement of the applicable performance criteria by the Company. If earned, the PSUs will be paid following completion of the performance period on February 28, 2027.
(4)
Represents consulting fees paid to Mr. Russell at a rate of $15,000 per month for services provided from November 4, 2025 through February 28, 2026. For a discussion of the terms of Mr. Russell’s Consulting Agreement see page 48 under the section titled “Employment Agreements”.

CEO Pay Ratio
As required by Section 953(b) of the Dodd — Frank Wall Street Reform and Consumer Protection Act, AZZ is providing the following information regarding the ratio of the annual total compensation for the Company’s Chief Executive Officer to the median of the annual total compensation of all of the Company’s employees, other than the Chief Executive Officer (the “CEO Pay Ratio”).
The CEO Pay Ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. For AZZ’s last completed fiscal year ended February 28, 2026, the ratio of the annual total compensation of Mr. Ferguson to the annual total compensation of the median employee of the Company was as follows:
Fiscal Year	Mr. Ferguson’s Total Compensation ($)(1)	Median Employee Total Compensation ($)	Pay Ratio of CEO Compensation to Median Employee
2026	5,513,156	$90,104	61:1

(1)
The annual total compensation of Mr. Ferguson, as reported in the Summary Compensation Table presented on page 63 in this Proxy Statement.

SEC rules require that companies identify their median employee only once every three years, absent significant changes in the employee population, employee compensation arrangements or the prior median employee’s status during that period that would reasonable be expected to result in a significant change in the pay ratio disclosure. We identified our median employee in fiscal year 2025 and determined that no significant changes occurred in our employee population or employee compensation arrangements in fiscal year 2026. As a result, we continued to use the same median employee for purposes of our fiscal year 2026 pay ratio disclosure.
We originally identified our median employee for fiscal year 2025, using our employee population as of February 28, 2025. To identify the median employee, we applied the following methodology, material assumptions, adjustments, and estimates:
•
We selected February 28, 2025, the last day of our fiscal year, as the date on which the Company identified its median employee.

•
As of February 28, 2025, the Company and its consolidated subsidiaries had approximately 3,684 employees(full-time and part-time), of which 3,358 were located in the United States and 326 were located in Canada.

•
We identified our median employee for fiscal year 2025 based on total cash compensation paid during the 12-month period from March 1, 2024 through February 28, 2025. This compensation measure was applied consistently to all employees included in the analysis. We annualized the compensation of all full-time employees hired during this period. Because the Company does not widely distribute grant annual equity awards to employees, equity compensation was excluded from our compensation measure.

•
For purposes of determining the median employee, we considered for each employee (i) actual base salary (or, for hourly employees, base wages including overtime pay); (ii) cash bonuses paid during the fiscal year; and (iii) sales commissions, if applicable.

For employees located in Canada, compensation elements denominated in Canadian dollars were converted to U.S. dollars using the average exchange rate for the period from March 1, 2024 through February 28, 2025. Once the median employee was identified, we calculated that individuals’ annual total compensation using the same methodology applied to determine the annual total compensation of Mr. Ferguson, as presented in the Summary Compensation Table on page 63 in this Proxy Statement.
The CEO Pay Ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the CEO Pay Ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

77

PAY VERSUS PERFORMANCE
The following section has been prepared as required by the SEC’s pay versus performance (“PvP”) disclosure rules adopted pursuant to the Dodd-Frank Act and set forth in Item 402(v) of Regulation S-K (the “PvP Rules”). Under the PvP Rules, the Company must calculate compensation using the methodology required by the SEC referred to as “compensation actually paid” (“CAP”), which is then compared to certain Company and peer group performance measures prescribed by the SEC. CAP amounts do not reflect the actual amount of compensation earned or received by or paid to our PEO and non-PEO NEOs in the applicable fiscal year. CAP, as required under the PvP Rules, is influenced by many factors. CAP reflects adjusted values to unvested and vested equity awards during the fiscal years based on year-end stock prices and various accounting valuation assumptions. CAP generally fluctuates due to stock price achievement, timing of new grant issuances and outstanding grant vesting, share price volatility during the fiscal year, our mix of short-term and long-term metrics and varying levels of actual achievement of performance goals.
					Value of Initial Fixed $100 Investment Based on
Fiscal Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(3) ($)	Average Compensation Actually Paid to Non-PEO NEOs(4) ($)	AZZ Total Shareholder Return(5) ($)	S&P Composite 1500 Building Products Index Total Shareholder Return(5) ($)	Net Income (Loss) ($ Millions)	Adjusted EPS(7)
2026	5,513,156	10,426,076	1,432,006	2,330,538	266.2	205.1	317.3	6.20
2025	5,407,269	8,464,824	2,161,977	2,098,787	208.8	264.32	52.4	5.20
2024	4,380,976	6,284,864	1,335,045	3,243,091	158.2	246.1	87.2	4.13
2023	4,228,781	3,983,560	1,182,148	1,100,269	88.3	175.8	(61.2)(6)	4.01
2022	4,141,268	5,407,772	1,052,868	1,305,974	107.0	175.2	84.0	3.34

(1)
We refer to the Company’s PEO as CEO throughout this Proxy Statement. The PEO was Mr. Ferguson for each of the fiscal years shown in the table above.

(2)
CAP for the PEO is calculated as noted in the table below:

	2026	2025	2024	2023	2022
Summary Compensation Table Total (“SCT”) Compensation	$5,513,156	$5,407,269	$4,380,976	$4,228,781	$4,141,268
Minus: RSU and PSU values reported in SCT for applicable fiscal year	(2,940,029)	(2,681,979)	(2,172,335)	(2,146,657)	(2,052,510)
Plus: ASC 718 fair value of awards granted during applicable fiscal year that vested during applicable fiscal year(a)	4,539,148	3,315,411	3,189,732	1,781,080	1,727,973
Plus or minus (as applicable): Change based on ASC 718 fair value of awards granted during applicable fiscal year that remain unvested as of applicable fiscal year end(a)	3,531,485	2,210,417	1,497,976	(112,761)	949,716
Plus or minus (as applicable): Change in fair value of prior years’ equity awards that vested during applicable fiscal year	(313,142)	95,231	47,013	149,081	560,982
Minus: fair value of prior year’s equity awards that failed to meet the applicable vesting conditions during the current fiscal year	—	—	(714,437)	—	—
Plus: dividend equivalents earned during applicable fiscal year upon vesting	95,458	118,475	55,939	84,036	80,343
Compensation Actually Paid	$10,426,076	$8,464,824	$6,284,864	$3,983,560	$5,407,772

(a)
The fair value as of the applicable fiscal year end (prior to vesting) for RSU and PSU awards at target performance was calculated pursuant to FASB ASC Topic 718. For fiscal year 2022, 2023, 2024, 2025 and 2026 the PSUs vest at the end of a three-year performance period with payouts ranging from

78	2026 Proxy Statement

PAY VERSUS PERFORMANCE
0% – 200% for the relative TSR component. For PSU awards based on relative TSR, the fair value is estimated at year end based on a multifactor Monte Carlo valuation model that simulates our stock price and TSR relative to companies in our peer group. The FY2025 and FY2026 PSUs also include an Adjusted ROIC component.
(3)
The non-PEO NEOs reflected in the table above were as follows: for fiscal year 2026 — Ms. Mackey, Mr. Crawford, Mr. Stovall, Mr. Vellines and Mr. Russell (Mr. Russell served as the Company’s Chief Strategy Officer until October 2, 2025); for fiscal year 2025 — Ms. Mackey, Mr. Crawford, Mr. Russell, Mr. Stovall, Mr. Schlom and Ms. Moseley (Mr. Schlom served as the Company’s Senior Vice President, Chief Financial Officer until June 3, 2024 and Ms. Moseley served as the Company’s Vice President and Chief Accounting Officer until July 25, 2024); for fiscal year 2024 — Ms. Mackey, Mr. Russell, Mr. Stovall and Mr. Schlom; for fiscal year 2023 — Mr. Emery, Mr. Hill, Mr. Lavelle, Ms. Mackey, Mr. Stovall and Mr. Schlom; and for fiscal year 2022 — Mr. Hill, Ms. Mackey, Mr. Stovall and Mr. Schlom.

(4)
The average CAP for the Non-PEO NEOs is calculated as noted in the table below using the average of the amounts reported for our other NEOs as a group in the “Total” column of the SCT for each fiscal year:

	2026	2025	2024	2023	2022
Summary Compensation Table (“SCT”) Total Compensation	$1,432,006	$2,161,977	$1,335,045	$1,182,148	$1,052,868
Minus: RSU and PSU values reported in SCT for applicable fiscal year	(488,444)	(681,035)	(448,792)	(418,951)	(356,013)
Plus: ASC 718 fair value of awards granted during applicable fiscal year that vested during applicable fiscal year(b)	754,118	262,765	1,095,130	337,354	319,183
Plus or minus (as applicable): Change based on ASC 718 fair value of awards granted during applicable fiscal year that remain unvested as of applicable fiscal year end(b)	652,768	293,473	1,372,451	(18,789)	192,234
Plus or minus (as applicable): Change in fair value of prior years’ equity awards that vested during applicable fiscal year	(37,098)	41,251	(27,167)	(4,948)	87,343
Minus: fair value of prior year’s equity awards that failed to meet the applicable vesting conditions during applicable fiscal year	—	—	(91,703)	—	—
Plus: dividends equivalents earned during applicable fiscal year upon vesting	17,188	20,356	8,127	23,455	10,359
Compensation Actually Paid	$2,330,538	$2,098,787	$3,243,091	$1,100,269	$1,305,974

(b)
The fair value as of the applicable fiscal year end (prior to vesting) for RSUs and PSU awards at target performance was calculated pursuant to FASB ASC Topic 718. For fiscal year2022, 2023 and 2024, the PSUs vest at the end of a three-year performance period with payouts ranging from 0% – 200% for the relative TSR component. For PSU awards based on relative TSR, the fair value is estimated at year end based on a multifactor Monte Carlo valuation model that simulates our stock price and TSR relative to companies in our peer group. The FY2025 and FY2026 PSUs also include an Adjusted ROIC component.

(5)
TSR is based on an assumed $100 investment as of February 28, 2019 and the reinvestment of any issued dividends. The S&P Composite 1500 Building Products Index is the industry peer group included in the Stock Performance Graph in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2026.

(6)
During fiscal year 2023, we recognized a loss related to the divestiture of the Company’s Infrastructure Solutions business (the “AIS Divestiture”) of $159.9 million, which adversely impacted GAAP net income, resulting in a net loss for the year of $61.2 million. In addition, the AIS Divestiture was recorded as discontinued operations in our consolidated statements of income, because this business is not part of our ongoing operations. The GAAP net income from continuing operations reported in our Annual Report on Form 10-K for the year ended February 28, 2023, which represents our ongoing business, was $66.3 million for fiscal year 2023.

(7)
The Board and its Compensation Committee determined that Adjusted earnings per share (EPS) was the most important financial performance measure that the Company used to link compensation actually paid to our PEO and non-PEO NEOs to financial performance for fiscal year 2024. Adjusted EPS is a non-GAAP measure. See Appendix A of this Proxy Statement for a reconciliation of fiscal year 2025 Adjusted net income calculation to the most comparable GAAP measure. For fiscal year 2024, Adjusted EPS is calculated as net income, excluding amortization expense on intangible assets, equity in earnings from our unconsolidated joint venture and the related tax impact of these expenses, divided by diluted weighted-average outstanding shares. Due to the acquisition of Precoat Metals and the AIS Divestiture, Adjusted EPS for purposes of compensation performance measures for fiscal year 2023 is calculated as net income available to common shareholders, excluding the loss on the AIS divestiture, amortization, acquisition and transaction-related expenses, additional depreciation associated with the Precoat acquisition and the related tax impact of these expenses, divided by diluted weighted-average outstanding shares. For fiscal year 2022, Adjusted EPS is calculated as net income, excluding restructuring and impairment charges, acquisition-related expenses and the related tax impact of these expenses, divided by diluted weighted-average outstanding shares.

79

PAY VERSUS PERFORMANCE
Most Important Financial Measures Linking CAP During Fiscal Year 2026 to Company Performance
The following table sets forth the compensation measures that the Company uses to measure the performance of its executive officers, including the non-PEO NEOs, during fiscal year 2026.
FY2026 Compensation Performance Measures
Adjusted Earnings per Share
Adjusted EBITDA
3-Year Relative TSR and ROIC
The following graph shows the relationship between each of TSR for AZZ and TSR for the companies in the S&P Composite 1500 Building Products Index and CAP for our PEO and the average of the non-PEO NEOs in each year. Compensation actually paid does not reflect the compensation that the PEO and non-PEO NEOs will ultimately realize as it includes changes in unvested equity value.

CAP versus Cumulative AZZ and Peer Group TSR
CAP
$11,000,000
$10,000,000
$9,000,000
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
TSR
$300.00
$250.00
$200.00
$150.00
$100.00
$50.00
$-
2022
2023
2024
2025
2026
Compensation actually paid PEO
Compensation actually non-PEO NEOs
Cumulative TSR (AZZ)
Cumulative TSR (S&P Composite 1500 Building Products)

For FY2026, the mix of Non-PEO NEOs included individuals who were new to their roles and therefore were not compensated at the same level as their more experienced predecessors. In addition, FY2025 included accelerated vesting of RSUs for two Non-PEO NEOs whose employment terminated due to retirement or separation from the Company. Collectively, these factors contributed to the year-over-year reduction in aggregate Non-PEO NEO compensation reflected in the bar graph above for FY2026.

80	2026 Proxy Statement

PAY VERSUS PERFORMANCE
The following graphs show the relationship between each of Adjusted EPS and Net Income and CAP for our PEO and the average of the non-PEO NEOs in each year. Compensation actually paid does not reflect the compensation that the PEO or non-PEO NEOs will ultimately realize as it includes changes in unvested equity value.

CAP versus Adjusted EPS
CAP
$11,000,000
$10,000,000
$9,000,000
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
Adjusted EPS
$6.50
$6.00
$5.50
$5.00
$4.50
$4.00
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$-
2022
2023
2024
2025
2026
Compensation actually paid PEO
Compensation actually paid non-PEO NEOs
Adjusted EPS

A majority of our executive’s variable pay is delivered as RSU equity-based awards that vest pro-rata one-third each year from the date of grant, and PSU equity awards that cliff vest after the completion of a three-year performance period, if at all. The change in the fair value of the outstanding equity awards from the date of grant to the fiscal year end and awards that vested during fiscal year 2022 resulted in a disproportionate increase in compensation actually paid in fiscal year 2022 compared to Adjusted EPS, primarily due to an increase in our stock price during fiscal year 2022, which impacted the CAP for that year.

CAP versus Net Income
$11,000,000
$10,000,000
$9,000,000
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
CAP
$330.0
$280.0
$230.0
$180.0
$130.0
$80.0
$30.0
$(20.0)
$(70.0)
Net Income
2022
2023
2024
2025
2026
Compensation actually paid PEO
Compensation actually paid non-PEO NEOs
Net income

81

PAY VERSUS PERFORMANCE
Although Item 402(v) of Regulation S-K requires the presentation of net income in our Pay Versus Performance Table, the Company does not specifically use a net income target as a performance measure in its executive compensation program, because net income includes items that do not represent the core performance of our business. For example, during fiscal year 2023, we recognized a loss related to the AIS Divesture of $159.9 million, which adversely impacted GAAP net income, resulting in a net loss for the year of $61.2 million. In addition, the AIS business was recorded as discontinued operations in our consolidated statements of income, because this business will not be part of our ongoing operations. The GAAP net income from continuing operations reported in our Annual Report on Form 10-K for the year ended February 28, 2023, which represents our ongoing business, was $66.3 million for fiscal year 2023.

82	2026 Proxy Statement

AUDIT COMMITTEE REPORT
The Company’s Audit Committee is composed entirely of non-management directors. The Board of Directors has determined that all members of the Audit Committee are independent as that term is defined in the NYSE’s listing standards and Section 10A(m)(3) of the Exchange Act, and that Messrs. Berce and Purvis each qualifies as an Audit Committee financial expert as defined in the SEC rules adopted under the Sarbanes-Oxley Act of 2002.
The Audit Committee has sole authority and is directly responsible for the appointment, replacement, compensation and oversight of the work of the Company’s external financial auditor, including reviewing and evaluating the performance of the lead audit partner responsible for the Company’s audit, overseeing the required five-year rotation of the lead audit partner and reviewing and considering the selection of the new lead audit partner. The Company’s external financial auditor reports directly to the Audit Committee. The Audit Committee reviews with the independent auditor the plan and scope of the Company’s annual audit. It reviews with management and the external financial auditor the annual audited financial statements and recommends to the Audit Committee of AZZ’s Board of Directors whether they should be included in AZZ’s Annual Report. It similarly reviews quarterly financial statements, quarterly reports, and all earnings press releases. The Audit Committee also has general oversight of AZZ’s accounting, financial reporting and internal audit function, including risk management with respect to cybersecurity.
Management is responsible for the preparation, presentation and integrity of AZZ’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Grant Thornton LLP (“GT”), an independent registered public accounting firm and our independent auditor for the fiscal year ended February 28, 2026, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”).
The Audit Committee meets with AZZ’s Vice President of Internal Audit and GT with and without management present during each of its regularly scheduled quarterly meetings to discuss the results of their reviews and audits, their evaluations of AZZ’s internal controls and the overall quality of AZZ’s financial reporting.
The Audit Committee serves as an oversight role, providing advice, counsel and direction to management and GT on the basis of information it receives, discussions with management and GT, and the experience of the Audit Committee’s members in business, financial and accounting matters. The Audit Committee members’ functions are not intended to duplicate or to certify the activities of management and GT.
The Audit Committee operates under a written charter, which complies with all current regulatory requirements and was adopted by AZZ’s Board of Directors. A copy of the full text of the Audit Committee charter is available on AZZ’s website at www.azz.com/investor-relations. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.
In fulfilling its oversight responsibilities, the Audit Committee has:
•
reviewed and discussed with management the audited consolidated financial statements for the fiscal year ended February 28, 2026;

•
Reviewed with the Chief Executive Officer and Chief Financial Officer of AZZ their respective certifications with respect to AZZ’s Annual Report on Form 10-K for the fiscal year ended February 28, 2026;

•
discussed the reasonableness of significant accounting judgments and critical accounting policies and estimates;

•
discussed the adequacy and effectiveness of AZZ’s financial reporting procedures, disclosure controls and procedures, and internal control over financial reporting, including management’s assessment and report on internal control over financial reporting;

•
discussed with GT the matters required to be discussed by PCAOB Auditing Standard No. 1301 “Communications with Audit Committees” and the matters required to be discussed by applicable requirements of the SEC; and

•
received the letter and the written disclosures from GT required by Rule 3520 of the PCAOB and discussed with GT the independence of GT.

83

AUDIT COMMITTEE REPORT
In reliance on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements discussed above, be included in AZZ’s Annual Report on Form 10-K for the fiscal year ended February 28, 2026 for filing with the SEC.
Audit Committee
Steven R. Purvis (Chair)
Daneil E. Berce
Clive A. Grannum
Ed McGough
Aaron Schapper

(1)
Mr. Schapper was appointed to serve on the Audit Committee on April 9, 2026.

84	2026 Proxy Statement

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Independent Auditor Fees
The following table represents the fees incurred for professional services rendered by GT, our independent auditors, for the audit of our financial statements for fiscal years 2026 and 2025. All services listed below were pre-approved by the Audit Committee.
	February 28, 2026	February 28, 2025
Audit Fees(1)	$1,925,977	$1,825,151
Audit-Related Fees(2)	$146,810	$198,236
Tax Fees	$—	$—
All Other Fees	$—	$—
Total Fees	$2,072,787	$2,023,386

(1)
Includes fees for services related to: the annual audit of the consolidated financial statements; review of AZZ’s quarterly reports on Form 10-Q, reports on internal controls, statutory audits, attest services, comfort letters, and review of documents to be filed with the SEC such as registration statements, periodic filings and company responses to SEC comment letters.

(2)
Includes fees for services related to: audits of employee benefit plans; due diligence related to mergers and acquisitions; accounting assistance and audits in connection with proposed or consummated acquisitions; attest services that are not required by statute or regulation; and consultations concerning proposed accounting and reporting standards.

Pre-approval of Non-Audit Fees
The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit related services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. All of the fees listed above were approved in accordance with this policy. The Audit Committee has delegated to the chair of the Audit Committee authority to approve permitted services where the fees for the engagement do not exceed $50,000 per project and $100,000 in the aggregate, provided that the chair reports any decisions to the Audit Committee at its next scheduled meeting.

85

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected Grant Thornton LLP (“GT”) to serve as our independent registered public accounting firm for the fiscal year ending February 28, 2027, subject to your ratification. Representatives of GT will be present at the Annual Meeting to respond to questions and will have the opportunity to make a statement should they desire to do so.
The Board of Directors is asking you to ratify the selection of GT to serve as AZZ’s external financial auditor for fiscal year 2027. Although our Bylaws do not require this ratification, the Board of Directors believes that the selection of the independent registered public accounting firm is an important matter for shareholder consideration and that such a proposal provides shareholders with an important opportunity to provide direct feedback to the Board of Directors on an important issue of corporate governance. If AZZ’s shareholders do not ratify the selection of GT, AZZ will consider that action as feedback to the Audit Committee and the Board of Directors to consider the selection of a different accounting firm. Even if you do ratify the selection of GT, the Audit Committee may select a different independent registered public accounting firm, subject to ratification by the full Board of Directors, whenever it determines that such a change would be in the best interests of AZZ and its shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF GT TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING FEBRUARY 28, 2027.

86	2026 Proxy Statement

ANNUAL MEETING INFORMATION AND OTHER MATTERS
Proxy Materials and Voting Information
Why am I receiving these materials?
AZZ has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail in connection with the Company’s solicitation of proxies for use at the Annual Meeting to be held on Tuesday, July 7, 2026 at 10:00 a.m. local time at One Museum Place, 4th Floor, 3100 West 7th Street, Fort Worth, Texas 76107, and at any postponement(s) or adjournment(s) thereof. These materials were first sent or made available to shareholders on or about May 26, 2026. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.
What is included in these materials?
These materials include:
•
This Proxy Statement for the Annual Meeting; and

•
The Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2026 (the “Annual Report”).

If you requested printed versions by mail, these materials also include the proxy card and voting instructions for the Annual Meeting.
What items will be voted on at the Annual Meeting?
You will be voting on the following:
•
The election of eight (8) nominees to the Company’s Board of Directors named in this Proxy Statement, each to serve for a one-year term (Proposal 1);

•
A non-binding advisory resolution to approve AZZ’s executive compensation program (Proposal 2); and

•
Ratification of the appointment of Grant Thornton LLP to serve as AZZ’s independent registered public accounting firm for the fiscal year ending February 28, 2027 (Proposal 3).

AZZ will also consider any other business that may properly come before the meeting.
What are the Board of Directors’ voting recommendations?
The Board of Directors recommends that you vote your shares:
•
“FOR” the election of the eight (8) nominees to serve on the Board for a one-year term (Proposal 1);

•
“FOR” the approval of AZZ’s executive compensation program (Proposal 2); and

•
“FOR” the ratification of the appointment of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2027 (Proposal 3).

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, AZZ uses the Internet as the primary means of furnishing proxy materials to shareholders. Accordingly, the Company has sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials on the Internet or to request a printed copy are detailed in the Notice. In addition, shareholders are always able to request printed proxy materials by mail or electronically by emailing info@azz.com. The Company encourages shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and the cost to the Company associated with printing and mailing hard copies of proxy materials.

87

ANNUAL MEETING INFORMATION AND OTHER MATTERS
How can I get electronic access to the proxy materials?
The Notice will provide you with instructions regarding how to use the Internet to:
•
View the Company’s proxy materials for the Annual Meeting; and

•
Instruct the Company to send future proxy materials to you by email.

The Company’s proxy materials are also available at investor.azz.com/SEC-filings. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.
Who may vote at the Annual Meeting?
Each share of the Company’s Common Stock is entitled to one vote on each matter. Only shareholders of record as of the close of business on May 8, 2026 (the “Record Date”), are entitled to receive notice of, to attend, and to vote at the Annual Meeting. In addition to shareholders of record of the Company’s Common Stock, beneficial owners of shares held in street name as of the Record Date can vote using the methods described below. As of the Record Date, approximately 30,016,618 shares of the Company’s Common Stock were issued and outstanding herein.
What is the difference between a shareholder of record and a beneficial owner of shares held in street name?
Shareholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Computershare Investor Services, LLC (“Computershare”), you are considered the shareholder of record with respect to those shares, and the Notice was delivered directly to you by the Company.
Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and a Notice was forwarded to you by your financial investment organization. As a beneficial owner, you have the right to instruct your broker, bank, trustee, or nominee how to vote your shares.
If I am a shareholder of record of the Company’s shares, how do I vote?
If you are a shareholder of record, there are four ways to vote:
In person. You may vote in person at the Annual Meeting by requesting a ballot when you arrive. You must bring valid picture identification such as a driver’s license or passport and show proof of stock ownership as of the Record Date.
By QR Code. Scan the QR code provided to vote online (www.proxyvote.com).
Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice.
By Telephone. If you request printed copies of the proxy materials by mail or viewed electronic copies, you may vote by proxy by calling the toll-free number found on the proxy card.
By Mail. If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by filling out the proxy card and returning it in the envelope provided.
If I am a beneficial owner of shares held in street name, how do I vote?
If you are a beneficial owner of shares held in street name, there are four ways to vote:
In Person. If you are a beneficial owner of shares held in street name and you want to vote in person at the Annual Meeting, you must obtain a “legal proxy” from the organization that holds your shares. A legal proxy is a written document that will authorize you to vote your shares held in street name at the Annual Meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy. You must bring a copy of the legal proxy to the Annual Meeting and ask for a ballot when you arrive and a valid picture identification such as a driver’s license or passport. In order for your vote to be counted, you must provide both the copy of the legal proxy and your completed ballot to the inspector of election.
Via the Internet. You may vote by proxy via the Internet by visiting www.proxyvote.com and entering the control number found in your Notice. The availability of Internet voting may depend on the voting process of the organization that holds your shares.

88	2026 Proxy Statement

ANNUAL MEETING INFORMATION AND OTHER MATTERS
By QR Code. Scan the QR code provided to vote online (www.proxyvote.com).
By Telephone. If you request printed copies or viewed electronic copies of the proxy materials, you may vote by proxy by calling the toll-free number found on the voting instruction form. The availability of telephone voting may depend on the voting process of the organization that holds your shares.
By Mail. If you request printed copies of the proxy materials by mail, you will receive a voting instruction form and you may vote by proxy by filling out the voting instruction form and returning it in the envelope provided.
What is the quorum requirement for the Annual Meeting?
A majority of the shares issued and outstanding and entitled to vote at the Annual Meeting must be present at the Annual Meeting in person or by proxy for the transaction of business, commonly referred to as a quorum. Your shares will be counted for purposes of determining if there is a quorum if you:
•
Are entitled to vote and you are present in person at the Annual Meeting; or

•
Have properly voted by proxy on the Internet, by telephone or by submitting a proxy card by mail.

If a quorum is not present, AZZ may propose adjourning the Annual Meeting to solicit additional proxies.
How are proxies voted?
All shares represented by valid proxies received prior to the taking of the vote at the Annual Meeting will be voted on and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions.
What happens if I do not give specific voting instructions?
Shareholders of Record. If you are a shareholder of record and you:
•
Indicate when voting on the Internet or by telephone that you wish to vote as recommended by AZZ’s Board of Directors; or

•
Sign and return a proxy card without giving specific voting instructions,

then the person named as proxy holder, Tara D. Mackey, will vote on your shares in the manner recommended by AZZ’s Board of Directors on all matters presented in this Proxy Statement and as the proxy holder may determine in her discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on routine matters but is not permitted to vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.”
Which ballot measures are considered “routine” or “non-routine”?
The election of directors (Proposal 1), and the non-binding advisory resolution approving the Company’s executive compensation program (Proposal 2), are considered non-routine matters under applicable rules. A broker or other nominee cannot vote your shares without instructions on non-routine matters, and therefore broker non-votes may exist in connection with Proposals 1 and 2.
The ratification of the appointment of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2027 (Proposal 3) is considered a routine matter under applicable rules. A broker or other nominee may generally vote on your shares on routine matters, and therefore no broker non-votes are expected in connection with Proposal 3.

89

ANNUAL MEETING INFORMATION AND OTHER MATTERS
What is the voting requirement to approve each of the proposals?
The following table sets forth the voting requirement with respect to each of the proposals:
Proposal	Voting Requirement
1. Election of eight (8) director nominees named in this Proxy Statement, each for a one-year term.	Each director must be elected by a majority of the votes cast. A majority of votes cast means that the number of shares voted “FOR” a director must exceed the number of votes cast “AGAINST” that director. Any director not elected by a majority is expected to tender to the Board his or her resignation promptly following the certification of election results pursuant to the Company’s Bylaws. The Nominating and Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject such resignation. The Board will act on such recommendation and publicly disclose its decision within 90 days from the date of the certification of the election results. Abstentions and broker non-votes will have no effect on this vote.
2. Approval, on a non-binding advisory basis, of the Company’s executive compensation program.	To be approved, this proposal must be approved by a majority of the votes cast by the shareholders present in person or represented by proxy, meaning that the votes cast by the shareholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. Abstentions and broker non-votes will have no effect on this vote.
3. Ratification of the appointment of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2027.
To be approved, this proposal must be approved by a majority of the votes cast by the shareholders present in person or represented by proxy, meaning that the votes cast by the shareholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. Abstentions will have no effect on this vote.

How are broker non-votes and abstentions treated?
While broker non-votes and abstentions are counted as present and entitled to vote for purposes of determining whether a quorum is present, under AZZ’s Bylaws only “FOR” and “AGAINST” votes are counted for purposes of determining the votes received in connection with each proposal. Accordingly, broker non-votes and abstentions will have no effect on Proposals 1 and 2. As previously noted, there are no broker non-votes expected in connection with Proposal 3.
In order to minimize the number of broker non-votes, the Company strongly encourages you to vote or to provide voting instructions with respect to each proposal to the organization that beneficially holds your shares by carefully following the instructions provided in the Notice.
Can I change my vote after I have voted?
You may revoke your proxy and change your vote at any time before the taking of the vote at the Annual Meeting. Prior to the applicable cutoff time, you may change your vote using the Internet or telephone methods described above, in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted. You may also revoke your proxy and change your vote by signing and returning a new proxy card dated as of a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you properly vote at the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Company’s Corporate Secretary at One Museum Place, 3100 West 7th Street, Suite 500, Fort Worth, Texas 76107 prior to the Annual Meeting.
Who will serve as the inspector of election?
A representative from Broadridge Financial Solutions, Inc. will serve as the inspector of elections.
Will a proxy solicitor be retained and, if so, what is the cost?
A proxy solicitor will not be retained.

90	2026 Proxy Statement

ANNUAL MEETING INFORMATION AND OTHER MATTERS
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:
•
As necessary to meet applicable legal requirements;

•
To allow for the tabulation and certification of votes; and

•
To facilitate a successful proxy solicitation.

Occasionally, shareholders provide written comments on their proxy cards, which may be forwarded to AZZ’s management team and the Board of Directors.
Where can I find the voting results of the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the inspector of election after the taking of the vote at the Annual Meeting. The Company will disclose the final voting results in a Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting.
How can I attend the Annual Meeting?
Admission to the Annual Meeting is limited to AZZ shareholders or their proxy holders. In order to be admitted to the meeting, each shareholder must present proof of stock ownership and a valid picture identification, such as a driver’s license or passport. Proof of stock ownership may consist of the proxy card or if shares are held in the name of a broker, bank or other nominee, an account statement or letter from the nominee indicating that you beneficially owned shares of AZZ Common Stock at the close of business on May 8, 2026, which is the Record Date for the Annual Meeting.
Other Information
The Board of Directors has not received valid notice of any other matters that will be presented at the Annual Meeting other than those described in this Proxy Statement. If any other business is properly brought before the shareholders at the Annual Meeting, all proxies that have been properly submitted will be voted in respect thereof as the proxyholders deem advisable.
Voting Securities
Shareholders of record on May 8, 2026, will be entitled to vote at the 2026 Annual Meeting of Shareholders. As of May 8, 2026, there were 30,016,618 shares of the Company’s Common Stock outstanding. Each share of Common Stock entitles the holder to one vote on each matter voted on at the meeting.
Incorporation by Reference
The Compensation Committee Report on Executive Compensation and the Audit Committee Report are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings that AZZ makes under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that AZZ specifically incorporates this information by reference. In addition, the website addresses contained in this Proxy Statement are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.
Website Access to Reports and Other Information
Our website is www.azz.com. We make available free of charge through the Investor Relations tab of our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Corporate Governance Guidelines, Code of Conduct, and Board committee charters are also available on our website. We will provide, free of charge, a copy of any of our corporate documents listed above upon written request to our Corporate Secretary at One Museum Place, 3100 W. 7th Street, Suite 500, Fort Worth, Texas 76107.

91

APPENDIX A
Definition of Non-GAAP Measures
Certain financial and performance metrics in this Proxy Statement are considered Non-GAAP financial measures. While we believe that these Non-GAAP financial measures may be useful in evaluating AZZ, readers should consider these measures in addition to, but not instead of or superior to, the Company’s financial statements prepared in accordance with GAAP. These non-GAAP financial measures may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.
The following table provides a reconciliation for the year ended February 28, 2026 between net income calculated in accordance with GAAP to Adjusted Net Income and Adjusted EPS (dollars in thousands, except per share data):
	For the year ended February 28, 2026
	Amount	Per Diluted Share(1)
Net income and diluted earnings per share from continuing operations for Adjusted net income calculation	$317,260	$10.50
Adjustments:
Amortization of intangible assets	23,083	0.76
Restructuring Charges(2)	3,827	0.13
Executive retiree long-term incentive program(3)	2,185	0.07
AVAIL JV equity in earnings adjustment(4)	(204,474)	(6.77)
Subtotal	(175,379)	(5.81)
Tax impact(5)	45,241	1.50
Total adjustments	(130,138)	(4.31)
Adjusted earnings and adjusted earnings per share from continuing operations (non-GAAP)	$187,122	$6.19
Adjustment for AVAIL JV(6)	1,842	0.06
Adjusted net income and adjusted earnings per share for STI calculation	$188,964	$6.25
Total weighted average shares		30,211
The following table provides a reconciliation for the year ended February 28, 2026 between cash flows from operations calculated in accordance with GAAP to cash flows from operations for STI calculation (dollars in thousands):
For the year ended February 28, 2026
Amount
Cash flows from operations	$525,446
Adjustment for AVAIL JV(7)	(198,046)
Cash flows from operations for STI calculation	$327,407

(1)
Earnings per share amounts included in the “Adjusted Net Income and Adjusted Earnings Per Share from Continuing Operations” table above may not sum due to rounding differences.

(2)
Includes restructuring charges related to the closure of two surface technology facilities in our Metal Coatings segment.

(3)
During the year ended February 28, 2026, we recognized additional stock-based compensation expense of $2.2 million upon the adoption of the Executive Retiree Long-Term Incentive Program.

(4)
During fiscal year 2026, AVAIL completed the sale of EPG and WSI. The year ended February 28, 2026 includes the net gain related to the sale of EPG and WSI, partially offset by the recognition of an impairment loss on the AVAIL JV, a prior period adjustment for accounting errors within the Brazil operations for the AVAIL JV and an adjustment related to a change in AVAIL’s transfer pricing policy.

(5)
for the year ended February 28, 2026, the non-GAAP effective tax rate is 24.0% for amortization of intangible assets, restructuring charges, and the Executive Retiree LTI Program, and is 25.5% for the AVAIL JV equity in earnings adjustment.

(6)
Represents an adjustment to exclude earnings that were not recognized due to AVAIL’s sale of EPG and WSI businesses.

(7)
Represents an adjustment to exclude distributions and income taxes paid due to AVAIL’s sale of EPG and WSI businesses.

A-1

Map and Driving Directions to AZZ Inc.
Instructions from Dallas/Fort Worth International Airport
1.
Head toward South 22nd Ave. on West 32nd St. (183 ft)

2.
Make a U-Turn onto West 32nd St. (0.1 miles)

3.
Turn slightly right onto South Service Rd. (1.3 miles)

4.
Take left ramp onto International Pkwy South (TX-97-SPUR) toward TX-183/TX-360 (0.9 miles)

5.
Take ramp onto TX-183 West (Airport Fwy) toward Ft. Worth (10.7 miles)

6.
Continue on I-820 (0.7 miles)

7.
Keep left onto TX-121 South toward Downtown Ft. Worth (7.1 miles)

8.
Take the exit toward Downtown/Belknap St. onto East Belknap St. (1.7 miles)

9.
Turn slightly left onto Energy Way (0.1 miles)

10.
Turn slightly right onto Summit Ave. (301 ft)

11.
Turn right onto West 7th St. (1.2 miles)

12.
Arrive at West 7th St. (One Museum Place) Your destination is on the right.

Instructions from Downtown Fort Worth
1.
Head toward West 6th St. on Taylor St. (124 ft)

2.
Turn right onto West 6th St. (0.2 miles)

3.
Turn slightly right onto West 7th St. (1.6 miles)

4.
Arrive at West 7th St. (One Museum Place) Your destination is on the right.

AZZ INC.ONE MUSEUM PLACE3100 WEST 7TH STREET, SUITE 500FORT WORTH, TX 76107SCAN TOVIEW MATERIALS & VOTEVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information. Voteby or before 11:59 P.M. Eastern Time on July 6, 2026. Have your proxy card in hand when you accessthe web site and follow the instructions to obtain your records and to create an electronic votinginstruction form.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by or before 11:59 P.M. Eastern Timeon July 6, 2026. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have providedor return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you canconsent to receiving all future proxy statements, proxy cards and annual reports electronically viae-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to voteusing the Internet and, when prompted, indicate that you agree to receive or access proxy materialselectronically in future years.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV96772-P52974AZZ INC.The Board of Directors recommends you vote FORthe following:1. Election of DirectorsDirector Nominees:For Against AbstainThe Board of Directors recommends you vote FORproposals 2 and 3.For Against Abstain1a. Daniel E. Berce1b. Thomas E. Ferguson1c. Clive A. Grannum1d. Carol R. Jackson1e. Ed McGough1f. Steven R. Purvis1g. Aaron Schapper1h. Charles Treadway2. Approve, on an advisory basis, AZZ's ExecutiveCompensation Program.3. Ratify the appointment of Grant Thornton LLP, to serveas AZZ's independent registered public accounting firmfor the fiscal year ending February 28, 2027.NOTE: Such other business as may properly come beforethe 2026 Annual Shareholders Meeting or anyadjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by an authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature for Joint Owners Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice, Proxy Statement, and Annual Report are available at www.proxyvote.comV96773-P52974AZZ INC.2026 Annual Shareholders MeetingJuly 7, 2026, 10:00 A.M., local timeThis proxy is solicited by AZZ's Board of DirectorsThe shareholders hereby appoint Tara D. Mackey, as proxy, with the power to appoint her substitute, and hereby authorize her to represent and to vote, as designated on the reverse side of this card, all of the shares of common stock of AZZ Inc. that the shareholders are entitled to vote at the 2026 Annual Shareholders Meeting to be held at 10:00 A.M., local time on July 7, 2026, at One Museum Place, 3100 West 7th Street, 4th Floor, Fort Worth, TX 76107, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of AZZ's Board of Directors.Continued and to be signed on reverse side